Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

AMONG

BULLDOG PARENT LIMITED PARTNERSHIP

BULLDOG PROPERTIES TRUST

BULLDOG MERGER LIMITED PARTNERSHIP

GABLES RESIDENTIAL TRUST

AND

GABLES REALTY LIMITED PARTNERSHIP

DATED AS OF JUNE 7, 2005

TABLE CONTENTS

3.23	Employee Loans	30
3.24	Shareholders’ Rights Agreement	30
3.25	Intellectual Property	30
3.26	Transactions with Affiliates	31
3.27	Investment Company Act of 1940	31

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT, MERGERCO AND MERGER PARTNERSHIP		31
4.1	Existence; Good Standing; Authority; Compliance with Law	32
4.2	Authorization, Validity and Effect of Agreements	33
4.3	Consents and Approvals; No Violations	33
4.4	Litigation	33
4.5	Absence of Certain Changes	34
4.6	No Brokers	34
4.7	Available Funds; Guaranty	34
4.8	Takeover Statutes	34
4.9	Definition of the Parent’s Knowledge	35

ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGERS		35
5.1	Conduct of Business by the Company	35

ARTICLE VI ADDITIONAL COVENANTS		38
6.1	Preparation of the Proxy Statement; Shareholders Meeting	38
6.2	Other Filings	39
6.3	Additional Agreements	39
6.4	Fees and Expenses	40
6.5	No Solicitations	40
6.6	Officers’ and Directors’ Indemnification	42
6.7	Access to Information; Confidentiality	45
6.8	Public Announcements	45
6.9	Employee Benefit Arrangements	45
6.10	Preparation of Information Statement/ Partner Consent	46
6.11	Certain Tax Matters	47
6.12	Asset Sale	47

ARTICLE VII CONDITIONS TO THE MERGERS		48
7.1	Conditions to the Obligations of Each Party to Effect the Mergers	48
7.2	Additional Conditions to Obligations of Parent, MergerCo and Merger Partnership	48
7.3	Additional Conditions to Obligations of the Company and the Partnership	50

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER		51
8.1	Termination	51
8.2	Effect of Termination	52
8.3	Escrow of Company Break-Up Expenses	54
8.4	Amendment	55

8.5	Extension; Waiver	55

ARTICLE IX GENERAL PROVISIONS		55
9.1	Notices	55
9.2	Certain Definitions	56
9.3	Terms Defined Elsewhere	60
9.4	Interpretation	63
9.5	Non-Survival of Representations, Warranties, Covenants and Agreements	63
9.6	Performance Guaranty	64
9.7	Remedies; Specific Performance	64
9.8	Miscellaneous	64
9.9	Assignment; Benefit	65
9.10	Severability	65
9.11	Choice of Law/Consent to Jurisdiction	65
9.12	Gender Neutral	66
9.13	Waiver	66
9.14	Counterparts	66

SCHEDULES

Company Disclosure Schedule

Section	Title

3.1(c)	Compliance with Law
3.1(f)	Minute Books
3.3(a)	Capitalization; Company Share Option Plans
3.3(c)	Capitalization; Company Shares
3.3(d)	Capitalization; Restricted Share Awards, SARs and Phantom Shares
3.3(e)	Capitalization; Voting Agreements and Restrictions on Transferability
3.3(f)	Capitalization; Redemption
3.3(g)	Capitalization; Registration Rights
3.3(h)	Capitalization; OP Units
3.4	Subsidiaries
3.5	Other Interests
3.6	Consents and Approvals; No Violations
3.7(b)	Undisclosed Liabilities
3.8	Litigation
3.10(a)	Tax Returns
3.10(b)	Section 1374
3.10(h)	Payment and Withholding of Taxes
3.10(j)	Tax Return Extensions
3.10(o)	Tax Protection Agreements
3.11(a)	Company Properties
3.11(b)	Property Restrictions
3.11(d)	Company Properties; Compliance with Law

3.11(f)	Company Properties; Government Agreements
3.11(g)	Company Properties; Ground Leases and Master Leases
3.11(h)	Company Properties; Third Party Agreements
3.11(i)	Company Properties; Management Agreements
3.11(j)	Company Properties; Construction Projects
3.13(a)	Employee Benefit Plans
3.14	Labor and Employment Matters
3.18(a)	Material Contracts
3.18(b)	Loan Agreements
3.20	Definition of the Company’s Knowledge
3.22	Employee Payments
3.26	Affliliate Transactions
5.1	Operating Protocols
5.1(b)	Issuance of Shares
5.1(c)	Acquisitions/Dispositions
5.1(d)	Incurrence of Indebtedness
5.1(k)	Existing Litigation Settlements
6.6(b)	Officers’ and Directors’ Indemnification
6.9(a)	Employee Benefit Arrangements
6.9(c)	Deferred Compensation Plans
6.9(d)	Incentive Bonus Awards

Parent Disclosure Schedule

Section	Title

4.1(a)	Existence; Good Standing; Authority (Parent)
4.1(b)	Existence; Good Standing; Authority (Parent Subsidiaries)
4.1(c)	Compliance with Law
4.3	Consents and Approvals; No Violations
4.4	Litigation
4.5	Absence of Certain Changes
4.9	Definition of Parent’s Knowledge

Exhibits

Exhibit A	–	Eighth Amended and Restated Agreement of Limited Partnership of Gables Realty Limited Partnership
Exhibit B	–	Form of Articles Supplementary Designating MergerCo Series C-1 Preferred Shares
Exhibit C	–	Form of Articles Supplementary Designating MergerCo Series D Preferred Shares
Exhibit D	–	Form of Articles Supplementary Designating MergerCo Series Z Preferred Shares
Exhibit E	–	Form of Guaranty
Exhibit F	–	Form of Company Tax Opinion

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 7, 2005, is made by and among Bulldog Parent Limited Partnership, a Delaware limited partnership (“Parent”), Bulldog Properties Trust, a Maryland real estate investment trust (“MergerCo”), Gables Residential Trust, a Maryland real estate investment trust (the “Company”), Bulldog Merger Limited Partnership, a Delaware limited partnership (the “Merger Partnership”), and Gables Realty Limited Partnership, a Delaware limited partnership (the “Partnership”).

RECITALS

WHEREAS, the parties wish to effect a business combination through a merger of the Company with and into MergerCo (the “Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (“Maryland REIT Law”);

WHEREAS, the parties also wish to effect a merger of the Merger Partnership with and into the Partnership (the “Partnership Merger” and, together with the Merger, the “Mergers”), on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, as amended (“DRULPA”);

WHEREAS, the Board of Trustees of the Company (the “Company Board”) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and declared that the Merger and the other transactions contemplated by this Agreement are advisable on the terms and subject to the conditions set forth herein;

WHEREAS, Gables GP, Inc., a Texas corporation and the general partner of the Partnership (the “General Partner”), has approved this Agreement and the Partnership Merger and deemed it advisable and in the best interests of the limited partners of the Partnership for the Partnership to enter into this Agreement and to consummate the Partnership Merger on the terms and conditions set forth in herein;

WHEREAS, Bulldog Parent GP, LLC, a Delaware limited liability company and the general partner of Parent and the Board of Trustees of MergerCo  (the “MergerCo Board”) have approved this Agreement and the Merger and declared that this Agreement and the Merger are advisable on the terms and subject to the conditions set forth herein;

WHEREAS, Bulldog GP LLC, a Delaware limited liability company and the general partner of Merger Partnership, has approved this Agreement and the Partnership Merger and deemed it advisable and in the best interests of the limited partners of the Merger Partnership for the Merger Partnership to enter into this Agreement and consummate the Partnership Merger on the terms and subject to the conditions set forth herein;

WHEREAS, the parties intend that for federal, and applicable state, income tax purposes the Merger will be treated as a taxable sale by the Company of all of Company’s assets to

MergerCo in exchange for the Merger consideration to be received by shareholders of the Company and the assumption of all of the Company’s liabilities, followed by a liquidating distribution of such Merger consideration to the shareholders of the Company pursuant to Section 331 of the Code, and that this Agreement shall constitute a “plan of liquidation” of the Company for federal income tax purposes, and the Asset Sale transactions shall be considered undertaken pursuant to and as an integral part of such “plan of liquidation;”

WHEREAS, the parties intend that for federal, and applicable state, income tax purposes the Partnership Merger will be treated as a taxable sale of interests in the Partnership to the extent of interests exchanged for cash and a recapitalization of the remaining interests in the Partnership; and

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the Partnership Merger, and also to prescribe various conditions to such transactions.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGERS

1.1           The Mergers.

(a)           Subject to the terms and conditions of this Agreement, and in accordance with Title 8 of the Maryland REIT Law, at the Effective Time, MergerCo and the Company shall consummate the Merger pursuant to which (i) the Company shall be merged with and into MergerCo and the separate existence of the Company shall thereupon cease and (ii) MergerCo shall be the surviving entity in the Merger (the “Surviving Entity”).  The Merger shall have the effects specified in Section 8-501.1(o) of the Maryland REIT Law.

(b)           Subject to the terms and conditions of this Agreement, and in accordance with Section 17-211 of the DRULPA, at the Partnership Merger Effective Time, Merger Partnership and the Partnership shall consummate the Partnership Merger pursuant to which (i) the Merger Partnership shall be merged with and into the Partnership and the separate existence of the Merger Partnership shall thereupon cease and (ii) the Partnership shall be the surviving partnership in the Partnership Merger (the “Surviving Partnership”). The Partnership Merger shall have the effects specified in Section 17-211(c) of the DRULPA.

1.2           Declaration of Trust and Bylaws; Partnership Agreement.

(a)           The Declaration of Trust of MergerCo, as amended (including amendments made pursuant to Section 2.1(d)), as in effect immediately prior to the Effective Time, shall be the Declaration of Trust of the Surviving Entity until thereafter amended as provided therein or by law (the “Declaration of Trust”).

(b)           The bylaws of MergerCo, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Entity until thereafter amended as provided by law, by such Declaration of Trust or by such bylaws (the “Bylaws”).

(c)           The limited partnership agreement of Merger Partnership, as in effect immediately prior to the Partnership Merger Effective Time, shall be the limited partnership agreement of the Surviving Partnership until thereafter amended as provided therein or by law.

1.3           Effective Times.

(a)           At the Closing, MergerCo and the Company shall duly execute and file articles of merger (the “Articles of Merger”) with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) in accordance with the Maryland REIT Law.  The Merger shall become effective upon such time as the Articles of Merger have been accepted for record by the SDAT, or such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with the Maryland REIT Law as the effective time of the Merger but not to exceed thirty (30) days after the Articles of Merger are accepted for record by the SDAT (the “Effective Time”).

(b)           At the Closing, immediately after the Effective Time, the Partnership shall file with the Secretary of State of the State of Delaware (the “DSOS”) a certificate of merger (the “Partnership Merger Certificate”), executed in accordance with the applicable provisions of the DRULPA and shall make all other filings or recordings required under the DRULPA to effect the Partnership Merger.  The Partnership Merger shall become effective after the Effective Time upon such time as the Partnership Merger Certificate has been accepted by the DSOS, or such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with the DRULPA as the effective time of the Partnership Merger (the “Partnership Merger Effective Time”).

1.4           Closing.  The closing of the Merger and the Partnership Merger (the “Closing”) shall occur as promptly as practicable (but in no event later than the second (2nd) Business Day) after all of the conditions set forth in Article VII (other than conditions which by their terms are required to be satisfied or waived at the Closing) shall have been satisfied or waived by the party entitled to the benefit of the same, and, subject to the foregoing, shall take place at such time and on a date to be specified by the parties (the “Closing Date”).  The Closing shall take place at the offices of King & Spalding LLP, 1185 Avenue of the Americas, New York, NY, or at such other place as agreed to by the parties hereto.

1.5           Trustees and Officers of the Surviving Entity.  The trustees of MergerCo immediately prior to the Effective Time shall be the initial trustees of the Surviving Entity and the officers of MergerCo immediately prior to the Effective Time shall be the initial officers of the Surviving Entity, each to hold office in accordance with the Declaration of Trust and Bylaws of the Surviving Entity.

1.6           Partnership Matters.  The general partner of the Partnership immediately prior to the Partnership Merger Effective Time shall be the general partner of the Surviving Partnership following the Partnership Merger Effective Time.  At the Effective Time, the Company shall take all action as may be necessary to (i) amend the articles of incorporation of the General Partner to substitute the Surviving Entity for the Company as the sole shareholder of the General Partner and (ii) cause the current directors and officers of the General Partner to be replaced by the trustees and initial officers of MergerCo,  as of the Effective Time.  In connection with the Partnership Merger and as of the effective time of such Partnership Merger, the Merger Partnership’s limited partnership agreement shall be amended and restated in its entirety in the form attached as Exhibit A hereto.

ARTICLE II

EFFECT OF THE MERGERS ON THE SHARES
OF THE CONSTITUENT COMPANIES AND PARTNERSHIP INTERESTS
OF THE CONSTITUENT PARTNERSHIPS

2.1           Effect on Shares.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of beneficial interest of the Company or any shares of beneficial interest of MergerCo:

(a)           Each common share of beneficial interest, par value $0.01 per share, of MergerCo issued and outstanding immediately prior to the Effective Time shall continue to be one (1) issued and outstanding common share of beneficial interest, par value $.01 per share, of the Surviving Entity.

(b)           Each common share of beneficial interest, par value $0.01 per share, of the Company (collectively, the “Company Common Shares”) that is owned by the Company, by any wholly owned Company Subsidiary (as defined herein) or by MergerCo shall, immediately prior to the Effective Time, automatically be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.

(c)           Each Company Common Share issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b)) shall automatically be converted into, and shall be cancelled in exchange for, the right to receive an amount in cash equal to (i) $43.50 plus (ii) an amount equal to $0.200833 multiplied by the quotient obtained by dividing (x) the number of days between the last day of the last month for which full monthly dividends on the Company Common Shares have been declared and paid and the Closing Date (including the Closing Date) by (y) the total number of days in the month in which the Closing Date occurs without interest (the “Company Common Share Merger Consideration”).

(d)           Each share (other than such shares to be canceled in accordance with Section 2.1(b)) of:

(i)            the Company’s 7.875% Series C-1 Cumulative Redeemable Preferred Shares, par value $0.01 per share (the “Company Series C-1 Preferred Shares”), issued and outstanding immediately prior to the Effective Time shall automatically be converted into, and shall be cancelled in exchange for, the right to receive one Series C-1 preferred share of beneficial interest, par value $.01 per share, of MergerCo (“MergerCo Series C-1 Preferred Share”) (such consideration, the “Company Series C-1 Preferred Share Merger Consideration”).  The MergerCo Series C-1 Preferred Shares shall have terms that are materially the same as the Series C-1 Preferred Shares outstanding on the date hereof.  Prior to or as of the Effective Time, MergerCo’s Declaration of Trust shall be amended by the adoption by MergerCo’s Board of articles supplementary substantially in the form set forth on Exhibit B hereto for the creation of the MergerCo Series C-1 Preferred Shares.

(ii)           the Company’s 7.50% Series D Cumulative Redeemable Preferred Shares, par value $0.01 per share (the “Company Series D Preferred Shares”), issued and outstanding immediately prior to the Effective Time shall automatically be converted into, and shall be cancelled in exchange for, the right to receive one Series D preferred share of beneficial interest, par value $.01 per share, of MergerCo (“MergerCo Series D Preferred Share”) (such consideration, the “Company Series D Preferred Share Merger Consideration”).  The MergerCo Series D Preferred Shares shall have terms that are materially the same as the Series D Preferred Shares outstanding on the date hereof.  Prior to or as of the Effective Time, MergerCo’s Declaration of Trust shall be amended by the adoption by MergerCo’s Board of articles supplementary substantially in the form set forth on Exhibit C hereto for the creation of the MergerCo Series D Preferred Shares.

(iii)          the Company’s 5.00% Series Z Cumulative Redeemable Preferred Shares, par value $0.01 per share (the “Company Series Z Preferred Shares”), issued and outstanding immediately prior to the Effective Time shall automatically be converted into, and shall be cancelled in exchange for, the right to receive one Series Z preferred share of beneficial interest, par value $0.01 per share, of MergerCo (“MergerCo Series Z Preferred Share”) (such consideration, the “Company Series Z Preferred Share Merger Consideration”).  The MergerCo Series Z Preferred Shares shall have terms that are materially the same as the Company Series Z Preferred Shares outstanding on the date hereof.  Prior to or as of the Effective Time, MergerCo’s Declaration of Trust shall be amended by the adoption by MergerCo’s Board of articles supplementary substantially in the form set forth on Exhibit D hereto for the creation of the MergerCo Series Z Preferred Shares.

(e)           Immediately prior to the Effective Time, each outstanding qualified or nonqualified option to purchase shares of Company Common Shares (“Company Share

Options”) under any employee share option or compensation plan or arrangement of the Company (“Company Share Option Plans”), whether or not then exercisable and regardless of the exercise price thereof, shall be cancelled, effective immediately prior to the Effective Time, in exchange for the right to receive immediately prior to the Effective Time a single lump sum cash payment, equal to the product of (x) the number of shares of Company Common Shares subject to such Company Share Option immediately prior to the Effective Time, whether or not vested or exercisable, and (y) the excess, if any, of the Company Common Share Merger Consideration over the exercise price per share of such Company Share Option (the “Option Merger Consideration”).  If the exercise price per share of any such Company Share Option is equal to or greater than the Company Common Share Merger Consideration, such Company Share Option shall be canceled without any cash payment being made in respect thereof.  All payments under this paragraph shall be subject to any applicable withholding tax.

(f)            Parent and MergerCo acknowledge that all restricted share awards granted under the Company Share Option Plans shall vest in full immediately prior to the Effective Time so as to no longer be subject to any forfeiture or vesting requirements and all such shares of Company Common Shares shall be considered outstanding shares for all purposes of this Agreement, including receipt of the Company Common Share Merger Consideration.

(g)           Parent and MergerCo acknowledge that incentive share awards payable pursuant to Section 3 of the Company’s Senior Management Incentive Compensation Plan as set forth in Section 3.3(d) of the Company Disclosure Schedule will not be subject to any forfeiture or vesting requirements and all such Company Common Shares shall be considered outstanding shares for all purposes of this Agreement, including receipt of the Company Common Share Merger Consideration.

2.2           Effect on Partnership Interests.  As of the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the holder of any partnership interest of the Partnership or Merger Partnership:

(a)           Each common limited partnership interest in the Partnership (the “Existing Units”) (other than Existing Units held by the Company, the General Partner or any of the Company Subsidiaries), subject to the terms and conditions set forth herein, shall be converted into, and shall be cancelled in exchange for, the right to elect to receive (i) cash in an amount without interest per Existing Unit equal to the product of (A) the Company Common Share Merger Consideration multiplied by (B) the number of Company Common Shares issuable upon exchange of each such Existing Unit (such product, the “Partnership Merger Consideration”) in consideration for each such Existing Unit or (ii) in lieu of the Partnership Merger Consideration, (x) the per unit distribution equivalent payable in cash of the prorated dividend on the Company Common Shares forming a part of the Company Common Share Merger Consideration as described in clause (ii) of Section 2.1(c) plus (y) one Class A Common Unit of limited partnership interest in the Surviving Partnership (a “Class A Common Unit”); provided that the issuance of such Class A Common Units would be exempt from registration under the Securities Act and applicable state securities laws, with the rights, privileges, terms and conditions set forth in the Eighth Amended and Restated Agreement of Limited Partnership in the form attached hereto as Exhibit A (the “New Partnership Agreement”), to be subject to the terms of the partnership agreement of the Surviving Partnership (the “Partnership Unit Merger Consideration”) and provided further that holders of not more than $75 million of the Existing Units in the aggregate (calculated at a price per share equal to the Company Common Share Merger Consideration) may elect to hold Class A Common Units (any excess to be subject to pro rata reduction among all holders electing to hold Class A Common Units).  Each Existing Unit held by the Company or the General Partner immediately prior to the Partnership Merger Effective Time shall be converted into a fraction of a Class B Common Unit of limited partnership interest in the Surviving Partnership (a “Class B Common Unit”), entitling the holder thereof to such rights, duties and obligations as are more fully set forth in the New Partnership Agreement, equal to the Class B Adjustment Factor.  Each Existing Unit (if any) held by a Company Subsidiary (other than the General Partner) immediately prior to the Partnership Merger Effective Time shall be converted into one Class B Common Unit.

(b)           Each limited and general partnership interest in the Merger Partnership shall automatically be cancelled and cease to exist, the holders thereof shall cease to have any rights with respect thereto and no payment shall be made with respect thereto.

(c)           The general partner interests of the Partnership shall remain outstanding as general partner interests in the Surviving Partnership, entitling the holder thereof to such rights, duties and obligations as are more fully set forth in the partnership agreement of the Surviving Partnership.

(d)           Each unit of the Partnership’s Series C-1 Preferred Units, Series D Preferred Units and Series Z Preferred Units issued and outstanding immediately prior to the Partnership Merger Effective Time shall remain outstanding as limited partner interests in the Surviving Partnership, entitling the Surviving Entity, as the holder thereof, to such rights, duties and obligations as are more fully set forth in the partnership agreement of the Surviving Partnership.

2.3           Exchange of Certificates.

(a)           Paying Agent.  Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as Paying Agent (the “Paying Agent”) for the payment or exchange in accordance with this Article II of the Company Common Share Merger Consideration, the Company Series C-1 Preferred Share Merger Consideration, the Company Series D Preferred Share Merger Consideration, the Company Series Z Preferred Share Merger Consideration, the Option Merger Consideration and the Partnership Merger Consideration (collectively, such cash and shares being referred to as the “Exchange Fund”).  On or before the Effective Time, Parent shall deposit with the Paying Agent the Exchange Fund for the benefit of the holders of Company Common Shares, Company Series C-1 Preferred Shares, Company Series D Preferred Shares, Company Series Z Preferred Shares, Company Share Options and Existing Units who will receive the Partnership Merger Consideration. The Paying Agent shall make payments of the Company Common Share Merger Consideration, the

Company Series C-1 Preferred Share Merger Consideration, the Company Series D Preferred Share Merger Consideration, the Company Series Z Preferred Share Merger Consideration, the Option Merger Consideration and the Partnership Merger Consideration out of the Exchange Fund in accordance with this Agreement, the Articles of Merger and the Partnership Merger Certificate.  The Exchange Fund shall not be used for any other purpose.  Any and all interest earned on cash deposited in the Exchange Fund shall be paid to the Surviving Entity.

(b)           Share and Existing Unit Transfer Books.  At the Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Company Common Shares, the Company Series C-1 Preferred Shares, the Company Series D Preferred Shares or the Company Series Z Preferred Shares.  From and after the Effective Time, the holders of Certificates representing ownership of the Company Common Shares, the Company Series C-1 Preferred Shares, the Company Series D Preferred Shares or the Company Series Z Preferred Shares outstanding immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein.  On or after the Effective Time, any Certificates presented to the Paying Agent, the Surviving Entity or the transfer agent for any reason shall be converted into the Company Common Share Merger Consideration, the Company Series C-1 Preferred Share Merger Consideration, the Company Series D Preferred Share Merger Consideration or the Company Series Z Preferred Share Merger Consideration, as applicable, with respect to the Company Common Shares, the Company Series C-1 Preferred Shares, the Company Series D Preferred Shares or the Company Series Z Preferred Shares formerly represented thereby.  From and after the Partnership Merger Effective Time, there shall be no transfers on the Unit transfer books of the Partnership or the Surviving Partnership of Existing Units.  From and after the Effective Time of the Partnership Merger, the holders of Existing Units outstanding immediately prior to the Effective Time shall cease to have rights with respect to such Existing Units, except as otherwise provided for herein.

(c)           Exchange Procedures.  As soon as possible after the Effective Time (but in any event within five (5) Business Days), the Surviving Entity shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates that immediately prior to the Effective Time represented outstanding Company Common Shares, Company Series C-1 Preferred Shares, Company Series D Preferred Shares or Company Series Z Preferred Shares whose shares were converted into the right to receive the Company Common Share Merger Consideration, the Company Series C-1 Preferred Share Merger Consideration, the Company Series D Preferred Share Merger Consideration or the Company Series Z Preferred Share Merger Consideration, as applicable, pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass to the Paying Agent, only upon delivery of the Certificates to the Paying Agent, and which letter shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Company Common Share Merger Consideration, the Company Series C-1 Preferred Share Merger Consideration, the Company Series D Preferred Share Merger Consideration or the Company Series Z Preferred Share Merger Consideration, as applicable, to which the holder thereof is entitled.  Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Company Common Share Merger Consideration, the Company Series C-1 Preferred Share Merger Consideration, the Company Series D Preferred Share Merger Consideration or the Company Series Z Preferred Share Merger Consideration, as applicable, payable in respect of the Company Common Shares, the Company Series C-1 Preferred Shares, the Company Series D Preferred Shares or the Company Series Z Preferred Shares previously represented by such Certificate pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled.  In the event of a transfer of ownership of Company Common Shares, Company Series C-1 Preferred Shares, Company Series D Preferred Shares or Company Series Z Preferred Shares that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable.  Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Company Common Share Merger Consideration,  the Company Series C-1 Preferred Share Merger Consideration, the Company Series D Preferred Share Merger Consideration or the Company Series Z Preferred Share Merger Consideration, as applicable, as contemplated by this Section 2.3.  No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

(d)           No Further Ownership Rights In Company Common Shares, Company Series C-1 Preferred Shares, Company Series D Preferred Shares, Company Series Z Preferred Shares, Company Share Options or Existing Units; Share Transfers and Existing Unit Transfers.  At the Effective Time, holders of Company Common Shares, Company Series C-1 Preferred Shares, Company Series D Preferred Shares and Company Series Z Preferred Shares shall cease to be, and shall have no rights as, shareholders of the Company other than the right to receive the Company Common Share Merger Consideration, the Company Series C-1 Preferred Share Merger Consideration, the Company Series D Preferred Share Merger Consideration or the Company Series Z Preferred Share Merger Consideration as applicable, provided under this Article II.  The Company Common Share Merger Consideration, Company Series C-1 Preferred Share Merger Consideration, Company Series D Preferred Share Merger Consideration or Company Series Z Preferred Share Merger Consideration paid upon the surrender for exchange of Certificates representing Company Common Shares, Company Series C-1 Preferred Shares, Company Series D Preferred Shares and Company Series Z Preferred Shares, as applicable, in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Company Common Shares, Company Series C-1 Preferred Shares, Company Series D Preferred Shares and Company Series Z Preferred Shares exchanged theretofore represented by such Certificates.  The Option Merger Consideration paid with respect to Company Share Options in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the canceled Company Share Options and on and after the Effective Time the holder of a Company Share Option shall have no further rights with respect to any Company Share Option, other than the right to receive the Option Merger Consideration as provided in Section 2.1(f). The Partnership Merger Consideration or the Partnership Unit Merger Consideration paid with respect to Existing Units in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Existing Units, and on and after the Partnership Merger Effective Time the holder of an Existing Unit shall have no further rights with respect to any Existing Unit, other than the right to receive the Partnership Merger Consideration or the Partnership Unit Merger Consideration, as applicable, as provided in Section 2.2(a).

(e)           Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates, Company Share Options or Existing Units which were converted into the right to receive Partnership Merger Consideration for twelve (12) months after the Effective Time shall be delivered to the Surviving Entity and any holders of shares of Company Common Shares, Company Series C-1 Preferred Shares, Company Series D Preferred Shares, Company Series Z Preferred Shares, Company Share Options or Existing Units prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to the Surviving Entity and only as general creditors thereof for payment of the Company Common Share Merger Consideration, the Company Series C-1 Preferred Share Merger Consideration, the Company Series D Preferred Share Merger Consideration, the Company Series Z Preferred Share Merger Consideration, the Option Merger Consideration or the Partnership Merger Consideration, as applicable.

(f)            No Liability.  None of the Parent, MergerCo, the Merger Partnership, the Surviving Entity, the Company, the Partnership, the Surviving Partnership or the Paying Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of Company Common Share Merger Consideration, Company Series C-1 Preferred Share Merger Consideration, Company Series D Preferred Share Merger Consideration, Company Series Z Preferred Share Merger Consideration, Option Merger Consideration or Partnership Merger Consideration, as applicable, from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g)           Investment of Exchange Fund.  The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Entity, on a daily basis.  Any net profit resulting from, or interest or income produced by, such investments, shall be placed in the Exchange Fund and be payable to the Surviving Entity upon demand of non-disbursed funds pursuant to Section 2.3(e) hereof.  To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Company Common Share Merger Consideration, Option Merger Consideration or Partnership Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.

(h)           Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity or the Paying Agent, the posting by such Person of a bond in such amount as the Surviving Entity or the Paying Agent reasonably may direct, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Company Common Share Merger Consideration, Company Series C-1 Preferred Share Merger Consideration, Company Series D Preferred Share Merger Consideration or Company Series Z Preferred Share Merger Consideration payable in respect thereof, pursuant to this Agreement.

2.4           Withholding Rights.  The Surviving Entity, the Surviving Partnership or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Shares, Company Series C-1 Preferred Shares, Company Series D Preferred Shares, Company Series Z Preferred Shares or Company Share Options or to any holders of Existing Units such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law.  For this purpose, any MergerCo Series C-1 Preferred Shares, MergerCo Series D Preferred Shares or MergerCo Series Z Preferred Shares deducted and withheld by the Surviving Entity shall be valued at the liquidation preference thereof (excluding unpaid dividends and distributions) per share.  To the extent that amounts are so withheld by the Surviving Entity, the Surviving Partnership or the Paying Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares, Company Series C-1 Preferred Shares, Company Series D Preferred Shares, Company Series Z Preferred Shares, Company Share Options or Existing Units in respect of which such deduction and withholding was made by the Surviving Entity, the Surviving Partnership or the Paying Agent, as applicable.

2.5           Dissenters’ Rights.  No dissenters’ or appraisal rights shall be available with respect to the Mergers or the other transactions contemplated hereby.

2.6           Offer to Purchase Preferred Shares; Redemption of MergerCo Series Z Preferred Shares.  Prior to the Effective Time, either MergerCo or Parent may, in Parent’s sole discretion, commence offers to purchase the Company Series C-1 Preferred Shares and Company Series D Preferred Shares, or shares of either such series, for cash, in such amount and on such terms as MergerCo and Parent may determine; provided, however, that the conduct and consummation of any such offers shall in no way delay or otherwise affect the Closing and the consummation of the transactions contemplated hereby.  MergerCo and Parent shall conduct such offers in accordance with the requirements of Regulation 14D and Regulation 14E under the Exchange Act, to the extent applicable thereto.  At or about the Effective Time, it is contemplated that the Surviving Entity will call for redemption, in accordance with the terms of the MergerCo Series Z Preferred Shares, all of the MergerCo Series Z Preferred Shares issued in the Merger in exchange for Company Series Z Preferred Shares.  In the event that the Surviving Entity calls for redemption all of the MergerCo Series Z Preferred Shares, then, notwithstanding the provisions of Section 2.3, Parent shall not be required to deposit the Company Series Z Preferred Share Merger Consideration with the Paying Agent and instead, upon surrender in accordance with the notice of redemption delivered by the Surviving Entity of the Certificate or Certificates formerly representing Company Series Z Preferred Shares that were converted into MergerCo Series Z Preferred Shares in the Merger (properly endorsed or assigned for transfer), the former holders of Company Series Z Preferred Shares that were converted into MergerCo Series Z Preferred Shares in the Merger shall be entitled to receive on the redemption date specified such notice of the redemption price for their MergerCo Series Z Preferred Shares as determined in accordance with the provisions of the MergerCo Series Z Preferred Shares.  No interest shall be paid or accrue on the redemption price upon surrender of any Certificate.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARTNERSHIP

Except as set forth in the disclosure schedules delivered at or prior to the execution hereof to Parent, MergerCo and Merger Partnership (the “Company Disclosure Schedule”), which schedule shall identify any exceptions to the representations, warranties and covenants contained in this Agreement and any item disclosed on any schedule therein shall be deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent it is reasonably clear on the face of such Company Disclosure Schedule that such item applies to such other schedule, each of the Company and the Partnership, jointly and severally, represents and warrants to Parent, MergerCo and Merger Partnership as follows:

3.1           Existence; Good Standing; Authority; Compliance with Law.

(a)           The Company is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland.  The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.  The Company has all requisite trust power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

(b)           Each of the Company’s Subsidiaries is listed in Section 3.4 of the Company Disclosure Schedule (the “Company Subsidiaries”), and each such entity is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite corporate power or other power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification or licensure, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.  The Company has no other Subsidiaries other than the Company Subsidiaries.

(c)           Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the Company or any Company Subsidiary or any of their respective properties or assets is subject, except where such violation, alone or together with all other violations, would not reasonably be likely to have a Company Material Adverse Effect.  The Company and the Company Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their businesses as now conducted, except where the failure to obtain any such license, permit or authorization or to take any such action, alone or together with all other such failures, would not reasonably be likely to have a Company Material Adverse Effect.

(d)           Each of the Company and the Company Subsidiaries (i) has been operated at all times in compliance with all Laws applicable to the Company or any of the Company Subsidiaries or by which any property, business or asset of the Company or any of the Subsidiaries is bound or affected, except for such non-compliance as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, and (ii) is not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any property or asset of the Company or any of the Company Subsidiaries is bound or affected, except for such defaults or violations as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

(e)           The Company has previously provided or made available to Parent true and complete copies of the amended and restated declaration of trust, as amended, and second amended and restated bylaws, as amended, and the other charter documents, bylaws, organizational documents and partnership, limited liability company and joint venture agreements (and in each such case, all amendments thereto) of the Company and each of the Company Subsidiaries as currently in effect other than with respect to certain immaterial items with respect to certain wholly-owned subsidiaries, and neither the Company nor any Company Subsidiary is in violation of any provision of its respective charter documents.

(f)            Except as set forth in Section 3.1(f) of the Company Disclosure Schedule, the minute books of the Company and each of the Company Subsidiaries for which minute books are maintained for the period since January 1, 2002 have been made available to Parent, accurately reflect in all material respects all action of the shareholders and directors and any committees of the Company Board and each of the Company Subsidiaries and all actions of the partners and members of each of the Company Subsidiaries taken during such period.

3.2           Authorization, Takeover Laws, Validity and Effect of Agreements.  Each of the Company and the Partnership has all requisite organizational power and authority to execute and deliver this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder.  Subject only to the Company Shareholder Approval (as defined herein) and the Partnership Partner Approvals (as defined herein), the execution, delivery and performance by each of the Company and the Partnership of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary organizational action on behalf of the Company and the Partnership.  The Company Board has, by unanimous vote, duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Merger and the other transactions contemplated thereby, the General Partner has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Partnership Merger and the other transactions contemplated thereby.  No other proceedings on the part of the Company or any of the Company Subsidiaries are necessary to authorize this Agreement or to consummate the Merger, the Partnership Merger and the other transactions contemplated hereby or thereby.  In connection with the foregoing, each of the Company, the General Partner and each Company Subsidiary that is a party to this Agreement has taken such actions and votes as are necessary on its part to render the provisions of any “fair price,” “moratorium,” “control share acquisition” or any other anti-takeover statute or similar federal or state statute inapplicable to this Agreement, the Merger, the Partnership Merger and the other transactions contemplated by this Agreement.  This Agreement, assuming the due authorization, execution and delivery hereof by each of Parent, MergerCo and Merger Partnership, constitutes a valid and legally binding obligation of the Company and the Partnership, enforceable against each of the Company and the Partnership in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

3.3           Capitalization.

(a)           The authorized beneficial interest of the Company consists of 100,000,000 shares of Company Common Shares, 20,000,000 shares of preferred shares of beneficial interest, par value $0.01 per share (“Company Preferred Shares”), and 51,000,000 shares of excess shares of beneficial interest, par value $0.01 per share (“Company Excess Shares”).  As of May 17, 2005, (i) 29,263,666 shares of Company Common Shares were issued and outstanding, (ii) 1,600,000 shares of Company Series C-1 Preferred Shares were issued and outstanding, (iii) 3,000,000 shares of Company Series D Preferred Shares were issued and outstanding, (iv) 180,000 shares of Company Series Z Preferred Shares were issued and outstanding, (v) no shares of Company Excess Shares were issued and outstanding, (vi) 1,634,853 shares of Company Common Shares have been authorized and reserved for issuance pursuant to the Company’s Share Option Plans, which are listed in Section 3.3(a) of the Company Disclosure Schedule, subject to adjustment on the terms set forth in the Company Share Option Plans, (vii) 341,917 Company Share Options were outstanding, (viii) 3,743,952 shares of Company Common Shares were reserved for issuance pursuant to exchange of Existing Units pursuant to the

Seventh Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of the Partnership and (ix) 2,000,000 shares of Company Preferred Shares have been designated as 8.625% Series B Cumulative Redeemable Preferred Shares, par value $.01 per share, and reserved for issuance pursuant to the Partnership Agreement of which none are issued or outstanding.  Of the shares reserved for issuance pursuant to the Company’s Share Option Plans, 21,151 shares of Company Common Shares were reserved for issuance pursuant to the Company’s Share Option Plans in connection with the grant of performance share awards.  As of the date of this Agreement, the Company had no shares of Company Common Shares reserved for issuance other than as described above.  Since May 17, 2005, the Company has not issued any shares, except upon exercise of Company Share Options or upon the exchange of OP Units, and the Company has not issued any Share Options.  All such issued and outstanding shares of beneficial interest of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

(b)           The Company has no outstanding bonds, debentures, notes or other obligations or securities the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the shareholders of the Company on any matter (whether together with such shareholders or as a separate class).

(c)           Except as set forth in Section 3.3(c) of the Company Disclosure Schedule, and except for the Company Share Options (all of which have been issued under the Company Share Option Plans), there are no existing options, warrants, calls, subscription rights, convertible securities or other rights, agreements or commitments (contingent or otherwise) which obligate the Company or any Company Subsidiary to issue, transfer or sell any shares of beneficial interest (or similar ownership interest) of the Company or any Company Subsidiary or any investment which is convertible into or exercisable or exchangeable for any such shares.  Section 3.3(c) of the Company Disclosure Schedule sets forth a true, complete and correct list of the Company Share Options, including the name of the Person to whom such Company Share Options have been granted, the number of shares subject to each Company Share Option, the per share exercise price for each Company Share Option, whether the Company Share Option is qualified and the vesting schedule for each Company Share Option.  True and complete copies of all instruments (or the forms of such instruments) referred to in this Section 3.3(c) have been furnished or made available to Parent.

(d)           Section 3.3(d) of the Company Disclosure Schedule sets forth a true, complete and correct list of the unvested restricted share awards granted under the Company Share Option Plans and incentive share awards made under the Company’s Senior Management Incentive Plan as of the date of this Agreement, including the name of the Person to whom such Company restricted shares and incentive awards have been granted for each such award.  True and complete copies of all instruments referred to in this Section 3.3(d) have been furnished or made available to Parent.  Except as set forth in Section 3.3(d) of the Company Disclosure Schedule, the Company has not issued any share appreciation rights, dividend equivalent rights, performance awards, restricted stock unit awards or “phantom” shares.

(e)           Except as set forth in Section 3.3(e) of the Company Disclosure Schedule, there are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of beneficial interest of the Company or which restrict the transfer of any such shares, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares.

(f)            Except as set forth in Section 3.3(f) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem, exchange, convert or otherwise acquire any shares of beneficial interest, partnership interests or any other securities of the Company or any Company Subsidiary.

(g)           Except as set forth in Section 3.3(g) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act.

(h)           General Partner, a wholly owned subsidiary of the Company, is the sole general partner of the Partnership.  As of May 17, 2005, the Company indirectly owned a 1.00% general partnership interest in the Partnership and directly owned a 87.66% limited partnership interest in the Partnership.  As of May 17, 2005, the Limited Partners as defined in the Partnership Agreement (not including the limited partner interests held by the Company) owned a 11.34% limited partnership interest in the Partnership.  Section 3.3(h) of the Company Disclosure Schedule sets forth a list of the holders of all units of partnership interests in the Partnership (“OP Units”), such holder’s most recent address and the exact number and type (e.g., general, limited, etc.) of OP Units held.  There are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Partnership to issue, transfer or sell any partnership interests of the Partnership.  Except as set forth in Section 3.3(h) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Partnership to repurchase, redeem or otherwise acquire any partnership interests of the Partnership.  Except as set forth in Section 3.3(h) of the Company Disclosure Schedule, the partnership interests owned by the Company and, to the knowledge of Company, the partnership interests owned by the Limited Partners (as defined in the Partnership Agreement), are subject only to the restrictions on transfer set forth in the Partnership Agreement and those imposed by applicable securities laws.  Since May 17, 2005, the Partnership has not issued any OP Units.

(i)            As of the date hereof, there are less than ten holders of record of each of the Company Series C-1 Preferred Shares and the Company Series D Preferred Shares.

3.4           Subsidiaries.  Section 3.4 of the Company Disclosure Schedule sets forth the name and jurisdiction of incorporation or organization of each Company Subsidiary and the Company’s direct or indirect ownership or other equity interest therein.  All issued and outstanding shares or other equity interests of each Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable.  Except as set forth in Section 3.4 of the Company

Disclosure Schedule, and except for the OP Units identified in Section 3.3(h) of the Company Disclosure Schedule as being owned by a holder other than the Company or the General Partner, all issued and outstanding shares or other equity interests of each Company Subsidiary are owned directly or indirectly by the Company, free and clear of all liens, pledges, security interests, claims, call rights, options, rights of first refusal, rights of first offer, agreements, limitations on the Company’s or any Company Subsidiary’s voting rights, charges or other encumbrances of any nature whatsoever.

3.5           Other Interests.  Except for the interests in the Company Subsidiaries set forth in Section 3.4 of the Company Disclosure Schedule, and except as set forth in Section 3.5 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any Person (other than investments in short-term investment securities or cash equivalents).

3.6           Consents and Approvals; No Violations.  Except as set forth in Section 3.6 of the Company Disclosure Schedule, subject to receipt of the Company Shareholder Approval and the Partnership Partner Approvals, and except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, state securities or state “blue sky” laws, the HSR Act or any other antitrust law and (b) for filing of the Articles of Merger and the Partnership Merger Certificate, none of the execution, delivery or performance of this Agreement by the Company or the Company Subsidiaries that are parties hereto, the consummation by the Company or such Company Subsidiaries of the Mergers or compliance by the Company or such Company Subsidiaries with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of the Company or any Company Subsidiary, (ii) require any filing by the Company or any Company Subsidiary with, notice to, or permit, authorization, consent or approval of, any state or federal government or governmental authority or by any United States or state court of competent jurisdiction (a “Governmental Entity”), (iii) require any consent or notice under, result in a violation or breach by the Company or any Company Subsidiary of, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, result in the triggering of any payment, or result in the creation of any lien or other encumbrance on any property or asset of the Company or any of the Company Subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, permit, franchise or other instrument or obligation or Material Contract to which the Company or any Company Subsidiary is a party or by which it or any of its respective properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Company Subsidiary or any of its respective properties or assets (collectively, “Laws”), excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which would not, individually or in the aggregate, (A) prevent or materially delay consummation of the Asset Sale, the Merger or the Partnership Merger, (B) otherwise prevent or materially delay performance by the Company or any Company Subsidiary of its material obligations under this Agreement or the Real Estate Purchase Agreement or (C) reasonably be likely to have a Company Material Adverse Effect.

3.7           SEC Reports.

(a)           Each of the Company and the Partnership has filed all reports, schedules, forms, statements and other documents required to be filed with the SEC since January 1, 2002 through the date hereof (collectively, the “Company SEC Reports”), all of which, at the time of filing thereof, complied in all material respects with all applicable requirements of the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder (the “Securities Laws”) applicable to such Company SEC Reports.  None of the Company SEC Reports at the time of filing contained, nor will any report, schedule, form, statement or other document filed by the Company or the Partnership after the date hereof and prior to the Effective Time contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each of the consolidated financial statements of the Company included or incorporated by reference in the Company SEC Reports or of the Partnership included or incorporated by reference in the Company SEC Reports complied, or will comply if filed after the date hereof, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been, or will be if filed after the date hereof, prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC and normal year end audit adjustments which would not be material in amount or effect) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, or will fairly present if filed after the date hereof, in all material respects in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of the Company and its Subsidiaries or of the Partnership and its Subsidiaries, as the case may be, in each case taken as a whole, as of the dates thereof and the consolidated results of operations, shareholders’ and partners’ equity and cash flows for the periods then ended (except, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act).   The Company has established and maintains disclosure controls and procedures and has otherwise operated in compliance with the requirements under Rules 13a-15 and 15d-15 of the Exchange Act.  The Company has designed and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Partnership.

(b)           Except as set forth in Sections 3.7(b) and 3.8 of the Company Disclosure Schedule, there are no liabilities of the Company or any of the Company Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to the Company and the Company Subsidiaries, taken as a whole, other than (i)  liabilities disclosed in the Company SEC Reports filed prior to the date hereof (the “Company Filed SEC Reports”), (ii) liabilities incurred on behalf of the Company or any Company Subsidiary in connection with this Agreement and the contemplated Mergers, and (iii) liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2005 as would not individually or in the aggregate reasonably be likely to have a Company Material Adverse Effect.

(c)           The Company has previously provided or made available to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC as exhibits to the Company SEC Reports pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

3.8           Litigation.  Except as set forth in the Company Filed SEC Reports or in Section 3.8 of the Company Disclosure Schedule, (a) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries and (b) neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, judgment, injunction, stipulation, award or decree of any Governmental Entity which, in the case of (a) or (b), would, individually or in the aggregate, (i) prevent or materially delay the consummation of the Mergers, (ii) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or (iii) reasonably be likely to have a Company Material Adverse Effect.

3.9           Absence of Certain Changes.  Except as disclosed in the Company Filed SEC Reports, from January 1, 2005 through the date hereof, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course of business and consistent with past practice, and there has not been: (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of beneficial interest of the Company; (b) any material commitment, contractual obligation (including, without limitation, any management or franchise agreement, any lease (capital or otherwise) or any letter of intent), borrowing, liability, guaranty, capital expenditure or transaction (each, a “Commitment”) entered into by the Company or any of the Company Subsidiaries outside the ordinary course of business except for Commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the Merger; (c) any material change in the Company’s accounting principles, practices or methods except insofar as may have been required by a change in GAAP; or (d) any event or occurrence of any condition that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.10         Taxes.  Except as set forth in Section 3.10 of the Company Disclosure Schedule:

(a)           Each of the Company and the Company Subsidiaries (i) has timely filed (or had filed on their behalf) all material Tax Returns required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Entity) and  (ii) has paid (or had paid on their behalf) all material Taxes (whether or not shown on such Tax Returns) that are required to be paid by it.  The most recent financial statements contained in the Company Filed SEC Reports reflect an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.  True, correct and complete copies of all federal Tax Returns for the Company and those Subsidiaries set forth in Section 3.10(a) of the Company Disclosure Schedule with respect to the taxable years commencing on or after January 1996 have been delivered or made available to representatives of Parent.  Neither the Company nor any of Company Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of material Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force with respect to the Company or any of its Subsidiaries;

(b)           The Company, (i) for all taxable years commencing with the Company’s taxable year ending December 31, 1994 through December 31, 2004 has been subject to taxation as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since December 31, 2004 to the date hereof in a manner that will permit it to qualify as a REIT for the taxable year that includes the date hereof, and (iii) intends to continue to operate, in such a manner as to permit it to continue to qualify as a REIT for the taxable year of the Company that will end with the Merger (and if the Merger is not consummated prior to January 1, 2006, for the taxable year that will end on December 31, 2005).  No challenge to the Company’s status as a REIT is pending or has been threatened in writing.  No Company Subsidiary is a corporation for U.S. federal income tax purposes, other than a corporation that qualifies as a “qualified REIT subsidiary,” within the meaning of Section 856(i)(2) of the Code, or as a “taxable REIT subsidiary,” within the meaning of Section 856(l) of the Code;

(c)           Each Company Subsidiary that is a partnership, joint venture, or limited liability company has been since its formation treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation;

(d)           Neither the Company nor any Company Subsidiary holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code;

(e)           Neither the Company nor any Subsidiary has recognized gain or loss from the disposition of any property that was intended to qualify as a “like kind exchange” under Section 1031 of the Code, except to the extent of any gain that was required to be recognized under Section 1031(b) of the Code and that was timely reported on the Tax Returns of the Company;

(f)            The Company has not incurred any liability for material excise taxes under sections 857(b), 860(c) or 4981 of the Code.  To the knowledge of the Company, neither the Company nor any Company Subsidiary (other than a “taxable REIT subsidiary” or any subsidiary of a “taxable REIT subsidiary”) has engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code.  To the knowledge of the Company, neither the Company nor any Company Subsidiary has engaged in any transaction that would give rise to “redetermined rents, redetermined deductions and excess interest” described in section 857(b)(7) of the Code.  To the knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed upon the Company;

(g)           All deficiencies asserted or assessments made with respect to the Company or any Company Subsidiary as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company or Company Subsidiary have been fully paid to the extent relating to the Company or any Company Subsidiary, and, to the Company’s knowledge, there are no other audits, examination or other proceedings relating to any Taxes of the Company or any Company Subsidiary by any taxing authority in progress.  Neither the Company nor any Company Subsidiary has received any written notice from any taxing authority that it intends to conduct such an audit, examination or other proceeding in respect to Taxes or make any assessment for Taxes, and to the Company’s knowledge, no audit, examination or other proceeding nor any assessment in respect of Taxes involving the Company or any Subsidiary is being considered by any Tax authority.  Neither the Company nor any Company Subsidiary is a party to any litigation or pending litigation or administrative proceeding relating to Taxes (other than litigation dealing with appeals of property tax valuations);

(h)           The Company and the Company Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of material Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3121 and 3402 of the Code or similar provisions under any foreign laws) and have duly and timely withheld and have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws;

(i)            No claim has been made in writing by a taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any such Company Subsidiary is or may be subject to taxation by that jurisdiction;

(j)            Neither the Company nor any other Person on behalf of the Company or any Company Subsidiary has requested any extension of time within which to file any material Tax Return, which material Tax Return has not yet been filed;

(k)           Neither the Company nor any Company Subsidiary is a party to any tax sharing or similar agreement or arrangement other than any agreement or arrangement solely between the Company and any of Company Subsidiary, pursuant to which it will have any obligation to make any payments after the Closing;

(l)            Neither the Company nor any Company Subsidiary has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities;

(m)          Neither the Company nor any Company Subsidiary has any liability for the Taxes of another person other than the Company and the Company Subsidiaries under

Treasury regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor or by contract;

(n)           There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any Company Subsidiary; and

(o)           There are no Tax Protection Agreements currently in force.  No person has raised, or to the knowledge of the Company threatened to raise, a material claim against the Company or any Subsidiary for any breach of any Tax Protection Agreement.

For purposes of this Section 3.10, “Tax Protection Agreements” shall mean any written or oral agreement to which the Company or any Company Subsidiary is a party pursuant to which:  (a) any liability to holders of OP Units relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of a holder of OP Units, the Company or the Company Subsidiaries have agreed to (i) maintain a minimum level of debt or continue a particular debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) operate (or refrain from operating) in a particular manner, and/or (v) only dispose of assets in a particular manner; (c) limited partners of the Partnership have guaranteed debt of the Partnership; and/or (d) any other agreement that would require the general partner of the Partnership to consider separately the interests of the limited partners.

3.11         Properties.

(a)           Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, the Company or one of Company Subsidiaries owns fee simple title to each of the real properties identified in Section 3.11(a) of the Company Disclosure Schedule (the “Company Properties”), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (“Encumbrances”).

(b)           The Company Properties (other than the Company Properties under development) are not subject to any rights of way, restrictive covenants (including deed restrictions or limitations issued pursuant to any Environmental Law), declarations, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, “Property Restrictions”), except for (i) Encumbrances and Property Restrictions set forth in Schedule 3.11(b) of the Company Disclosure Schedule, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Company Property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys (or which would be shown on current title reports or current surveys), which, individually or in the aggregate, are not material in amount, do not materially interfere with the current use of any of the Company Properties subject thereto or affected thereby, and which would not be reasonably likely to have a Company Material Adverse Effect and (iv) mechanics’, carriers’, workmen’s, repairmen’s liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not material in amount, do not materially detract from the value of or materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, and which would not be reasonably likely to have a Company Material Adverse Effect.

(c)           Except as would not be reasonably likely to have a Company Material Adverse Effect, (i) the Company has made available to Parent all valid policies of title insurance insuring the Company’s or the applicable Company Subsidiaries’ fee simple title to the Company Properties and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy; and (ii) the Company has previously provided or made available to Parent all existing surveys of the Company Properties in its possession.

(d)           Except as set forth in Section 3.11(d) to the Company Disclosure Schedule, (i) no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Company Properties or any agreement, easement or other right that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or that is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties has not been obtained and is not in full force and effect, except for such failures to obtain and to have in full force and effect, which would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect and (ii) neither the Company nor any Company Subsidiary has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any of the Company Properties issued by any governmental authority which have not been cured, contested in good faith or which violations would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

(e)           To the Company’s knowledge, neither the Company nor any Company Subsidiary has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties, or (ii) any Laws including, without limitation, any zoning regulation or ordinance (including with respect to parking), board of fire underwriters rules, building, fire, health or similar law, code, ordinance, order or regulation has been violated for any Company Property, which in the case of clauses (i) and (ii) above, would reasonably be likely to have, individually or in the aggregate, a material adverse effect on such Company Property, as applicable.

(f)            Except as set forth in Section 3.11(f) of the Company Disclosure Schedule, all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to any Company Properties (e.g., local improvement district, road improvement district, environmental mitigation) have been performed, paid or taken, as the case may be, other than those actions, individually or in the aggregate, the failure of which would not reasonably be likely to have a Company Material Adverse Effect.

(g)           Section 3.11(g) of the Company Disclosure Schedule lists each ground lease to which the Company or any Company Subsidiary is party, as lessee, and each master lease to which the Company or any Company Subsidiary is a lessor.  Each such ground lease or master lease is in full force and effect and is valid, binding and enforceable, to the knowledge of the Company, in accordance with its terms against the lessor or lessee thereunder, as applicable, except as would not have, or would not reasonably be likely to have, individually or in the aggregate, a material adverse effect on the Company’s interest in the applicable Company Property.  Except as listed in Section 3.11(g) of the Company Disclosure Schedule or which would not have, or would not reasonably be likely to have, individually or in the aggregate, a material adverse effect on the applicable Company Property, neither the Company nor any Company Subsidiary, on the one hand, nor, to the knowledge of the Company, any other party, on the other hand, is in monetary default under any such ground lease or master lease.  No option has been exercised under any of such ground leases or master leases, except options whose exercise has been evidenced by a written document as described in Section 3.11(g) of the Company Disclosure Schedule.  The Company has made available to Parent a correct and complete copy of each such ground lease and master lease and all material amendments thereto.

(h)           Except as set forth in Section 3.11(h) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has granted any unexpired option agreements, rights of first offer, rights of first negotiation or rights of first refusal with respect to the purchase of a Company Property or any portion thereof or any other unexpired rights in favor of third Persons to purchase or otherwise acquire a Company Property or any portion thereof or entered into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof.

(i)            Except as set forth in Section 3.11(i) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any agreement relating to the management of any of the Company Properties by a party other than the Company or any wholly owned Company subsidiaries.

(j)            Except as set forth in Section 3.11(j) of the Company Disclosure Schedule, there is no material renovation or construction project with aggregate projected costs in excess of $5,000,000 currently being performed at any of the Company Properties, except for the projects set forth in Section 3.11(j) of the Company Disclosure Schedule (the “Construction Projects”).  Section 3.11(j) of the Company Disclosure Schedule sets forth the budgeted cost, the cost to complete and Material Contract for each Construction Project.  To the knowledge of the Company, neither the Company nor any Company Subsidiary is in material default of any material obligation with respect to the Construction Projects and, to the knowledge of the Company, the contractors obligated to complete any of the Construction Projects are not in material default with respect to such obligations as of the date of this Agreement.

(k)           None of the material personal property necessary for the use, operation, repair or maintenance of any Company Property as currently used, operated, maintained and repaired is leased from or otherwise owned by third parties, except (i) for equipment owned or leased by third party vendors providing maintenance or repair services to a Company Property or (ii) for leases, the expense for which is included in the Company’s financial statements.

(l)            There (i) are no material structural defects relating to any of the Company Properties, (ii) is no Company Property whose building systems are not in working order in any material respect, and (iii) is no physical material damage to any Company Property for which there is no insurance in effect, which, in the case of any of (i), (ii) or (iii) would be reasonably likely to have a Company Material Adverse Effect.

3.12         Environmental Matters.  The Company and the Company Subsidiaries are and have been in compliance with all Environmental Laws (including all Environmental Laws relating to radon and lead-based paint disclosures), except for any noncompliance that, either individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect.  There is no claim, suit, administrative or judicial enforcement or other legal proceeding pending, or to the knowledge of the Company threatened, against the Company or any Company Subsidiary under any Environmental Law or relating to any mold, fungi, or  mycotoxin.  Neither the Company nor any Company Subsidiary or, to the knowledge of the Company, any legal predecessor of the Company or any Company Subsidiary, has received any written notice that it is potentially responsible under any Environmental Law for costs of response or remediation or for damages to natural resources, as those terms are defined under the Environmental Laws, at any location and neither the Company nor any Company Subsidiary or, to the knowledge of the Company, any legal predecessor of the Company or any Company Subsidiary, has transported or disposed of, or allowed or arranged for any third party to transport or dispose of, any Hazardous Materials at any location included on the National Priorities List, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any location proposed for inclusion on that list or at any location on any analogous state list.  To the Company’s knowledge, neither the Company nor any Company Subsidiary has released any Hazardous Material on, under or from the real property currently owned, leased or operated by the Company or any Company Subsidiary or any predecessor entity in a manner or under circumstances that would reasonably be likely to result in an order to perform a response action or in a material liability under the Environmental Laws, and the Company has no knowledge of any other release on, under or from the real property currently owned, leased or operated by the Company or any Company Subsidiary or predecessor entity of Hazardous Materials in a manner or under circumstances that would be reasonably likely to result in an order to perform a response action or in material liability under the Environmental Laws.  To the Company’s knowledge, other than as disclosed in the environmental reports delivered or made available to Parent, there is no hazardous waste treatment, storage or disposal facility, underground storage tank, landfill, surface impoundment, underground injection well, friable asbestos or PCB’s, as those terms are defined under the Environmental Laws, located at any of the real property currently owned, leased or operated by the Company or any Company Subsidiary or predecessor entity or facilities utilized by the Company or the Company Subsidiaries.  To the Company’s knowledge, no real property currently owned, leased or operated by the Company or any Company Subsidiary is subject to any lien under any

Environmental Law.  To the Company’s knowledge, other than as disclosed in the environmental reports delivered or made available to Parent, no real property currently owned, leased or operated by the Company or any Company Subsidiary currently contains any radon, lead-based paint, or mold, fungi, or mycotoxin under circumstances or in a manner that would reasonably be likely to have a Company Material Adverse Effect.  To the Company’s knowledge, with respect to any formerly owned, leased or operated real property, neither the Company nor any Company Subsidiary has any liability that would be reasonably likely to have a Company Material Adverse Effect under any Environmental Law through operation of any contract.

3.13         Employee Benefit Plans.

(a)           Section 3.13(a) of the Company Disclosure Schedule sets forth a list of each employee benefit plan, within the meaning of ERISA Section 3(3), material benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (collectively, the “Employee Programs”), which is currently maintained or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any ERISA Affiliate.  Each Employee Program that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS regarding its qualification thereunder and, to the Company’s knowledge, no event has occurred and no condition exists that is reasonably expected to result in the revocation of any such determination.

(b)           With respect to each Employee Program, the Company has provided, or made available, to Parent (if applicable to such Employee Program):  (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements); (ii) the most recent IRS determination or opinion letter with respect to such Employee Program under Code Section 401(a); (iii) the most recently filed IRS Forms 5500; (iv) the most recent summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) all material correspondence with the Department of Labor or the IRS; and (vi) any insurance policy information related to such Employee Program.

(c)           Each Employee Program has been administered in accordance with the requirements of applicable law, including, without limitation, ERISA and the Code, except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect and has been administered and operated in all material respects in accordance with its terms.  No Employee Program is subject to Title IV of ERISA, is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, a voluntary employees’ beneficiary association  or is a multiemployer plan, within the meaning of ERISA Section 3(37).

(d)           Full payment has been made, or otherwise properly accrued on the books and records of the Company and any ERISA Affiliate, of all amounts that the Company and any ERISA Affiliate are required under the terms of the Employee Programs to have paid as contributions to such Employee Programs on or prior to the date hereof (excluding any amounts not yet due) and the contribution requirements, on a prorated basis, for the current year have been made or otherwise properly accrued on the books and records of the Company through the Closing Date.

(e)           Neither the Company, an ERISA Affiliate or any person appointed or otherwise designated to act on behalf of the Company, or an ERISA Affiliate, nor, to the knowledge of the Company, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Program that is reasonably expected to result in the imposition of a material penalty or pursuant to Section 502(i) of ERISA, material damages pursuant to Section 409 of ERISA or a material tax pursuant to Section 4975(a) of the Code.

(f)            No material liability, claim, action or litigation has been made, commenced or, to the knowledge of the Company, threatened with respect to any Employee Program (other than for benefits payable in the ordinary course of business).

(g)           Except as set forth in Section 3.13(a) of the Company Disclosure Schedule, no Employee Program provides for medical, life insurance or other welfare plan benefits (other than under Section 4980B of the Code or state health continuation laws) to any current or future retiree or former employee and all such plans have effectively reserved the right to amend or terminate such plans without participant consent.

3.14         Labor and Employment Matters.

(a)           Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization, nor are there any negotiations or discussions currently pending or occurring between the Company, or any of the Company Subsidiaries, and any union or employee association regarding any collective bargaining agreement or any other work rules or polices.  There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries relating to their business.  To the Company’s knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries.

(b)           Except as set forth in Section 3.14 of the Company Disclosure Schedule, there are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries in any forum by or on behalf of any present or former employee of the Company or any of the Company Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment contract, violation of any law or regulation governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of the Company or any of the Company Subsidiaries in connection with the employment relationship which would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

3.15         No Brokers.  Neither the Company nor any of the Company Subsidiaries has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of such entity or Parent, MergerCo or Merger Partnership to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Acquisition, the Merger or the Partnership Merger, except that the Company has retained Wachovia Capital Markets LLC (“Wachovia”) as its financial advisor in connection with the Merger.  The Company has furnished to Parent a true, complete and correct copy of all agreements between the Company and Wachovia relating to the Merger, which agreements disclose all fees payable by the Company or any of its Affiliates to Wachovia.

3.16         Opinion of Financial Advisor.  The Company has received an opinion of Wachovia, to the effect that, as of the date of this Agreement, the $43.50 to be received for each Company Common Share by holders of the Company Common Shares is fair to such holders from a financial point of view.

3.17         Required Company Shareholder Approval and Partnership Partner Approvals .  The affirmative vote of the holders of a majority of the Company Common Shares outstanding and entitled to vote is the only vote of the holders of any class or series of beneficial interest of the Company or any Company Subsidiary necessary or required to approve the Merger (the “Company Shareholder Approval”). The approval by the General Partner and by Limited Partners holding 75% or more of the Percentage Interests of the Limited Partners (as defined in the Partnership Agreement) (including Limited Partnership Interests held by the Company and the General Partner, but not including any interest on account of Preferred Units (as defined in the Partnership Agreement)) are the only approvals necessary or required to approve the  Partnership Merger (the “Partnership Partner Approvals”).

3.18         Material Contracts.

(a)           Except for agreements filed as Exhibits to the Company Filed SEC Reports, Section 3.18(a) of the Company Disclosure Schedule sets forth a list of all Material Contracts.  The Company has made available to Parent true and complete copies of all Material Contracts.  The Material Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to the Company and, to the knowledge of the Company, with respect to each other party to any of such Material Contracts, except, in each case, to the extent that enforcement of rights and remedies created by any Material Contracts are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application related to or affecting creditors’ rights and to general equity principles.  Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, (i) neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound and, (ii) to the knowledge of the

Company, there are no such violations or defaults (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or default) with respect to any third party to any Material Contract, except in either the case of clause (i) or (ii) for those violations or defaults that, individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect.  Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any contractual obligation to file a registration statement under the Securities Act, in respect of any securities of the Company or any Company Subsidiary.

(b)           Except for agreements filed as exhibits to the Company Filed SEC Reports, Section 3.18(b) of the Company Disclosure Schedule sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of the Company or any of the Company Subsidiaries in excess of $5,000,000, other than Indebtedness payable to the Company or a Company Subsidiary, is payable and (y) the respective principal amounts outstanding thereunder on March 31, 2005.

3.19         Insurance.  The Company maintains insurance coverage with reputable insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company.  The Company has delivered to Parent prior to the date hereof a list that is true and complete in all material respects of all material insurance policies in force naming the Company, any Company Subsidiary or any employees thereof as an insured or beneficiary or as a loss payable payee or for which the Company or any Company Subsidiary has paid or is obligated to pay all or part of the premiums.  There is no claim by the Company or any Company Subsidiary pending under any such policies which (a) has been denied or disputed by the insurer and (b) would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.  All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and no written notice of cancellation or termination has been received by the Company with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

3.20         Definition of the Company’s Knowledge.  As used in this Agreement, the phrase “to the knowledge of the Company” or any similar phrase means the actual knowledge of those individuals identified in Section 3.20 of the Company Disclosure Schedule.

3.21         Proxy and Partnership Information Statements; Company Information.  The information relating to the Company and the Company Subsidiaries to be contained in the Proxy Statement, the Partnership Information Statement and other documents to be filed with the SEC in connection herewith will not, on the date the Proxy Statement is first mailed to holders of Company Common Shares, on the date the Partnership Information Statement is first mailed to holders of Existing Units or at the time of the Company Shareholders’ Meeting contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made, except that no representation is made by the Company with respect to the information supplied by Parent for inclusion therein.  If, at any time prior to the Shareholder Meeting, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or supplement to the Proxy Statement or the Partnership Information Statement, the Company shall promptly inform Parent.  All documents that the Company is responsible for filing with the SEC in connection with the Merger, the Partnership Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

3.22         No Payments to Employees, Officers or Directors.  Except as set forth in Section 3.22 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger and the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer,  director or other service provider of the Company or any Company Subsidiary.  Section 3.22 of the Company Disclosure Schedule lists the amounts required to be paid or payable to or with respect to any employee or other service provider of the Company or any Company Subsidiary in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) that are or could be an “excess parachute payment” within the meaning of Section 280G of the Code.  Neither the Company nor any Company Subsidiary has any obligation to pay or otherwise reimburse any person for any tax imposed under Section 4999 of the Code except as set forth in Section 3.22 of the Company Disclosure Schedule.

3.23         Employee Loans.  Other than loans to employees that, in the aggregate, do not exceed $50,000, there are no outstanding loans made by the Company or any Company Subsidiary to any of its respective employees, officers or directors.

3.24         Shareholders’ Rights Agreement.

  Neither the Company nor any Company Subsidiary has adopted, or intends to adopt, a shareholders’ rights agreement or any similar plan or agreement which limits or impairs the ability to purchase, or become the direct or indirect beneficial owner of, shares of beneficial interest or any other equity or debt securities of the Company or any Company Subsidiary.

3.25         Intellectual Property.

(a)           Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company does not have knowledge of any valid grounds for any bona fide claims: (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any Company Subsidiary, infringes on any copyright, patent, trademark, trade name, service mark or trade secret of any third party; (ii) against the use by the Company or any Company Subsidiary of any copyrights, patents, trademarks, trade names, service marks, trade secrets, technology, know-how or computer software programs and applications used in the business of the Company or any

Company Subsidiary as currently conducted or as proposed to be conducted, (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights material to the Company and the Company Subsidiaries, taken as a whole, or (iv) challenging the license or legally enforceable right to use of the Third-Party Intellectual Property Rights by the Company or any Company Subsidiary.  Except as, individually or in the aggregate, has not had and would not reasonably be likely to have a Company Material Adverse Effect, the Company and each Company Subsidiary owns, or is licensed to use (in each case free and clear of any Encumbrances), all Intellectual Property currently used in its business as presently conducted.

(b)           As used in this Agreement, the term (i) “Intellectual Property” means all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications, and other proprietary information or materials, trademarks, trade names, service marks and copyrights, (ii) “Third-Party Intellectual Property Rights” means any rights to Intellectual Property owned by any third party, and (iii) “Company Intellectual Property Rights” means the Intellectual Property owned or used by the Company or any Company Subsidiary.

3.26         Transactions with Affiliates. Except as set forth in Section 3.26 of the Company Disclosure Schedule (other than compensation and benefits received in the ordinary course of business as an employee or director of the Company or the Company Subsidiaries), no director, officer or other Affiliate of the Company or any Company Subsidiary or any entity in which, to the knowledge of the Company, any such director, officer or other affiliate or associate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons), has any interest in:  (i) any contract, arrangement or understanding with, or relating to the business or operations of Company or any Company Subsidiary; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any Company Subsidiary; or (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any Company Subsidiary.

3.27         Investment Company Act of 1940.  None of the Company or any Company Subsidiary is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
PARENT, MERGERCO AND MERGER PARTNERSHIP

Except as set forth in the disclosure schedules delivered at or prior to the execution hereof to the Company (the “Parent Disclosure Schedule”), which schedule shall identify any exceptions to the representations, warranties and covenants contained in this Agreement and any item disclosed on any schedule therein shall be deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent it is reasonably clear on the face of such Parent Disclosure Schedule that such item applies to such other schedule, each of the Parent, MergerCo and the Merger Partnership, jointly and severally, represents and warrants to the Company and the Partnership as follows:

4.1           Existence; Good Standing; Authority; Compliance with Law.

(a)           Parent is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.  Except as set forth in Section 4.1(a) of Parent Disclosure Schedule, Parent is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.  Parent has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

(b)           Each of the Parent’s Subsidiaries is listed in Section 4.1(b) of the Parent Disclosure Schedule (the “Parent Subsidiaries”), and each such entity is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite corporate power or other power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification or licensure, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.  Parent has no other Subsidiaries other than Parent Subsidiaries.

(c)           Except as set forth in Section 4.1(c) of the Parent Disclosure Schedule, neither Parent nor any of Parent Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Parent or any Parent Subsidiary or any of their respective properties or assets is subject, except where such violation, alone or together with all other violations, would  not reasonably be likely to have a Parent Material Adverse Effect.  Parent and Parent Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their businesses as now conducted, except where the failure to obtain any such license, permit or authorization or to take any such action, alone or together with all other such failures, would not reasonably be likely to have a Parent Material Adverse Effect.

(d)           Parent has previously provided or made available to the Company true and complete copies of the certificate of incorporation and bylaws and the other charter documents, bylaws, organizational documents and partnership, limited liability company and joint venture agreements (and in each such case, all amendments thereto) of Parent as in effect on the date of this Agreement.

4.2           Authorization, Validity and Effect of Agreements.  Each of Parent, MergerCo and Merger Partnership has all requisite organizational power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby and thereby and perform its obligations hereunder and thereunder.  The execution, delivery and performance by each of Parent, MergerCo and Merger Partnership of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary organizational action on behalf of each of Parent, MergerCo and Merger Partnership.  No other organizational proceedings on the part of Parent, MergerCo, Merger Partnership, or any of their respective subsidiaries, are necessary to authorize this Agreement or to consummate the Merger, the Partnership Merger and the other transactions contemplated hereby.  This Agreement, assuming the due authorization, execution and delivery hereof by each of the Company and the Partnership, constitutes a valid and legally binding obligation of each of Parent, MergerCo and Merger Partnership, enforceable against each of Parent, MergerCo and Merger Partnership in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.  The respective Board of Directors or general partners of Parent, MergerCo and Merger Partnership each have, by unanimous vote, if applicable, duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Merger, the Partnership Merger and the transactions contemplated thereby, and taken all corporate action required to be taken by each of them to consummate the Merger, the Partnership Merger and the transactions contemplated thereby.

4.3           Consents and Approvals; No Violations.  Except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, and state securities or state “blue sky” laws, the HSR Act or any other antitrust law, (b) for filing of the Articles of Merger and the Certificate of Merger and (c) as otherwise set forth in Section 4.3 of the Parent Disclosure Schedule, none of the execution, delivery or performance of this Agreement by each of Parent, MergerCo and Merger Partnership, the consummation by each of Parent, MergerCo and Merger Partnership of the transactions contemplated hereby or compliance by each of Parent, MergerCo and Merger Partnership with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of Parent, (ii) require any filing with, notice by, or permit, authorization, consent or approval of, any Governmental Entity, (iii)  require any consent or notice under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, MergerCo or Merger Partnership is a party or by which it or any of its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, MergerCo, Merger Partnership or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.

4.4           Litigation.  Except as set forth in Section 4.4 of Parent Disclosure Schedule, (a) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of Parent Subsidiaries and (b) neither Parent nor any

Parent Subsidiary is subject to any outstanding order, writ, judgment, injunction, stipulation, award or decree of any Governmental Entity which, in the case of (a) or (b), would, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.

4.5           Absence of Certain Changes.  Except as disclosed in Section 4.5 of the Parent Disclosure Schedule, from March 31, 2005 through the date hereof, Parent and Parent Subsidiaries have conducted their businesses only in the ordinary course and consistent with past practice and there has not been any event or occurrence of any condition that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.6           No Brokers.  Neither Parent nor any of the Parent Subsidiaries has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of such entity or the Company to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Merger or the Partnership Merger, except that Parent has retained Lehman Brothers Inc.

4.7           Available Funds; Guaranty.

(a)           Assuming that the condition set forth in Section 7.2(d) is satisfied, Parent will have sufficient funds to, at the Closing (i) pay the aggregate Common Share Merger Consideration, Option Merger Consideration and Partnership Merger Consideration payable hereunder and (ii) pay any and all fees and expenses in connection with the Mergers or the financing thereof.

(b)           Parent has provided to the Company a true, complete and correct copy of an executed commitment letter (the “Debt Commitment Letter”) from Lehman Brothers Inc. and Lehman Commercial Paper Inc. (the “Lenders”) pursuant to which, and subject to the terms and conditions thereof, the Lenders have committed to provide Merger Partnership with financing in an aggregate amount of $2,025,000,000 plus the amount of fees and expenses related to the Mergers, the Asset Sale, the credit facilities and the other transaction documents related thereto.  Parent will provide to the Company any amendments to the Debt Commitment Letter, or any notices given in connection therewith, as promptly as possible (but in any event within twenty-four (24) hours).

(c)           Concurrently with the execution of this Agreement, Parent and Merger Partnership have delivered to the Company a guaranty (the “Guaranty”) executed by each of ING Bank N.V. and Lehman Brothers Holdings, Inc. (each a “Guarantor”) in the form attached as Exhibit E to this Agreement.

4.8           Takeover Statutes.  Each of Parent, MergerCo and Merger Partnership has taken such actions and votes as are necessary on its part to render the provisions of any “fair price,” “moratorium,” “control share acquisition” or any other anti-takeover statute or similar federal or state statute inapplicable to this Agreement, the Merger, the Partnership Merger and the transactions contemplated by this Agreement.

4.9           Definition of the Parent’s Knowledge.  As used in this Agreement, the phrase “to the knowledge of Parent” or any similar phrase means the actual knowledge of those individuals identified in Section 4.9 of the Parent Disclosure Schedule.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGERS

5.1           Conduct of Business by the Company.  During the period from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1 hereof, except as otherwise contemplated or permitted by this Agreement, the Company shall (i) use its reasonable best efforts to, and shall cause each of the Company Subsidiaries to use its reasonable best efforts to, carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice, and use their reasonable best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees consistent with past practice and preserve their relationships with customers, suppliers and others having business dealings with them and (ii) comply with, and shall cause each of the Company Subsidiaries to comply with, all applicable Laws wherever their respective businesses are conducted, including the timely filing of reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act.  Without limiting the generality of the foregoing, from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1 hereof, neither the Company nor any of the Company Subsidiaries will (except as expressly permitted by this Agreement, as contemplated by the transactions contemplated hereby, as set forth in Section 5.1 of the Company Disclosure Schedule or to the extent that Parent shall otherwise consent in writing (it being understood that Parent shall respond within five (5) Business Days to the Company’s communications soliciting such consent from Parent)):

(a)           (i) split, combine or reclassify any shares of beneficial interest of the Company or the Partnership or (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of any shares of beneficial interest of the Company or the Partnership, except for (A) regular, cash dividends at a rate not in excess of (1) $0.200834 per share of Company Common Shares, declared and paid monthly, (2) $0.4921875 per share of Series C-1 Preferred Shares, declared and paid quarterly and (3) $0.46875 per share of Series D Preferred Shares, declared and paid quarterly, in each case, in accordance with past practice, (B) corresponding regular monthly distributions payable to each class or series of holders of OP Units and (C) dividends or distributions, declared, set aside or paid by any wholly owned Company Subsidiary to the Company or any Company Subsidiary that is, directly or indirectly, wholly owned by the Company;

(b)           except as set forth in Section 5.1(b) of the Company Disclosure Schedule, (i) authorize for issuance, issue or sell or agree or commit to issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of beneficial interest (or similar interest) of any class or any other securities or equity equivalents (including, without limitation, share appreciation rights, “phantom” stock plans or stock equivalents), other than the (A) issuance of Company Common Shares upon the exercise of Company Share Options outstanding on the date of this Agreement in accordance with their present terms and (B) the issuance of Company Common Shares in exchange for OP Units pursuant to Section 8.6 of the Partnership Agreement as in effect on the date hereof or (ii) repurchase, redeem or otherwise acquire any securities or equity equivalents (including, without limitation, share appreciation rights, “phantom” stock plans or stock equivalents) of the Company or the Company Subsidiaries (except in connection with the use of Company Common Shares to pay the exercise price or the withholding obligation upon the exercise of a Company Share Option or the lapse of restrictions on restricted share awards as presently permitted by the Company Share Option Plans);

(c)           except as set forth in Section 5.1(c) of the Company Disclosure Schedule, purchase, acquire, sell, lease, encumber, transfer or dispose of any assets of the Company or any of the Company Subsidiaries (whether by asset acquisition, stock acquisition or otherwise), except pursuant to obligations in effect on the date hereof, which are listed in Section 5.1(c) of the Company Disclosure Schedule; provided that such transaction is consummated in accordance in all material respects with the provisions of such obligations, including but not limited to such purchase or sale price;

(d)           except (i) as set forth in Section 5.1(d) of the Company Disclosure Schedule, (ii) borrowings for working capital and refundable earnest money deposits using existing lines of credit and (iii) borrowings consistent with the Operating Protocols (attached as Section 5.1 of the Company Disclosure Schedules) for development, construction and acquisition activities, incur any amount of indebtedness for borrowed money, guarantee any indebtedness, issue or sell debt securities, repurchase or redeem any debt securities, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, or create or suffer any material lien thereupon;

(e)           except pursuant to any mandatory payments under any credit facilities in existence on the date hereof, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction in the ordinary course of business consistent with past practice;

(f)            change any of the accounting principles or practices used by it (except as required by GAAP, in which case written notice shall be provided to Parent and MergerCo prior to any such change);

(g)           (i) except as required by law, enter into, adopt, amend or terminate any Employee Program or enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any of the Company Subsidiaries and one or more of their directors or executive officers, or (ii) except for normal increases in the ordinary course of business consistent with past practice and provided for in the 2005 operating budget or as previously disclosed to Parent, increase in any manner the compensation or benefits of any officer or employee or pay any benefit not required by any Employee Program or arrangement as in effect as of the date hereof;

(h)           grant to any officer, director or employee the right to receive any new severance, change of control or termination pay or termination benefits, grant any increase in, or otherwise alter or amend, any right to receive any severance, change of control or termination pay or termination benefits or enter into or otherwise amend or alter any new employment, loan, retention, consulting, indemnification, termination, change of control, severance or similar agreement with any officer, director or employee other than the grant of compensation and benefits to any employee (other than an officer) hired after the date of this Agreement;

(i)            except to the extent required to comply with its obligations hereunder or with applicable law, amend its articles of incorporation or bylaws, limited partnership or limited liability company agreements, or similar organizational or governance documents;

(j)            adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization (other than the Merger);

(k)           except (i) as set forth in Section 5.1(k) of the Company Disclosure Schedule and (ii) as provided in Section 6.6(f), settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises for litigation where the amount paid (after reduction by any insurance proceeds actually received) in settlement or compromise does not exceed $500,000 in the aggregate;

(l)            amend any term of any outstanding security of the Company or any Company Subsidiary;

(m)          modify or amend any Material Contract to which the Company or any Company Subsidiary is a party or waive, release or assign any material rights or claims under any such Material Contract or enter into any new Material Contracts;

(n)           merge or consolidate with any other entity in any transaction;

(o)           form or commence the operations of any business, corporation, partnership, joint venture, business association or other business organization or division thereof;

(p)           mortgage or pledge any of its assets;

(q)           enter into, or amend or modify any Tax Protection Agreement, or take any action that would, or could reasonably be expected to, violate any Tax Protection Agreement or otherwise give rise to any liability of the Company or any Subsidiary with respect thereto;

(r)            make or rescind any material express or deemed election relative to Taxes (unless such election or rescission is required by law or necessary (1) to preserve the status of the Company as a REIT under the Code, or (2) to qualify or preserve the status of any Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be (provided that in such events the Company  shall notify Parent of such election and shall not fail to make such election in a timely manner);

(s)           file an amendment to any material Tax return;

(t)            settle or compromise any material federal, state, local or foreign Tax liability other than settling appeals of property tax valuations;

(u)           authorize, commit to or make any equipment purchases or capital expenditures not provided for in the Company’s 2005 operating budget and capital budget (in the forms previously provided to Parent); or

(v)           enter into an agreement to take any of the foregoing actions.

In connection with the continued operation of the Company and the Company Subsidiaries, the Company will confer in good faith on a regular and frequent basis with one or more representatives of Parent designated to the Company regarding operational matters and the general status of ongoing operations and will notify Parent promptly of any event or occurrence that has had or may reasonably be expected to have a Company Material Adverse Effect.  The Company acknowledges that Parent does not and will not waive any rights it may have under this Agreement as a result of such consultations.

ARTICLE VI

ADDITIONAL COVENANTS

6.1           Preparation of the Proxy Statement; Shareholders Meeting.

(a)           As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement in preliminary form (the “Proxy Statement”) and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto.  Parent and MergerCo shall cooperate with the Company in connection with the preparation of the Proxy Statement, including, but not limited to, furnishing to the Company any and all information regarding Parent and MergerCo and their respective affiliates as may be required to be disclosed therein as promptly as possible after the date hereof.  The Company shall notify Parent and MergerCo promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger.

(b)           If, at any time prior to receipt of the Company Shareholder Approval, any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the parties shall notify each other promptly of such event, and the Company shall promptly file with the SEC any necessary amendment or supplement to the Proxy Statement, and, as required by law, in disseminating the information contained in such amendment or supplement to the Company’s shareholders.

(c)           The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its holders of Company Common Shares (the “Company Shareholders Meeting”) for the purpose of seeking the Company Shareholder Approval.  The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the holders of Company’s shareholders entitled to vote at the Company Shareholders Meeting as promptly as practicable after the date of this Agreement.  The Company shall, through the Company Board, recommend to its holders of Company Common Shares that they approve this Agreement and the Merger (the “Company Recommendation”), except to the extent that the Company Board shall have withdrawn, qualified or modified its approval or recommendation of this Agreement or the Merger in compliance with Section 6.5(b).

6.2           Other Filings.  As soon as practicable following the date of this Agreement, each of the parties to this Agreement shall properly prepare and file any other filings required under the Exchange Act or any other federal, state or foreign law relating to the Asset Sale, the Merger and the Partnership Merger (including filings, if any, required under the HSR Act) (collectively, the “Other Filings”).  Each of the parties to this Agreement shall promptly notify the other parties of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Entity or official, and each of the parties to this Agreement shall supply the other parties with copies of all correspondence between it and each of its Subsidiaries and representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings.  Each of the parties hereto shall promptly obtain and furnish the other parties with (a) the information which may be reasonably required in order to make such Other Filings and (b) any additional information which may be requested by a Governmental Entity and which the parties reasonably deem appropriate.

6.3           Additional Agreements.  Subject to Section 6.5, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Asset Sale, the Merger and the Partnership Merger and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including, without limitation, any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Asset Sale, the Merger and the Partnership Merger, to

effect all necessary registrations and Other Filings and submissions of information requested by a Governmental Entity, and to use its reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Asset Sale, the Merger and the Partnership Merger.  Following the date hereof, the Company shall provide to Parent and MergerCo a schedule of the Company Properties identifying the applicable owner of each such Company Property.

6.4           Fees and Expenses.

(a)           Except as set forth in Sections 6.4(b), 6.4(c) and 8.2, whether or not the transactions contemplated by this Agreement are consummated, all fees, costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby and thereby, including, without limitation, all fees, costs and expenses of agents, representatives, counsel and accountants shall be paid by the party incurring such fees, costs or expenses.

(b)           If this Agreement is terminated by the Company pursuant to Section 8.1(d), Parent shall pay to the Company (subject to the provisions of Section 8.3(a) hereof) within three (3) Business Days after the date of termination all documented, reasonable out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants, consultants, financial advisors and investment bankers, incurred by the Company in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder (“Company Break-Up Expenses”).

(c)           If this Agreement is terminated by Parent pursuant to Section 8.1(c), the Company shall pay to Parent, within three (3) Business Days after the date of termination, all documented, reasonable out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants, consultants, financial advisors, and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder or thereunder (“Parent Break-Up Expenses”).

(d)           The payment of expenses set forth herein is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto (whether at law or in equity).

6.5           No Solicitations.

(a)           The Company shall not, and shall not authorize or permit any of its Subsidiaries, or any of its or their officers, directors, affiliates or employees or any investment banker, financial advisor, attorney, accountant, agent or other representative acting on its or their behalf (collectively “Company Representatives”), to (i) solicit, initiate or knowingly encourage, or knowingly take any other action to facilitate (including by way of furnishing non-public information), directly or indirectly, any inquiries with respect to an Acquisition Proposal, or the making of any proposal that constitutes or may reasonably be expected to lead to, an Acquisition Proposal, or (ii)

initiate, participate in or knowingly encourage any discussions or negotiations regarding an Acquisition Proposal; provided, however, that, at any time prior to the receipt of the Company Shareholder Approval, if the Company receives a bona fide written Acquisition Proposal that was unsolicited or that did not otherwise result from a breach of this Section 6.5(a), the Company may furnish, or cause to be furnished, non-public information with respect to the Company and the Company Subsidiaries to the Person who made such Acquisition Proposal (a “Third Party”) and may participate in discussions and negotiations regarding such Acquisition Proposal if (A) the Company Board determines in good faith, after consultation with outside legal counsel, that failure to do so would be inconsistent with its duties to the Company or its shareholders under applicable law, (B) prior to taking such action, the Company enters into a confidentiality agreement with respect to such Acquisition Proposal that contains provisions that are no less restrictive on the Person making such Acquisition Proposal than the provisions of the Confidentiality Agreement dated as of May 17, 2005 between the Company and ING Clarion Partners, LLC (the “Confidentiality Agreement”), and (C) the Company Board determines in good faith, after consultation with its outside financial advisor, that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal.  The Company shall provide prompt (but in no event less than twenty-four hours following the Company’s initial receipt of any Acquisition Proposal) oral and written notice to Parent of (a) the receipt of any such Acquisition Proposal, and any modification or amendment to any such Acquisition Proposal, by the Company, any Company Subsidiary or any Company Representative, (b) the material terms and conditions of such Acquisition Proposal (c) the identity of such person or entity making any such Acquisition Proposal and (d) the Company’s intention to furnish information to, or enter into discussions or negotiations with, such person or entity.  The Company shall continue to keep Parent informed of the status and details of any such Acquisition Proposal or inquiry (including any material changes to the status or material terms thereof).

(b)           The Company Board may not (i) withdraw, qualify or modify, in a manner adverse to Parent or MergerCo, the approval or recommendation of the Company Board, or if applicable, the approval or recommendation of any committee of the Company Board, of the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal (any action described in clauses (i) or (ii) being referred to as an “Adverse Recommendation Change”) or (iii) authorize or permit the Company or any of its Subsidiaries to enter into any agreement (each, an “Acquisition Agreement”) contemplating an Acquisition Proposal.  Notwithstanding the foregoing, at any time prior to receipt of the Company Shareholder Approval, the Company Board may take one of the actions described in  clauses (i) or (ii) of the previous sentence in response to a Superior Proposal if the Company Board determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with its duties to the Company or its shareholders under applicable law (a “Subsequent Determination”) but only at a time that is after the third (3rd) Business Day following Parent’s receipt of written notice from the Company that the Company Board is prepared to approve or recommend such Superior Proposal, or the applicable amendment to a Superior Proposal, and subject to the Company’s compliance with this subsection (b).  Any such written notice shall specify the material terms and conditions of such Superior

Proposal, identify the person making such Superior Proposal and state that the Board otherwise intends to make a Subsequent Determination (subject to compliance with this subsection (b))  During such three (3) Business Day period, the Company shall permit the Parent to propose to the Company’s Board adjustments to the terms and conditions of this Agreement with a view to enabling the Company to proceed with its recommendation to its shareholders without a Subsequent Determination.

(c)           Upon execution of this Agreement, the Company and the Company Subsidiaries shall cease immediately and cause to be terminated any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to an Acquisition Proposal by or on behalf of the Company or any of the Company Representatives and shall inform each of the Company Representatives of its obligations under this Section 6.5 and instruct each of them to act in a manner consistent with such obligations.  The Company shall promptly request each Person with whom is has executed a confidentiality agreement within the twenty-four months prior to the date hereof in connection with its consideration of any Acquisition Proposal to return or destroy all confidential or other non-public information heretofore furnished to such Person by or on behalf of the Company or any of the Company Representatives.

(d)           Subject to Section 6.5(b), the Company may at any time take and disclose to its holders of Company Common Shares a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A.

6.6           Officers’ and Directors’ Indemnification.

(a)           In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a trustee, director or officer of the Company or any of the Company Subsidiaries (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a trustee, director, officer, employee, or agent of the Company or any of the Company Subsidiaries, or is or was serving at the request of the Company or any of the Company Subsidiaries as a trustee, director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the negotiation, execution or performance of this Agreement, any agreement or document contemplated hereby or delivered in connection herewith, or any of the transactions contemplated hereby, or thereby whether in any case asserted or arising at or before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto.  It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time, the Surviving Entity (together with the Company, the “Indemnitors”), shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation (collectively, “Indemnifiable Amounts”), and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), (A) the Indemnitors, shall promptly (but in any event within 10 calendar days of written request) pay expenses in advance of the final disposition of any such threatened or actual claim, action, suit, demand, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable law; (B) the Indemnitors shall have the right to defend each Indemnified Party in any proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however, that the Indemnitors shall notify such Indemnified Party of any such decision to defend within ten (10) calendar days of receipt of notice of any such proceeding, and, provided further, that the Indemnitors shall not, without the prior written consent of such Indemnified Party, consent to the entry of any judgment against such Indemnified Party or enter into any settlement or compromise which (I) includes an admission of fault of such Indemnified Party or (II) does not include, as an unconditional term thereof, the full release of such Indemnified Party from all liability in respect of such proceeding, which release shall be in form and substance reasonably satisfactory to such Indemnified Party and (C) notwithstanding clause (B) above, if in a proceeding to which an Indemnified Party is a party by reason of the Indemnified Party’s service as a trustee, director, officer, employee, or agent of the Company or any of the Company Subsidiaries, (I) such Indemnified Party reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such proceeding, (II) a conflict of interest or potential conflict of interest exists between such Indemnified Party and the Indemnitors, or (III) if the Indemnitors fail to assume the defense of such proceeding in a timely manner, such Indemnified Party shall be entitled to be represented by separate legal counsel of such Indemnified Party’s choice at the expense of the Indemnitors; provided, however, that none of the Indemnitors shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and provided further that the Indemnitors shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification by such entities of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.  Any Indemnified Party wishing to claim indemnification under this Section 6.6, upon learning of any such threatened or actual claim, action, suit, demand, proceeding or investigation, shall promptly notify the Company and, after the Effective Time, the Surviving Entity thereof; provided that the failure to so notify shall not affect the obligations of the Company and the Surviving Entity except to the extent, if any, such failure to promptly notify materially and adversely prejudices such party.

(b)           Parent and MergerCo each agree that all rights to indemnification or exculpation existing in favor of, and all limitations on the personal liability of, each present and former director and officer of the Company and the Company Subsidiaries provided for in the respective charters or bylaws (or other applicable organizational documents) or otherwise in effect as of the date hereof shall survive the Merger and continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claims (each a “Claim”) asserted or made within such period shall continue until the final disposition of such Claim.  From and after the Effective Time, the Surviving Entity shall indemnify and hold harmless the present and former officers and directors of the Company and the Company Subsidiaries in respect of acts or omissions occurring prior to the Effective Time to the extent provided in any written indemnification agreements between the Company and/or one or more Company Subsidiaries and such officers and directors as listed in Section 6.6(b) of the Company Disclosure Schedule (a form of which is publicly available through EDGAR which form is consistent with the agreements entered into).

(c)           Prior to the Effective Time, the Company shall purchase a non-cancelable extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance coverage for the Company’s directors and officers in the same form as presently maintained by the Company, which shall provide such directors and officers with coverage for six (6) years following the Effective Time of not less than the existing coverage under, and have other terms not less favorable to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company; provided, however, that in no event shall the Company be required to expend pursuant to this Section 6.6(c) more than an amount per year of coverage equal to one hundred and fifty percent (150%) of current annual premiums paid by the Company for such insurance.  In the event that, but for the proviso to the immediately preceding sentence, the Company would be required to expend more than one hundred and fifty percent (150%) of current annual premiums, the Company shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to one hundred and fifty percent (150%) of current annual premiums.  Parent shall, and shall cause the Surviving Entity to, maintain such policies in full force and effect, and continue to honor all obligations thereunder.

(d)           The obligations under this Section 6.6 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.6 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.6 applies shall be third party beneficiaries of this Section 6.6 and shall be entitled to enforce the covenants contained herein).

(e)           In the event Parent or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Entity, as the case may be, assume the obligations set forth in this Section 6.6.

(f)            The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder or partner litigation against the Company, its directors or officers, the General Partner or the Partnership relating to the Asset Sale, the Mergers or the other transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Parent’s consent if such settlement, either individually or together with all other settlements of such shareholder or partner litigation would require aggregate payments by the Company or any of the Company Subsidiaries in excess of $1,500,000 or impose any material obligation or restriction on the Company or any of the Company Subsidiaries after the Effective Time.

6.7           Access to Information; Confidentiality.  From the date hereof until the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries and each of the Company’s and Company Subsidiaries’ directors, officers, employees and agents to, afford to Parent and to the directors, officers, employees, and agents of Parent access upon reasonable notice and at reasonable times without undue interruption (and will request the same from the Company’s auditors, attorneys, financial advisors and lenders) to (a) the properties, books, records and contracts of the Company and the Company Subsidiaries and (b) the officers and employees of the Company and the Company Subsidiaries; provided, however, that Parent shall obtain the Company’s consent, which consent shall not be unreasonably withheld, to a schedule of properties to be visited and officers and employees to be accessed prior to any such visits or access.  The Company shall furnish Parent such financial, operating and other data and information as Parent may reasonably request.  Prior to the Effective Time, Parent and MergerCo shall hold in confidence all such information on the terms and subject to the conditions contained in the Confidentiality Agreement.

6.8           Public Announcements.  The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Mergers and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the applicable rules of any stock exchange or quotation system if the party issuing such press release or making such public statement has used its reasonable best efforts to consult with the other party and to obtain such party’s consent but has been unable to do so in a timely manner.  In this regard, the parties shall make a joint public announcement of the Mergers contemplated hereby no later than the opening of trading on the NYSE on the Business Day immediately following the time at which this Agreement is signed.

6.9           Employee Benefit Arrangements.

(a)           On and after the Closing, Parent shall, and shall cause the Surviving Entity to, honor in accordance with their terms all employment agreements, severance agreements, the Company’s Senior Management Incentive Compensation Plan, the Company’s Severance and Stay Bonus Plan, the Company’s 2003 and 2005 Investment Performance Bonus Plans, and the Company’s deferred compensation plans, all of which are listed in Section 6.9(a) of the Company Disclosure Schedule, and the Company or Parent shall pay on the Closing Date to the applicable officers, employees and trustees listed in said Section 6.9(a) of the Company Disclosure Schedule, any amounts with respect to such agreements and obligations that are payable by their terms on the Closing Date, upon consummation of the Merger, or the Effective Time.  Parent acknowledges and agrees that the Merger constitutes a “Change in Control” for purposes of the plans and agreements listed in Section 6.9(a) of the Company Disclosure Schedule.  Each of the first four officers who is a covered by a senior executive severance agreement listed in Section 6.9(a) of the Company Disclosure Schedule, immediately upon consummation of the Merger, shall be paid his or her severance benefits in accordance with the terms of the special executive severance agreement as if there was a “Terminating Event” as defined in the senior executive severance agreement, regardless of whether such termination of employment has occurred or subsequently occurs, subject to the execution of a written acknowledgement by each such officer that such payment is in full satisfaction of the Company’s and its successors’ and affiliates’ obligations under the senior executive severance agreement and the execution of a written release of claims by the officer as required by Section 4 of the senior executive severance agreement.

(b)           For the one-year period immediately following the Effective Time, Parent shall cause the Surviving Entity to provide the employees of the Company and the Company Subsidiaries who remain employed by the Parent or the Parent Subsidiaries after the Effective Time (the “Company Employees”) with employee benefits (other than equity-based compensation) comparable to those in place immediately before the Effective Time.

(c)           After the Effective Time, Parent shall cause the Surviving Entity to honor all obligations which accrued prior to the Effective Time under the Company’s deferred compensation plans that are listed on Section 6.9(c) of the Company Disclosure Schedule.  For the one-year period immediately following the Effective Time, Parent shall, and shall cause the Surviving Entity to, honor the terms of the Company’s Severance and Stay Bonus Plan.

(d)           After the Effective Time, Parent shall cause the Surviving Entity to pay, as and when vested, the incentive performance bonus awards to the officers and employees of the Company that are listed on Section 6.9(d) of the Company Disclosure Schedule in accordance with their terms.

6.10         Preparation of Information Statement/ Partner Consent.

(a)           As soon as practicable following the date of this Agreement, the Partnership shall prepare and file with the SEC an information statement on the appropriate form (the “Partnership Information Statement”) and the Partnership shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto.  Parent, MergerCo and the Merger Partnership shall cooperate with the Company and the Partnership in connection with the preparation of the Partnership Information Statement, including, but not limited to, furnishing to the Company and the Partnership any and all information regarding Parent, MergerCo and the Merger Partnership and their respective affiliates as may be required to be disclosed therein as promptly as possible after the date hereof.  The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Partnership Information Statement or for additional information and shall supply each other with copies of all correspondence between such or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Partnership Information Statement or the Partnership Merger.  The Company shall use its reasonable best efforts to cause the Partnership Information Statement to be mailed to the holders of Existing Units at the earliest practicable date following the mailing of the Proxy Statement to Company shareholders.  The Company, on behalf of itself and the General Partner, hereby agrees to vote in favor of or consent to, as applicable, approval of this Agreement and the Partnership Merger. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Partnership Information Statement, (i) Parent, Merger Partnership, Company or the Partnership, as the case may be, shall promptly inform the others of such occurrences, (ii) Parent, Merger Partnership, Company and the Partnership shall, in cooperation with each other, prepare any such amendment or supplement to the Partnership Information Statement, in a form reasonably satisfactory to Parent, the indication of such satisfaction shall not be unreasonably withheld or delayed and (iii) each of Parent, Merger Partnership, Company and the Partnership shall use its reasonable best efforts to have any such amendment or supplement cleared, to the extent necessary, for mailing to the holders of Existing Units as promptly as practicable after such clearance.

(b)           The obligation of Merger Partnership and the Partnership to consummate the Partnership Merger shall be conditioned upon, and shall be subject to, the prior closing of the Merger as provided in this Agreement.

(c)           Parent, MergerCo, the Company, the Merger Partnership and the Partnership agree to use their reasonable best efforts to take all actions necessary and advisable to effect the foregoing.

6.11         Certain Tax Matters.  Neither Parent, the Surviving Entity nor their respective Affiliates shall take any action following the Merger that is inconsistent with the Company’s qualification as a REIT prior to the Effective Time, and Parent, Surviving Entity and their respective Affiliates will take all necessary and desirable actions to preserve the Company’s status as a REIT for periods prior to the Effective Time.  Nothing in this Section 6.11 shall be construed to limit the ability of the Parent or its Affiliates from causing the Company to seek a “closing agreement,” within the meaning of Section 7121 of the Code, with the IRS if it is reasonably determined that the Company or a Company Subsidiary engaged in any action or failed to take any action that jeopardized the Company’s status as a REIT prior to the Effective Time.

6.12         Asset Sale.  After the date hereof but prior to the Effective Time, Parent intends to cause a limited partnership or other entity to be formed (“Acquisition Partnership”), which will be an Affiliate of the Parent and will enter into a Real Estate Purchase Agreement reasonably acceptable to the Company and the Partnership (the “Real Estate Purchase Agreement”) with the Partnership and certain of its subsidiaries.  Pursuant to the Real Estate Purchase Agreement, Acquisition Partnership would purchase, and the Partnership and certain subsidiaries would sell, certain real estate assets and equity interests specified by Acquisition Partnership therein (the “Asset Sale”) on the terms and subject to the conditions specified by Acquisition Partnership therein.  The closing of the Asset Sale would occur immediately prior to the Effective Time.  Each of the Company and the Partnership agree to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all reasonable things as may be necessary to consummate and make the Asset Sale effective immediately prior to the Effective Time, including, without limitation, execution and delivery of an acceptable Real Estate Purchase Agreement and execution and delivery of appropriate amendments to this Agreement to give effect to such Asset Sale; provided that, in no event, shall the Company or the Partnership be obligated to incur liability, pay costs or other monies or take any irrevocable action prior to the Effective Time.  Any indebtedness of the Acquisition Partnership to the Partnership in connection with such Asset Sale shall be on arm’s length terms.  Parent shall ensure that any consideration received by the Partnership in connection with the Asset Sale consists of either cash or “real estate assets” within the meaning of Section 856(c) of the Code and does not jeopardize the Company’s status as a REIT.

ARTICLE VII

CONDITIONS TO THE MERGERS

7.1           Conditions to the Obligations of Each Party to Effect the Mergers.  The respective obligations of each party to effect the Mergers are subject to the satisfaction or waiver by consent of the other party, at or prior to the Effective Time, of each of the following conditions:

(a)           Shareholder and Partner Approvals.  The Company Shareholder Approval and the Partnership Partner Approvals shall have been obtained.

(b)           Regulatory Approvals.  All material approvals, authorizations and consents of any Governmental Entity required to consummate the Mergers shall have been obtained and remain in full force and effect, and all waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated.

(c)           No Injunctions, Orders or Restraints; Illegality.  No preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect which would have the effect of (i) making the consummation of the Mergers illegal or (ii) otherwise prohibiting the consummation of the Mergers; provided, however, that prior to a party asserting the failure of this condition, such party shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

7.2           Additional Conditions to Obligations of Parent,  MergerCo and Merger Partnership.  The obligations of Parent, MergerCo and Merger Partnership to effect the Mergers are further subject to the satisfaction of the following conditions, any one or more of which may be waived by Parent at or prior to the Effective Time:

(a)           Representations and Warranties.  (i) Those representations and warranties of the Company and the Partnership contained in the first sentence of Section 3.1(a), Section 3.2, Section 3.3(a), (b), (c) and (h) and Section 3.6(b)(i) of this Agreement shall be true and correct in all material respects both as of the date of this Agreement and as of the Closing as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date) and (ii) the representations and warranties of the Company and the Partnership in this Agreement (other than the representations and warranties identified in clause (i) above) shall be true and correct both as of the date of this Agreement and as of Closing as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date), except where the failure of the representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) does not have, and would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.  Parent shall have received a certificate signed on behalf of the Company and the Partnership by the Chief Executive Officer of the Company and the Chief Executive Officer of the General Partner, dated the Closing Date, to the foregoing effect.

(b)           Performance and Obligations of the Company and the Partnership.  The Company and the Partnership shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to the foregoing effect.

(c)           Tax Opinion.  Parent and MergerCo shall have received a tax opinion of Goodwin Procter LLP, or other counsel to the Company satisfactory to the Parent, dated as of the Closing Date, in the form attached hereto as Exhibit F (such opinion shall be based upon customary assumptions and customary representations made by the Company and the Company Subsidiaries, and shall be subject to such changes or modifications from the language set forth on such Exhibit as may be deemed necessary or appropriate by Goodwin Procter LLP (or such counsel rendering the opinion) and as shall be reasonably satisfactory to Parent) opining that the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code for all taxable periods commencing with the Company’s taxable year ended December 31, 1994 through and including the Closing Date.

(d)           Sufficient Funds.  As of the Closing Date, Parent and MergerCo shall have available to them sufficient funds to pay the Aggregate Consideration and other related costs and expenses; provided, however, that, notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(d) shall be deemed to have been satisfied unless the reason for the unavailability of sufficient funds is the result of the Lenders asserting a failure of a condition to their commitment based on the occurrence of any of the following events (each, a “Market MAC”) after the date of this Agreement and continuance of such event as of the Closing Date: (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (ii) the occurrence of any act of war or terrorism or another material event resulting in a major dislocation of financial markets that materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans, (iii) any mandatory limitation by any governmental authority on the extension of credit generally by banks or other financial institutions or (iv) the occurrence of any act of war or terrorism that materially and adversely affects the business of owning, leasing and developing multifamily real property, taken as a whole.

(e)           Absence of Material Adverse Change.  On the Closing Date, there shall not exist an event, change or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(f)            Closing of Asset Sale. In the event that the Partnership and Acquisition Partnership shall have entered into a Real Estate Purchase Agreement, the closing of the Asset Sale thereunder shall have occurred.

7.3           Additional Conditions to Obligations of the Company and the Partnership.  The obligation of the Company and the Partnership to effect the Mergers is further subject to the satisfaction of the following conditions, any one or more of which may be waived by the Company at or prior to the Effective Time:

(a)           Representations and Warranties.  (i) Those representations and warranties of Parent, MergerCo and Merger Partnership contained in the first sentence of Section 4.1(a), Section 4.2 and Section 4.3(c)(i) of this Agreement shall be true and correct in all material respects both as of the date of this Agreement and as of Closing as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date) and (ii) the representations and warranties of Parent, MergerCo and Merger Partnership in this Agreement (other than the representations and warranties identified in clause (i) above) shall be true and correct both as of the date of this Agreement and as of Closing as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date), except where the failure of the representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) does not have, and would not reasonably be likely to have, individually or in the aggregate, a Parent Material Adverse Effect.  The Company shall have received a certificate signed on behalf of Parent, MergerCo and Merger Partnership by the Chief Executive Officer of Parent, dated the Closing Date, to the foregoing effect.

(b)           Performance of Obligations of Parent and MergerCo.  Each of Parent, MergerCo and Merger Partnership shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent, MergerCo and Merger Partnership by the Chief Financial Officer of Parent, dated as of the Closing Date, to the foregoing effect.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1           Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of the Company Shareholder Approval or the Partnership Partner Approvals:

(a)           by the mutual written consent of Parent and the Company;

(b)           by either of the Company, on the one hand, or Parent, on the other hand, by written notice to the other:

(i)            if, upon a vote at a duly held meeting (or at any adjournment or postponement thereof), to obtain the Company Shareholder Approval, the Company Shareholder Approval is not obtained as contemplated by Section 6.1, the Partnership Partner Approvals are not obtained as contemplated by Section 6.2 or if it is determined by Parent that the Partnership Partner Approvals cannot be obtained; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to Company if the Company or the Partnership is in breach in any material respect of its obligations under Section 6.1 or Section 6.2;

(ii)           if any Governmental Entity of competent jurisdiction shall have issued an injunction or taken any other action (which injunction or other action the parties hereto shall have used their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the consummation of the Asset Sale or either of the Mergers, and such injunction shall have become final and non-appealable; provided however, that the party terminating this Agreement pursuant to this Section 8.1(c) shall have used all commercially reasonable efforts to have such order, decree, ruling or action vacated;

(iii)          if the consummation of the Asset Sale and the Mergers shall not have occurred on or before 11:59 pm, Eastern time, on November 30, 2005, (the “Drop Dead Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to any party whose failure to comply with any provision of this Agreement has been a cause of, or resulted in, the failure of the Asset Sale or either of the Mergers to occur on or before such date; or

(iv)          if (x) a Market MAC has occurred and Parent has invoked the existence of such Market MAC pursuant to Section 7.2(d) as the basis for not consummating the Mergers on the Closing Date and (y) such Market MAC has continued for thirty (30) consecutive Business Days after the date it was invoked by the Parent, which termination (in the case of termination by the Company) shall be effective at the close of business on the third Business Day after delivery of the termination notice to Parent unless Parent waives such Market MAC within such three Business Day period.

(c)           by Parent upon written notice from Parent to the Company, if the Company or the Partnership breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) and such condition is not satisfied (or is incapable of being satisfied) by the Drop Dead Date;

(d)           by the Company upon written notice from the Company to Parent, if Parent , MergerCo or the Merger Partnership breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.3(a) or 7.3(b) and such condition is not satisfied (or is incapable of being satisfied) by the Drop Dead Date;

(e)           by the Company upon written notice from the Company to Parent, at any time prior to obtaining the Company Shareholder Approval in order to accept and enter into a definitive Acquisition Agreement to effect a Superior Proposal; provided that for the termination of this Agreement pursuant to this subsection (e) to be effective, the Company shall have complied with its obligations under Sections 6.5(a), (b) and (c) and the Company shall have paid the Break-Up Fee required by Section 8.2(b); or

(f)            by Parent upon written notice of Parent or MergerCo to the Company, if the Company Board makes an Adverse Recommendation Change.

8.2           Effect of Termination.

(a)           Subject to Section 8.2(b), in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Parent, MergerCo or the Company and their respective directors, officers, employees, partners, shareholders or stockholders and all rights and obligations of any party hereto shall cease, except for the agreements contained in Section 6.4, the last sentence of Section 6.7, Section 6.8, this Section 8.2 and Article IX; provided, however, that nothing contained in this Section 8.2(a) shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

(b)           If: (i) this Agreement is terminated by the Company pursuant to Section 8.1(e); (ii) this Agreement is terminated by Parent or MergerCo pursuant to Section 8.1(f); or (iii) (A) after the date of this Agreement, an Acquisition Proposal shall have been made and (in the case of clause (I) below) becomes publicly known prior to the Company Shareholders Meeting, (B) this Agreement is terminated pursuant to (I) Section 8.1(b)(i) or (II) Section 8.1(b)(iii) by either Parent or the Company at a time when the Company Shareholder Approval has not been obtained, and (C) within twelve (12)

months after such date, the Company consummates an Acquisition Proposal or enters into an Acquisition Proposal that is subsequently consummated then the Company shall pay the Parent, subject to the provisions of Section 8.3(a), an amount in cash equal to $43,000,000 (the “Break-up Fee”).  Payment of the Break-up Fee required by this Section 8.2(b) shall be payable by the Company to Parent by wire transfer of immediately available funds (x) simultaneously with the effectiveness of the termination of this Agreement by the Company (i.e., following the three (3) Business Day waiting period) in the case of clause (i) above, (y) within three (3) Business Days of any termination of this Agreement, in the case of clause (ii) above, and (iii) on the same Business Day as the consummation of an Acquisition Proposal in the case of clause (iii).

(c)           Notwithstanding anything to the contrary in this Agreement, Parent and MergerCo hereto expressly acknowledge and agree that, with respect to any termination of this Agreement in circumstances where the Break-up Fee is payable in accordance with Section 8.2(b), the payment of the Break-up Fee shall constitute liquidated damages with respect to any claim for damages or any other claim which Parent or MergerCo would otherwise be entitled to assert against the Company or any of the Company Subsidiaries or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members, shareholders or stockholders, with respect to this Agreement and the transactions contemplated hereby and shall constitute the sole and exclusive remedy available to Parent and MergerCo.  The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement in circumstances where the Break-up Fee is payable in accordance with Section 8.2(b), the rights to payment under Section 8.2(b): (i) constitute a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement and (ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing.  Except for nonpayment of the amounts set forth in Section 8.2(b) and for any non-payment of the Parent Break-Up Expenses payable under Section 6.4(c), Parent and MergerCo hereby agree that, upon any termination of this Agreement in circumstances where the Break-up Fee is payable in accordance with Section 8.2(b), in no event shall Parent or MergerCo (i) seek to obtain any recovery or judgment against the Company or any of the Company Subsidiaries or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members or stockholders or (ii) be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

(d)           Notwithstanding anything to the contrary set forth in this Agreement, if the Company fails to pay to Parent any amounts due under this Section 8.2, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action taken to collect payment.

(e)           The Company acknowledges that the agreements contained in Section 8.2(b) are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement.

8.3           Escrow of Company Break-Up Expenses.

(a)           In the event that Parent is obligated to pay the Company Break-Up Expenses set forth in Section 6.5(b), Parent shall pay to the Company from the Company Break-Up Expenses deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Company Break-Up Expenses and (ii) the sum of (1) the maximum amount that can be paid to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)(H) or 856(c)(3)(A)(I) of the Code (“Qualifying Income”), as determined by the Company’s independent certified public accountants, plus (2) in the event the Company receives either (A) a letter from the Company’s counsel indicating that the Company has received a ruling from the IRS described in Section 8.3(c) or (B) an opinion from the Company’s outside counsel as described in Section 8.3(c), an amount equal to the Company Break-Up Expenses less the amount payable under clause (1) above.  To secure Parent’s obligation to pay these amounts, Parent shall deposit into escrow an amount in cash equal to the Company Break-Up Expenses with an escrow agent selected by Parent and on such terms (subject to Section 8.3(c)) as shall be mutually agreed upon by the Company, Parent and the escrow agent.  The payment or deposit into escrow of the Company Break-Up Expenses pursuant to this Section 8.3(b) shall be made at the time Parent is obligated to pay the Company such amount pursuant to Section 8.3(b) by wire transfer or bank check.

(b)           The escrow agreement shall provide that the Company Break-Up Expenses in escrow or any portion thereof shall not be released to the Company unless the escrow agent receives any one or combination of the following:  (i) a letter from the Company’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company’s accountants revising that amount, in which case the escrow agent shall release such amount to the Company, or (ii) a letter from the Company’s counsel indicating that the Company received a ruling from the IRS holding that the receipt by the Company of the Company Break-Up Expenses would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Company’s outside counsel has rendered a legal opinion to the effect that the receipt by the Company of the Company Break-Up Expenses would constitute Qualifying Income, would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or would not otherwise disqualify Company as a REIT), in which case the escrow agent shall release the remainder of the Company Break-Up Expenses to the Company.  Parent agrees to amend this Section 8.3 at the request of the Company in order to (x) maximize the portion of the Company Break-Up Expenses that may be distributed to the Company hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Company’s chances of securing a favorable ruling described in this Section 8.3(b) or (z) assist Parent in obtaining a favorable legal opinion from its outside counsel as described in this Section 8.3(b).  The escrow agreement shall also provide that any portion of the Company Break-Up Expenses held in escrow for five years shall be released by the escrow agent to Parent.

8.4           Amendment.  This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto at any time before or after any approval hereof by the shareholders of the Company; provided, however, that after any such shareholder approval, no amendment shall be made which by law requires further approval by such shareholders without obtaining such approval.

8.5           Extension; Waiver.  At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced.  The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX

GENERAL PROVISIONS

9.1           Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile (providing confirmation of transmission) or sent by prepaid overnight carrier (providing proof of delivery) to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the parties by like notice):

(a)	if to Parent or MergerCo:

Clarion Partners, LLC
230 Park Avenue
New York, NY 10169
Attention: Stephen J. Furnary

and

Lehman Brothers Inc.
399 Park Avenue, 8th Floor
New York, NY 10022
Attention: Steve Hentschel

with a copy to:

King & Spalding LLP
1185 Avenue of Americas
New York, NY 10036
Attention: William B. Fryer, Esq.

with a copy to:

Hogan & Hartson LLP
555 Thirteenth Street, NW
Washington, DC 20004
Attention: Bruce W. Gilchrist, Esq.

(b)		if to the Company:

Gables Residential Trust
2859 Paces Ferry Road
Suite 1450
Atlanta, GA 30339
Attention: Christopher Wheeler

with a copy to:

Goodwin | Procter LLP
Exchange Place
Boston, MA 02109
	Attention:	Gilbert G. Menna, Esq.
John T. Haggerty, Esq.

9.2           Certain Definitions.  For purposes of this Agreement, the term:

“Acquisition Proposal” shall mean any proposal or offer for, whether in one transaction or a series of related transactions, any (a) merger, consolidation or similar transaction involving the Company, the Partnership or any Significant Subsidiary of the Company (as defined in Rule 1-02 of Regulation S-X, but substituting 20% for references to 10% therein), (b) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or the Company Subsidiaries representing 20% or more of the consolidated assets of the Company and the Company Subsidiaries whether, (c) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding securities of the Company, (d) tender offer or exchange offer in which any Person or “group” (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the outstanding shares of Company Common Shares or outstanding equity interests of the Partnership, (e) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to the Company or the Partnership or (f) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Acquisition Proposal” shall not include the Merger or the other transactions contemplated by this Agreement.

“Affiliate” of any person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by law to be closed.

“Certificate” shall mean any certificate evidencing shares of beneficial interest issued by the Company.

“Class B Adjustment Factor” shall mean a fraction, the numerator of which shall equal the aggregate amount of capital contributions to MergerCo and Merger Partnership immediately prior to the Effective Time, and the denominator of which shall equal the product of (x) $43.50 times (y) the aggregate number of Existing Units held by the Company and the General Partner immediately before the Effective Time.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations thereunder.

“Company Material Adverse Effect” means, with respect to the Company, any state of facts, development, occurrence, effect, event or change that (i) has a material adverse effect on the business, assets, properties, results of operations, or financial condition of the Company and the Company Subsidiaries, taken as a whole, other than any state of facts, development, occurrence, effect, event or change arising out of or resulting from (a) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, that do not disproportionately impact the Company, (b) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles that, in each case, generally affect industries in which the Company and the Company Subsidiaries conduct business that do not disproportionately impact the Company relative to other industry participants, (c) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, joint venture partners, partners or employees, (d) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement that do not disproportionately impact the Company, (e) earthquakes, hurricanes or other natural disasters that do not disproportionately impact the Company or (f) damage or destruction of any Company Property caused by casualty and covered by insurance, or (ii) would prevent the Company and the Partnership from consummating the Mergers and the transactions contemplated by this Agreement.

“Environmental Laws” means any federal, state or local statute, law, ordinance, regulation, rule, code, or binding order and any enforceable and binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the indoor or outdoor environment, health and safety as affected by the environment or natural resources, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or contamination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same “controlled group” as the Company for purposes of ERISA Section 302(d)(8)(C).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Hazardous Materials” means any “hazardous waste” as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said act, any “hazardous substances” or “pollutant” or “contaminant” as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act and, to the extent not included in the foregoing, any medical waste, oil or fractions thereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Indebtedness” shall mean, with respect to any Person, without duplication, (A) all indebtedness of such Person for borrowed money, whether secured or unsecured, (B) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (C) all capitalized lease obligations of such Person, (D) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof) and (E) all guarantees of such Person of any such Indebtedness of any other Person.

“IRS” means the United States Internal Revenue Service.

“Material Contracts” shall mean the following written contracts or agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any Company Subsidiary is a party affecting the obligations of any party thereunder) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound: (i) (A) employment agreements, severance, change in control or termination agreements with officers, labor or collective bargaining agreements, (B) non-competition contracts and (C) indemnification contracts with officers and directors of the Company or any Company Subsidiary; (ii) partnership or joint venture agreements with third parties; (iii) agreements for the pending sale, option to sell, right of first refusal, right of first offer or any other contractual right to sell, dispose of, or master lease, by merger, purchase or sale of assets or stock or otherwise, in each case relating to an entire Company Property, (A) the Company Properties or any other real property or (B) except as in the usual, regular and ordinary course of business consistent with past practice, any personal property material to the conduct of the Company’s business as presently conducted; (iv) loan or credit agreements, letters of credit, bonds, mortgages, indentures, guarantees, or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any Company Subsidiary or any such agreement pursuant to which indebtedness for borrowed money may be incurred, or evidencing security for any of the foregoing in each case relating to indebtedness of potential maximum indebtedness in excess of $10,000,000 (excluding letters of credit, performance bonds or guaranties entered into in the ordinary course of business); (v) agreements that purport to limit, curtail or restrict the ability of the Company or any Company Subsidiary to compete in any geographic area by conducting its business as presently conducted or to hire or solicit for employment any individual or group; (vi) contracts or agreements that would be required to be filed as an exhibit to the Form 10-K or Forms 10-Q filed by the Company with the SEC since January 1, 2005; and (vii) each contract (including, without limitation, any brokerage agreements) entered into by the Company or any Company Subsidiary, which may result in total payments by or liability of the Company or any subsidiary of the Company in excess of $25,000,000; provided that (A) any contract with subcontractors for development projects that may result in total payments by or liability of the Company or any Company Subsidiary less than $50,000,000 and (B) any contract under clause (vii) above that, by its terms, is terminable within one year (without termination fee or penalty) of the date of this Agreement shall not be deemed to be a Material Contract.

“NYSE” means the New York Stock Exchange.

“Parent Material Adverse Effect” means, with respect to Parent, an effect, event or change which has a material adverse effect on the Parent’s ability to consummate the Merger or perform its obligations under this Agreement or would reasonably be expected to prevent or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement or prevent or materially impair or delay the ability of the Parent to perform its obligations under this Agreement.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, when used with reference to any party, any corporation, limited liability company, partnership, joint venture or other organization, whether incorporated or unincorporated, of which: (a) such party or any other subsidiary of such party is a general partner; (b) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, limited liability company, partnership, joint venture or other organization is held by such party or by any one or more of its subsidiaries, or by such party and any one or more of its subsidiaries; or (c) at least 10% the equity, other securities or other interests is, directly or indirectly, owned or controlled by such party or by one or more of its subsidiaries, or by such party and any one or more of its subsidiaries.

“Superior Proposal” means an Acquisition Proposal (on its most recently amended and modified terms, if amended and modified) made by a Third Party which the Company Board determines in its good faith judgment (based on, among other things, the advice of its financial advisor) to be more favorable to the Company Common Shareholders than the Merger from a financial point of view (taking into account all of the terms and conditions of such Acquisition Proposal, including the financial terms, any conditions to consummation, the likelihood of such Acquisition Proposal being consummated).  For the purposes of this definition, the term “Acquisition Proposal” shall have the meaning set forth in the above definition of Acquisition Proposal, except that all references to “20%” shall be deemed references to “50%”.

“Tax Returns” means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

“Taxes” means any and all taxes, charges, fees, levies and other assessments, including income, gross receipts, excise, property, sales, withholding (including dividend withholding and withholding required pursuant to Sections 1445 and 1446 of the Code), social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority.

9.3           Terms Defined Elsewhere.  The following terms are defined elsewhere in this Agreement, as indicated below:

“Acquisition Agreement”	Section 6.5(b)
“Acquisition Partnership”	Section 6.12
“Adverse Recommendation Change”	Section 6.5(b)
“Agreement”	Preamble
“Articles of Merger”	Section 1.3(a)
“Asset Sale”	Section 6.12
“Bylaws”	Section 1.2(b)
“Break-up Fee”	Section 8.2(b)
“Claim”	Section 6.6(b)
“Class A Common Unit”	Section 2.2(a)
“Class B Common Unit”	Section 2.2(a)

“Closing”	Section 1.4
“Closing Date”	Section 1.4
“Commitment”	Section 3.9
“Company”	Preamble
“Company Break-Up Expenses”	Section 6.4(b)
“Company Board”	Recitals
“Company Common Share Merger Consideration”	Section 2.1(c)
“Company Common Shares”	Section 2.1(b)
“Company Disclosure Schedule”	Article III
“Company Employees”	Section 6.9(b)
“Company Excess Shares”	Section 3.3(a)
“Company Filed SEC Reports”	Section 3.7(b)
“Company Intellectual Property Rights”	Section 3.25(b)
“Company Preferred Shares”	Section 3.3(a)
“Company Properties”	Section 3.11(a)
“Company Recommendation”	Section 6.1(c)
“Company Representatives”	Section 6.5(a)
“Company SEC Reports”	Section 3.7
“Company Series C-1 Preferred Shares”	Section 2.1(d)(i)
“Company Series C-1 Preferred Share Merger Consideration”	Section 2.1(d)(i)
“Company Series D Preferred Shares”	Section 2.1(d)(ii)
“Company Series D Preferred Share Merger Consideration”	Section 2.1(d)(ii)
“Company Series Z Preferred Shares”	Section 2.1(d)(iii)
“Company Series Z Preferred Share Merger Consideration”	Section 2.1(d)(iii)
“Company Share Option Plans”	Section 2.1(e)
“Company Share Options”	Section 2.1(e)
“Company Shareholder Approval”	Section 3.17
“Company Shareholders Meeting”	Section 6.1(c)
“Company Subsidiaries”	Section 3.1(b)
“Confidentiality Agreement”	Section 6.5(a)
“Construction Projects”	Section 3.11(j)
“Declaration of Trust”	Section 1.2(a)

“Debt Commitment Letter”	Section 4.7(b)
“Drop Dead Date”	Section 8.1(b)(iii)
“DRULPA”	Recitals
“DSOS”	Section 1.3(b)
“Effective Time”	Section 1.3(a)
“Employee Programs”	Section 3.13(a)
“Encumbrances”	Section 3.11(a)
“Existing Units”	Section 2.2(a)
“Exchange Fund”	Section 2.3(a)
“Guaranty”	Section 4.7(c)
“Guarantor”	Section 4.7(c)
“General Partner”	Recitals
“Governmental Entity”	Section 3.6
“Indemnifiable Amounts”	Section 6.6(a)
“Indemnified Party”	Section 6.6(a)
“Indemnified Parties”	Section 6.6(a)
“Indemnitors”	Section 6.6(a)
“Intellectual Property”	Section 3.25(b)
“Laws”	Section 3.6
“Lenders”	Section 4.7(b)
“Market MAC”	Section 7.2(d)
“Maryland Courts”	Section 9.11(a)
“Maryland REIT Law”	Recitals
“Merger”	Recitals
“Mergers”	Recitals
“MergerCo”	Preamble
“MergerCo Board”	Recitals
“MergerCo Series C-1 Preferred Share”	Section 2.1(d)(i)
“MergerCo Series D Preferred Share”	Section 2.1(d)(ii)
“MergerCo Series Z Preferred Share”	Section 2.1(d)(iii)
“Merger Partnership”	Preamble
“New Partnership Agreement”	Section 2.2(a)
“OP Units”	Section 3.3(h)
“Option Merger Consideration”	Section 2.1(e)
“Other Filings”	Section 6.2

“Parent”	Preamble
“Parent Break-Up Expenses”	Section 6.4(c)
“Parent Disclosure Schedule”	Article IV
“Parent Subsidiaries”	Section 4.1(b)
“Partnership”	Preamble
“Partnership Agreement”	Section 3.3(a)
“Partnership Information Statement”	Section 6.10(a)
“Partnership Merger”	Recitals
“Partnership Merger Certificate”	Section 1.3(b)
“Partnership Merger Consideration”	Section 2.2(a)
“Partnership Merger Effective Time”	Section 1.3(b)
“Partnership Partner Approvals”	Section 3.17
“Partnership Unit Merger Consideration”	Section 2.2(a)
“Paying Agent”	Section 2.3(a)
“Property Restrictions”	Section 3.11(b)
“Proxy Statement”	Section 6.1(a)
“Qualifying Income”	Section 8.3(a)
“REIT”	Section 3.10(b)
“Real Estate Purchase Agreement”	Section 6.12
“SDAT”	Section 1.3(a)
“Securities Laws”	Section 3.7(a)
“Subsequent Determination”	Section 6.5(b)
“Surviving Entity”	Section 1.1(a)
“Surviving Partnership”	Section 1.1(b)
“Tax Protection Agreements”	Section 3.10
“Third Party”	Section 6.5(a)
“Third-Party Intellectual Property Rights”	Section 3.25(b)
“Wachovia”	Section 3.15

9.4           Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.5           Non-Survival of Representations, Warranties, Covenants and Agreements.  Except for Article II and Sections 6.6 and 6.9 which shall survive through the applicable statute of limitations and any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time (a) none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and (b) thereafter there shall be no liability on the part of Parent, MergerCo, Merger Partnership or the Company or any of their respective officers, member, directors or shareholders in respect thereof.  Except as expressly set forth in this Agreement, there are no representations or warranties of any party hereto, express or implied.  Notwithstanding the foregoing, neither Parent nor any of its officers, directors, members or shareholders shall have any liability following the Effective Time with respect to any of the matters addressed in Article II or Sections 6.6 or 6.9.

9.6           Performance Guaranty  Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of MergerCo, Acquisition Partnership and Merger Partnership under this Agreement in accordance with the terms hereof.

9.7           Remedies; Specific Performance.

(a)           The Company and Partnership agree that, to the extent they have incurred losses or damages in connection with this Agreement, (i) the maximum aggregate liability of Parent, MergerCo, Merger Partnership, and the Guarantors for such losses or damages shall be limited to $800,000,000, (ii) the maximum liability of each Guarantor, directly or indirectly, shall be limited to the respective obligations of such Guarantor under the Guaranty and (iii) in no event shall the Company or Partnership seek to recover any money damages in excess of such amount from Parent, MergerCo, Merger Partnership, or the Guarantors or any of their respective stockholders, partners, members, directors, officers, agents, and affiliates in connection therewith.

(b)           The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that, prior to the termination of this Agreement pursuant to Section 8.1, the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

9.8           Miscellaneous.  This Agreement (a) constitutes, together with the Confidentiality Agreement, the Company Disclosure Schedule and Parent Disclosure Schedule, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and is not intended to confer upon any other Person (except as set forth below) any rights or remedies hereunder and (c) may be executed in two or more counterparts which together shall constitute a single agreement.  Section 6.6 is intended to be for the benefit of those Persons described therein and the covenants contained therein may be enforced by such Persons.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the federal and state courts located in Maryland, this being in addition to any other remedy to which they are entitled at law or in equity.

9.9           Assignment; Benefit.  Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Parent may assign all or any of its rights and obligations hereunder to any affiliate of Parent or to Lehman Brothers Holdings Inc. or any affiliates thereof, provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.  Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 6.6 hereof which shall inure to the benefit of the Persons or entities benefiting therefrom who are expressly intended to be third-party beneficiaries thereof.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.10         Severability.  If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

9.11         Choice of Law/Consent to Jurisdiction.  The Partnership Merger shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its rules of conflict of laws.  Except as provided in the immediately proceeding sentence, all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflict of laws.

(a)           Each of the Company, Parent and MergerCo hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Maryland or any court of the United States located in the State of Maryland (the “Maryland Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Maryland Courts and agrees not to plead or claim in any Maryland Court that such litigation brought therein has been brought in any inconvenient forum.  Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such party’s agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service.  Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Maryland.  For purposes of implementing the parties’ agreement to appoint and maintain an agent for service of process in the State of Maryland, each of Parent and MergerCo does hereby appoint Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202 as such agent, and the Company does hereby appoint Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202 as such agent.

9.12         Gender Neutral.  Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

9.13         Waiver.  Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

9.14         Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  Facsimile transmission of any signed original document shall be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

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[AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BULLDOG PARENT
LIMITED PARTNERSHIP

By:	BULLDOG PARENT GP, LLC,
its General Partner

By:	/s/ Stephen J. Furnary
Name: Stephen J. Furnary
	Title:	Chairman & Chief Executive Officer,
Clarion Partners LLC

BULLDOG PROPERTIES TRUST

By:	/s/ Stephen J. Furnary
Name: Stephen J. Furnary
	Title:	President

BULLDOG MERGER
LIMITED PARTNERSHIP

By:	BULLDOG GP, LLC,
its General Partner

By:	/s/ Stephen J. Furnary
Name: Stephen J. Furnary
	Title:	Authorized Person

[AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE]

GABLES RESIDENTIAL TRUST

By:	/s/ David D. Fitch
Name: David D. Fitch
Title: Chief Executive Officer

GABLES REALTY
LIMITED PARTNERSHIP

By:	GABLES GP, Inc.,
its General Partner

By:	/s/ David D. Fitch
Name: David D. Fitch
Title: Chief Executive Officer

EXHIBIT A

EIGHTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
GABLES REALTY LIMITED PARTNERSHIP

THIS EIGHTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF GABLES REALTY LIMITED PARTNERSHIP (“Agreement”), dated as of                         , 2005, is entered into by and among Gables GP, Inc., a Texas corporation, as the General Partner and the Persons whose names are set forth on Exhibit A as attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

WHEREAS, the Partnership was originally formed on October 15, 1993;

WHEREAS, on the date hereof, pursuant to the Merger Agreement, Gables Trust has merged with and into Lion Gables Residential Trust (“MergerCo”), a Maryland real estate investment trust and a subsidiary of [State Plans/Taxable Partners], Limited Partnership (“Taxable Parent”) and [Foreign/Tax-Exempt Partners], Limited Partnership (“Foreign/Tax Exempt Parent,” and, together with Taxable Parent, “Parent”), with MergerCo as the surviving entity succeeding to all of Gables Trust’s right, title and interest in its Partnership Interests by operation of law as a result of such transaction;

WHEREAS, immediately following such merger, Lion Gables Merger Limited Partnership (“Merger Partnership”), a Delaware limited partnership and a subsidiary of MergerCo, merged with and into the Partnership (the “Partnership Merger”), with the Partnership as the surviving entity in the Partnership Merger;

WHEREAS, the number and class of Common Units issued to the Partners have been determined in accordance with Section 2.2 of the Merger Agreement;

WHEREAS, the Promote Partner is being admitted as a Limited Partner in exchange for providing certain services to the Partnership, as set forth in this Agreement;

WHEREAS, simultaneously with the consummation of the Partnership Merger, this Agreement is being amended and restated as set forth herein; and

WHEREAS, this Agreement has been adopted pursuant to the Partnership Merger in accordance with the Act;

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1
DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Partnership taxable year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership taxable year.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Exhibit B hereof.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests, or (iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above.

“Agreed Value” means (i) in the case of any property owned by the Partnership at the time of the Partnership Merger, the Agreed Value of such property as set forth in Exhibit D; (ii) in the case of any Partnership Property not set forth in Exhibit D and as of the time of its contribution to the Partnership, the 704(c) Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

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“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“Available Cash” means, with respect to any period for which such calculation is being made,

(1)                                  the sum of:

(a)                                  the Partnership’s Net Income or Net Loss (as the case may be) for such period (without regard to adjustments resulting from allocations described in Sections 1.A through 1.E of Exhibit C);

(b)                                 Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period;

(c)                                  the amount of any reduction in the reserves of the Partnership referred to in clause (2)(f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary);

(d)                                 the excess of proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain recognized from such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions); and

(e)                                  all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(2)                                  less the sum of:

(a)                                  all principal debt payments made by the Partnership during such period;

(b)                                 capital expenditures made by the Partnership during such period;

(c)                                  investments made by the Partnership during such period in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (2)(a) or (2)(b);

(d)                                 all other expenditures and payments not deducted in determining Net Income or Net Loss for such period;

(e)                                  any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period;

(f)                                    the amount of any increase in reserves during such period which the General Partner determines to be necessary or appropriate in its sole and absolute discretion; and

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(g)                                 the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate, in its sole and absolute discretion.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.  A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

“Capital Contribution” means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1, 4.2, or 4.3 hereof.

“Capital Transaction” means any sale or disposition of Partnership property, any refinancing of Partnership indebtedness secured by Partnership property, or any Capital Contribution.

“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners’ Capital Accounts following the contribution of or adjustment with respect to such Property, and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination.  The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Certificate” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

“Class A Common LP” means any holder of Class A Common Units.

“Class A Common Units” means the Partnership Units issued to existing holders of common limited partnership interests in the Partnership (other than Gables Trust, the General Partner, and the Promote Partner) at the Effective Time in connection with the Partnership Merger. The number of Class A Common Units is set forth on Exhibit A hereto.

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“Class B Common Units” means the Partnership Units issued to Gables Trust and the General Partner at the Effective Time in connection with the Partnership Merger and any other Class B Common Units thereafter issued in accordance with the terms of this Agreement. The number of Class B Common Units issued to Gables Trust and the General Partner is set forth on Exhibit A hereto.

“Common Units” means the Class A Common Units and Class B Common Units.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Consent” means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed to the Partnership.  Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

“Depreciation” means, for each taxable year an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

“Effective Time” means the time as of which the Partnership Merger is consummated.

“First Tier Net Loss Amount” means, as of the end of any fiscal year in which the Partnership has Net Losses, an amount equal to the excess, if any, of the cumulative Net Income allocated among the Partners under Section 6.1A(10) for all prior fiscal years, over the cumulative Net Losses allocated among the Partners under Section 6.1B(1) for all prior fiscal years.  For this purpose, any Net Income and Net Losses allocated between the Promote Partner and a Class A Common LP with respect to Class A Common Units that are no longer outstanding as of the end of any fiscal year shall be excluded from this calculation for such fiscal year.

“Gables Trust” means Gables Residential Trust, a Maryland real estate investment trust or, as applicable following the Effective Time, MergerCo as its successor by operation of law.

“General Partner” means Gables GP, Inc., in its capacity as the general partner of the Partnership, or its successors as general partner of the Partnership.

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“General Partner Interest” means a Partnership Interest held by the General Partner that is a general partnership interest.  A General Partner Interest may be expressed as a number of Partnership Units.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Immediate Family” means, with respect to any natural Person, such natural Person’s spouse and such natural Person’s natural or adoptive parents, descendants, nephews, nieces, brothers, and sisters.

“Incapacity” or “Incapacitated” means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner.  For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of (A) his or its status as the General Partner or the sole shareholder of the General Partner (i.e., Gables Trust), Parent or any general partner of Parent, or a director or officer of the Partnership, the General Partner, Gables Trust, Parent, or any general partner of Parent, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to), and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

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“Initial Investment Account” means, with respect to each Class A Common LP as of any relevant date, an amount equal to the product of (a) the excess of (i) the initial Redemption Amount with respect to a Class A Common Unit as of the Effective Date, over (ii) the cumulative distributions with respect to such Class A Common Unit under Section 5.1A(2)(i) at all times subsequent to the Effective Time, and (b) the number of Class A Common Units owned by such Class A Common LP as of such date.

“Limited Partner” means Gables Trust, Promote Partner, and any other Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units, including Preferred Units.

“Liquidating Event” has the meaning set forth in Section 13.1.

“Liquidator” has the meaning set forth in Section 13.2.

“Merger Agreement” means the Agreement and Plan of Merger dated as of June 7, 2005 by and among Parent, MergerCo, Gables Trust, Merger Partnership and the Partnership.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period.  The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period.  The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in
Exhibit B.

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

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“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit E to this Agreement.

“Partner” means a General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners collectively.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act and pursuant to the Prior Agreement, as amended and restated pursuant to this Agreement, and any successor thereto.

“Partnership Interest” means an ownership interest in the Partnership (i) representing a Capital Contribution by either a Limited Partner or the General Partner or (ii) issued in exchange for the provision of services to the Partnership (including the Promote Partner Limited Partner Interest), and includes, in either case, any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.  A Partnership Interest may be expressed as a number of Partnership Units, including Preferred Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1, 4.2 and 4.3.  The number of Partnership Units outstanding and the Percentage Interest in the Partnership represented by such Units are set forth in Exhibit A attached hereto, as such Exhibit may be amended from time to time.  The ownership of Partnership Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities.

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“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, as to a Partner, its interest in the Partnership as determined by dividing the Partnership Units (other than Preferred Units) owned by such Partner by the total number of Partnership Units (other than Preferred Units) then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“Preferred Return Account” means, with respect to each Class A Common LP as of any relevant date, the excess of (i) an amount equal to a return computed like interest from and after the Effective Time at the annual rate of eight percent (8%) (compounding annually as of each anniversary of the Effective Time) on the amount outstanding from time to time in such Class A Common LP’s Initial Investment Account, over (ii) the cumulative distributions made to such Class A Common LP under Section 5.1A(2)(ii) with respect to Class A Common Units owned by it at all times subsequent to the Effective Time.

“Preferred Units” means the Series C-1 Preferred Units, the Series D Preferred Units, and the Series Z Preferred Units.

“Prior Agreement” means the Seventh Amended and Restated Agreement of Limited Partnership of Gables Realty Limited Partnership, dated as of July 31, 2003, which Prior Agreement is amended and restated in its entirety by this Agreement as of the Effective Time.

“Promote Partner Limited Partner Interest” means the special limited partner interest of the Promote Partner that entitles it to the distributions and allocations set forth in this Agreement.

“Qualified Organization” means (i) any organization that constitutes a “qualified organization” as that term is defined in Code Section 514(c)(9)(C), and (ii) Gables Trust if, during any fiscal quarter for which allocations are made under Article 6, Gables Trust determines that it is a “pension-held REIT” within the meaning of Code Section 856(h)(3)(D).

“Recapture Income” means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Redeeming Partner” has the meaning set forth in Section 8.6 hereof.

“Redemption Amount” means, with respect to each Class A Common Unit, an amount of cash equal to $43.50, less any amount distributed by the Partnership with respect to such Unit in connection with (a) the Partnership Merger or the Asset Sale (as defined in the Merger Agreement), and (b) any Capital Transaction, to the extent that such distribution decreases the Redemption Capital Account of such Unit to an amount that is less than the Redemption Amount with respect to such Unit immediately prior to such distribution; provided that any prorated monthly distribution payable at the Effective Time pursuant to the Merger Agreement shall not

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be included in clause (a) or (b) of this definition.  The General Partner shall provide to each Class A Common LP at least annually and in connection with any distribution that reduces the Redemption Amount a statement setting forth the Redemption Amount and the calculation thereof.

“Redemption Capital Account” means, with respect to each Class A Common Unit, an amount equal to the sum of (a) $43.50 and (b) any gain from a Capital Transaction that is allocable to such Unit based on an interim closing of the books, less any amount distributed by the Partnership with respect to such Unit in connection with any Capital Transaction.   Solely for purposes of calculating the gain from any Capital Transaction for purposes of determining the Redemption Capital Account with respect to a Class A Common Unit, the Carrying Value of any Partnership property shall be deemed to be the initial Carrying Value of such property, without reduction for any Depreciation (the “Initial Carrying Value”).  Furthermore, solely for purposes of calculating the gain from any Capital Transaction, the Partnership shall be deemed to recognize gain in connection with (x) any refinancing of a Partnership property, and such gain shall be equal to the excess, if any, of (i) the principal amount of the indebtedness incurred in such refinancing over (ii) the Initial Carrying Value of any Partnership property secured by such refinanced indebtedness, and (y) any Capital Contribution, and such gain shall be equal to the excess, if any, of (i) the aggregate Carrying Value of all Partnership Property after any adjustment pursuant to Section 1.D of Exhibit B hereof in connection with such Capital Contribution (or if no such adjustment is made thereunder, then solely for purposes of maintaining Redemption Capital Accounts an adjustment shall be made in the same manner as under Section 1.D of Exhibit B at such time) over (ii) the aggregate Initial Carrying Value of all Partnership property immediately prior to such Capital Contribution.  Any such gain shall increase the Initial Carrying Value of the applicable Partnership property for the purpose of determining any gain from any subsequent Capital Transaction.  The definitions of “Capital Transaction,” “Initial Carrying Value,” “Redemption Amount” and “Redemption Capital Account are intended to operate together to produce a reduction in the Redemption Amount with respect to any Class A Common Unit by the amount, if any, of any distribution or portion thereof that constitutes a return of the initial $43.50 of capital deemed contributed with respect to such Unit as of the Effective Time pursuant to Section 4.1A and not to produce a reduction in the Redemption Amount with respect to any Class A Common Unit by the amount, if any, of any distribution or portion thereof that constitutes part of such Unit’s allocable share of the income and gain of the Partnership.  The definitions of such terms are to be interpreted and applied in a manner consistent with such intent.

“Redemption Right” shall have the meaning set forth in Section 8.6 hereof.

“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means a real estate investment trust under Section 856 of the Code.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

“704(c) Value” of any Contributed Property means the value of such property as set forth in Exhibit D or if no value is set forth in Exhibit D, the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt.  Subject to Exhibit B hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

“Series C-1 Liquidation Preference” shall have the meaning set forth in Section 13.2.

“Series C-1 Preferred Unit Priority Distribution” means the aggregate distributions payable with respect to Gables Trust Series C-1 Preferred Shares for a current quarter or other

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distribution period (or portion thereof), as provided in the organizational documents creating Gables Trust Series C-1 Preferred Shares, plus the sum of all accumulated, accrued and unpaid distributions for prior quarters or other distribution periods.

“Series C-1 Preferred Units” means the Partnership Units issued to Gables Trust and the General Partner on September 5, 2003 in connection with the issuance of 7.875% Series C-1 Cumulative Redeemable Preferred Shares by Gables Trust in exchange for the Gables Trust Series C Preferred Shares and the corresponding exchange of the Series C-1 Preferred Units for Series C Preferred Units, which Partnership Units have the rights, preferences and privileges designated herein.  The number of Series C-1 Preferred Units issued to Gables Trust and the General Partner is set forth on Exhibit A attached hereto.

“Series D Liquidation Preference” shall have the meaning set forth in Section 13.2.

“Series D Preferred Unit Priority Distribution” means the aggregate distributions payable with respect to the Gables Trust Series D Preferred Shares for a current quarter or other distribution period (or portion thereof), as provided in the organizational documents creating the Gables Trust Series D Preferred Shares, plus the sum of all accumulated, accrued and unpaid distributions for prior quarters or other distribution periods.

“Series D Preferred Units” means the Partnership Units issued to Gables Trust and the General Partner on May 8, 2003 in connection with the issuance of 7.50% Series D Cumulative Redeemable Preferred Shares by Gables Trust and the contribution of the net proceeds therefrom to the Partnership, which Partnership Units have the rights, preferences and privileges designated herein.  The number of Series D Preferred Units issued to Gables Trust and the General Partner is set forth on Exhibit A attached hereto.

“Series Z Preferred Units” means the Partnership Units issued to the Gables Trust and the General Partner on June 18, 1998 in connection with the issuance of 5.00% Series Z Cumulative Redeemable Preferred Shares by the Gables Trust and the contribution of the net proceeds therefrom to the Partnership, which Partnership Units have the rights, preferences and privileges designated herein.  The number of Series Z Preferred Units issued to the Gables Trust and the General Partner is set forth on Exhibit A attached hereto.

“Specified Redemption Date” means the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

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“UBTI” means unrelated business taxable income as defined in Sections 512 – 514 of the Code.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

ARTICLE 2
ORGANIZATIONAL MATTERS

Section 2.1.                                   Organization and Continuation

The Partnership is a limited partnership organized pursuant to the provisions of the Act.  The Partners hereby continue the Partnership and amend and restate the Prior Agreement in its entirety as of the Effective Time.  Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.  The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2.                                   Name

The name of the Partnership shall be [Gables Realty Limited Partnership].  The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof.  The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.  The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3.                                   Registered Office and Agent; Principal Office

The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is [The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801].  The principal office of the Partnership shall be [                                                                   ], or such other place as the General Partner may from time to time designate by notice to the Limited Partners.  The Partnership may maintain

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offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4.                                   Power of Attorney

A.                                   Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)                          execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatement thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner; (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interest; and (f) all transfers, conveyances, and other documents that the General Partner deems appropriate or necessary to effect the transfer of Class A Common Units pursuant to the provisions of Section 8.6 or 8.7; and

(2)                          execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

B.                                     The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be

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affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives.  Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney.  Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.5.                                   Term

The term of the Partnership commenced on October 15, 1993, the date the Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act and shall continue until December 31, 2092, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

ARTICLE 3
PURPOSE

Section 3.1.                                   Purpose and Business

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act.

Section 3.2.                                   Powers

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of Gables Trust to continue to qualify as a REIT, (ii) could subject Gables Trust to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over Gables Trust or the General Partner or either of their securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

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ARTICLE 4
CAPITAL CONTRIBUTIONS

Section 4.1.                                   Capital Contributions of the Partners

A.                                   As of the Effective Time, the Partners shall be deemed to have made Capital Contributions in the amounts reflected on Exhibit A to this Agreement.  In connection with the Partnership Merger, the Limited Partners (other than Gables Trust and any of it Subsidiaries) were offered the opportunity to elect to exchange for cash any Partnership Interest then held or to exchange all or a portion of such Partnership Interest for Partnership Interests designated herein as “Class A Common Units,” with the rights, privileges, powers, duties and other terms set forth in this Agreement.  At the Effective Time, upon the effectiveness of the Partnership Merger, this Agreement became effective and replaced the Prior Agreement in its entirety.  In connection with the amendments effected by this Agreement, among other things, the Partnership amended the terms of the Common Units as reflected herein.  As of the Effective Time (after taking into account the merger of Gables Trust, the Partnership Merger and any Capital Contributions or redemptions relating thereto as well as the amendments to the terms of the Common Units), the (i) number and class of Partnership Units held by each Partner, (ii) Capital Account balance of each Partner(1) and (iii) Percentage Interest of each Partner are as set forth on Exhibit A, which may be adjusted on Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, additional Capital Contributions, the issuance of additional Partnership Units (pursuant to any merger or otherwise), or similar events having an effect on any Partner’s Percentage Interest.  To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A as amended to reflect such deemed Capital Contributions.  The number of Partnership Units held by the General Partner (equal to one percent (1%) of all outstanding Partnership Units from time to time) shall be deemed to be the General Partner Interest.  Except as provided in Sections 4.2 and 10.4 or in any DRO, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

B.                                     The Partners listed on Exhibit A attached hereto have heretofore been admitted as Partners, and upon the execution of this Agreement or a counterpart of this Agreement, the Partners listed on Exhibit A attached hereto shall continue as Partners.  The Common Units issued pursuant to this Agreement and the Partnership Merger Agreement are duly authorized and validly issued limited partner interests in the Partnership.

Section 4.2.                                   Issuances of Additional Partnership Interests

A.                                   The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the General Partner) or other Persons additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or

(1)                                  The Capital Account balances will reflect a full book-up as of the Effective Time.

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other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that any issuance of Partnership Interests to Gables Trust, the General Partner or any Affiliates of the General Partner, other than in connection with a distribution to all Partners in proportion to their respective Percentage Interests, may be made only in exchange for consideration that the Board of Directors, in good faith, determines is approximately equal to the fair value of the Partnership Units or other Partnership Interests being issued.  In making such determination the General Partner shall be entitled, in its discretion, but is not required, to rely on a third party valuation from a reputable valuation firm.  Solely for purposes of this Section 4.2, the fair value of any Partnership Interest issued to Gables Trust, the General Partner or any Affiliate of the General Partner during the 12-month period commencing with the Effective Time may, in the discretion of the General Partner, be deemed to be an amount equal to the product of (i) the Redemption Amount as of the date of issuance multiplied by (ii) the number of Partnership Units constituting such Partnership Interest.  In the event that the number of Class B Common Units outstanding at any time after the date hereof is increased by a distribution payable in Class B Common Units or by a subdivision or split-up of Class B Common Units, then, on the date such distribution is made or such change is effective, the number of outstanding Class A Common Units shall be appropriately adjusted so that the number of outstanding Class A Common Units, after giving effect to such adjustments, remains in the same proportion to outstanding Class B Common Units as immediately preceding such distribution, subdivision or split-up.  Without limitation of the foregoing, the General Partner is authorized to cause the Partnership to admit one or more additional General Partners and to issue to such General Partner Partnership Interests in connection with any such admissions.

B.                                     (1)                                  The General Partner or other Partner who has responsibility for federal income tax reporting by the Partnership (the “Election Partner”) is hereby authorized and directed to cause the Partnership to make an election to value any interests issued by the Partnership as compensation for services to the Partnership (collectively, “Compensatory Interests”) at liquidation value (the “Safe Harbor Election”), as the same may be permitted pursuant to or in accordance with the finally promulgated successor rules to Proposed Treasury Regulations Section  1.83-3(l) and IRS Notice 2005-43 (collectively, the “Proposed Rules”).  The Election Partner shall cause the Partnership to make any allocations of items of income, gain, deduction, loss or credit (including forfeiture allocations and elections as to allocation periods) necessary or appropriate to effectuate and maintain the Safe Harbor Election, provided, that such allocations are not reasonably likely to have a material adverse economic effect on the Class A Common LPs as compared to the allocations that would apply under current law consistent with Rev. Proc. 93-27 (93-2 C.B. 343) and the existing allocation provisions of this Agreement, as such allocations may be changed in accordance with Section 8.10.

(2)                                  Any such Safe Harbor Election shall be binding on the Partnership and on all of its Partners with respect to all transfers of Compensatory Interests thereafter made

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by the Partnership while a Safe Harbor Election is in effect.  A Safe Harbor Election once made may be revoked by the Election Partner as permitted by the Proposed Rules or any applicable rule.

(3)                                  Each Partner (including any person to whom a Compensatory Interest is transferred in connection with performance of services), by signing this Agreement or by accepting such transfer, hereby agrees to comply with all requirements of the Safe Harbor Election with respect to all Compensatory Interests transferred while the Safe Harbor Election remains effective; provided that the General Partner has furnished each Class A Common LP with reasonable notification and any information necessary to comply with such requirements.

(4)                                  The Election Partner shall file or cause the Partnership to file all returns, reports and other documentation as may be required to perfect and maintain the Safe Harbor Election with respect to transfers of Compensatory Interests covered by such Election.

(5)                                  The General Partner is hereby authorized and empowered, without further vote or action of the Partners, to amend the Agreement as necessary to comply with the Proposed Rules or any rule, in order to provide for a Safe Harbor Election and the ability to maintain or revoke the same, and shall have the authority to execute any such amendment by and on behalf of each Partner.  Any undertakings by the Partners necessary to enable or preserve a Safe Harbor Election may be reflected in such amendments and to the extent so reflected shall be binding on each Partner, respectively, provided, that such amendments are not reasonably likely to have a material adverse effect on the rights and obligations of the Class A Common LPs.

(6)                                  Each Partner agrees to cooperate with the Election Partner to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the Election Partner.

(7)                                  No transfer, assignment or other disposition of any interest in the Partnership by a Partner shall be effective unless prior to such transfer, assignment or disposition the transferee, assignee or intended recipient of such interest shall have agreed in writing to be bound by the provisions of this Section 4.2B, in form satisfactory to the Election Partner.

(8)                                  Costs and expenses incurred by the Election Partner in making and preserving (or if revoked, revoking) the Safe Harbor Election shall be paid by the Partnership.

Section 4.3.                                   No Preemptive Rights

No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership; or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

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ARTICLE 5
DISTRIBUTIONS

Section 5.1.                                   Requirement and Characterization of Distributions

A.                                   (1)  The General Partner shall distribute Available Cash to the holders of Preferred Units as follows:  first, to the General Partner and Gables Trust (in proportion to the number of Series C-1 Preferred Units and Series D Preferred Units owned by each) an amount equal to the sum of the Series C-1 Preferred Unit Priority Distribution and the Series D Preferred Unit Priority Distribution, provided however, in the event that Available Cash is less than the aggregate amount distributable to the holders of the Series C-1 Preferred Units and the Series D Preferred Units pursuant to the foregoing provision of this Section 5.1.A.1, distributions shall be made to the holders of the Series C-1 Preferred Units (as a class) and the holders of the Series D Preferred Units (as a class) pro rata, in the ratio which the Series C-1 Preferred Unit Priority Distribution or the Series D Preferred Unit Priority Distribution, as applicable, bears to each other, and within each such class, pro rata, in proportion to the Series C-1 Preferred Units or Series D Preferred Units, as the case may be, held by each such holder; and second, to the General Partner and Gables Trust (in proportion to the number of Series Z Preferred Units owned by each) an amount that in the aggregate equals the aggregate amount of the dividends declared and payable with respect to the Gables Trust Series Z Preferred Shares for the applicable period; and

(2)                                  Subject to the preferences of the Preferred Units, the General Partner shall distribute remaining Available Cash to holders of Common Units, at such times and in such amounts as the General Partner deems appropriate in its sole and absolute discretion to Persons who are holders of Common Units on the applicable Partnership Record Date.  Any amounts so distributed shall be allocated among the holders of Common Units as follows.  First, such Available Cash shall be tentatively allocated among the Limited Partners that hold Common Units in accordance with their respective Percentage Interests on such Partnership Record Date.  The amount tentatively allocated to a holder of Class B Common Units shall be distributed to such holder.  The amount tentatively allocated to each Class A Common LP shall be further divided between such Class A Common LP, on the one hand, and the Promote Partner, on the other hand, and distributed as follows:

(i)            First, 100% to such Class A Common LP pro rata with respect to each Class A Common Unit owned by such Class A Common LP until the Initial Investment Account of such Class A Common LP has been reduced to zero;

(ii)           Second, 100% to such Class A Common LP until the Preferred Return Account of such Class A Common LP has been reduced to zero;

(iii)          Third, 50% to the Promote Partner and 50% to the Class A Common LP until the Promote Partner has received cumulative distributions pursuant to this Section 5.1.A(2)(iii) equal to 20% of

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the sum of (a) cumulative distributions made to date to the Class A Common LP pursuant to Section 5.1.A(2)(ii) and this Section 5.1.A(2)(iii) and (b) the cumulative distributions made to the Promote Partner pursuant to this Section 5.1.A(2)(iii); and

(iv)          Fourth, 80% to the Class A Common LP and 20% to the Promote Partner.

provided that no distributions shall be made pursuant to this paragraph (2) unless all cumulative dividends with respect to any outstanding Gables Trust Series C-1 Preferred Shares, Gables Trust Series D Preferred Shares and, from and after June 18, 2008, Gables Trust Series Z Preferred Shares for all past dividend periods and the then current dividend period have been or contemporaneously are (x) declared and paid in full or (y) declared and a sum sufficient for the full payment thereof is set apart for such payment.

B.                                     The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion, to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated.

C.                                     Notwithstanding anything to the contrary above, the Partnership shall cause to be distributed to Gables Trust and the General Partner (in proportion to the number of Series C-1 Preferred Units and Series D Preferred Units owned by each) an amount that in the aggregate is equal to the aggregate amount necessary to redeem any Gables Trust Series C-1 Preferred Shares or Gables Trust Series D Preferred Shares, as the case may be, which have been called for redemption by Gables Trust, at such time as is necessary to facilitate any such redemption and such distribution will cause a redemption of a like number of Series C-1 Preferred Units or Series D Preferred Units, as the case may be.

D.                                    Notwithstanding anything to the contrary above in Section 5.1.A, (but subject to the provisions of Section 5.1.C in the event of a redemption of Series Z Preferred Shares, alone or in connection with a redemption of any Gables Trust Series C-1 Preferred Shares or Gables Trust Series D Preferred Shares), the Partnership shall cause to be distributed to Gables Trust and the General Partner (in proportion to the number of Series Z Preferred Units owned by each) an amount equal to the aggregate amount necessary to redeem any Gables Trust Series Z Preferred Shares which have been called for redemption by the Gables Trust, at such time as is necessary to facilitate any such redemption.  Such distribution will cause a redemption of a like number of Series Z Preferred Units.

Section 5.2.                                   Amounts Withheld

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General

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Partner, Limited Partners, or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

Section 5.3.                                   Distributions Upon Liquidation

Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2.

ARTICLE 6
ALLOCATIONS

Section 6.1                                      Allocations For Capital Account Purposes

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

A.                                   After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto, Net Income shall be allocated to the Partners in the following order of priority:

(1)                                  First, to the General Partner to the extent of the excess, if any, of (A) the cumulative Net Losses allocated to the General Partner under Section 6.1B(9) for all prior fiscal years, over (B) the cumulative Net Income allocated to the General Partner under this Section 6.1A(1) for all prior fiscal years;

(2)                                  Second, to the Limited Partners who have been allocated Net Losses under Section 6.1B(8) in any prior fiscal years, in proportion to and to the extent of the excess, if any, of (A) the cumulative Net Losses allocated to each such Limited Partner under Section 6.1B(8) for all prior fiscal years, over (B) the cumulative Net Income allocated to such Limited Partner under this Section 6.1A(2) for all prior fiscal years;

(3)                                  Third, to the General Partner to the extent of the excess, if any, of (A) the cumulative Net Losses allocated to the General Partner under Section 6.1B(7) for all prior fiscal years, over (B) the cumulative Net Income allocated to the General Partner under this Section 6.1A(3) for all prior fiscal years;

(4)                                  Fourth, to the General Partner and Gables Trust, in proportion to and to the extent of the excess, if any, of (A) the cumulative Net Losses, if any, allocated to the General Partner and Gables Trust under Section 6.1B(6) for all prior fiscal years, over (B) the cumulative Net Income allocated to the General Partner and Gables Trust under this Section 6.1A(4) for all prior fiscal years;

(5)                                  Fifth, to the General Partner and Gables Trust, until the cumulative Net Income allocated to each such Partner under this Section 6.1A(5) equals the cumulative

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distributions to such Partners under Section 5.1A(1) for the current and all prior fiscal years;

(6)                                  Sixth, to the Class A Common LPs, in proportion to and to the extent of the excess, if any, of (A) the cumulative Net Losses, if any, allocated to each Class A Common LP under Section 6.1B(5) for all prior fiscal years, over (B) the cumulative Net Income allocated to such Class A Common LP under this Section 6.1A(6) for all prior fiscal years;

(7)                                  Seventh, to the General Partner and Gables Trust, in proportion to and to the extent of the excess, if any, of (A) the cumulative Net Losses, if any, allocated to the General Partner and Gables Trust under Section 6.1B(4) for all prior fiscal years, over (B) the cumulative Net Income allocated to the General Partner and Gables Trust under this Section 6.1A(7) for all prior fiscal years;

(8)                                  Eighth, to the Partners who are holders of the Series Z Preferred Units, in proportion to and to the extent of the excess, if any, of (A) the cumulative Net Losses, if any, allocated to such Partners under Section 6.1B(3) for all prior fiscal years, over (B) the cumulative Net Income allocated to such Partners under this Section 6.1A(8) for all prior fiscal years;

(9)                                  Ninth, to the Partners, in proportion to and to the extent of the excess, if any, of (A) the cumulative Net Losses, if any, allocated to each Partner under Section 6.1B(2) for all prior fiscal years, over (B) the cumulative Net Income allocated to such Partner under this Section 6.1A(9) for all prior fiscal years;

(10)                            Thereafter, all remaining Net Income shall be tentatively allocated among the Partners in accordance with their respective Percentage Interests.  Then, each Class A Common LP’s tentative share of such Net Income shall be further allocated between such Class A Common LP, on the one hand, and the Promote Partner, on the other hand, as follows:

(i)            first, to the Class A Common LP, until the cumulative Net Income allocated to the Class A Common LP under this Section 6.1A(10)(i) for the current and all prior fiscal years (net of any prior allocations of Net Losses allocated to such Class A Common LP under Section 6.1.B(1)(iii) for all prior fiscal years) equals the 8% preferred return credited to such Class A Common LP’s Preferred Return Account through the end of the current fiscal year);

(ii)           second, 50% to the Promote Partner and 50% to the Class A Common LP, until the Promote Partner has been allocated Net Income under this Section 6.1A(10)(ii) for the current and all prior fiscal years equal to 20% of the sum of (a) the cumulative allocations of Net Income made to the Class A Common LP under Section 6.1A(10)(i) and this Section 6.1A(10)(ii) for the current

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and all prior fiscal years and (b) the cumulative allocations of Net Income made to the Promote Partner under this Section 6.1A(10)(ii) for the current and all prior fiscal years; and

(iii)          thereafter, 80% to the Class A Common LP and 20% to the Promote Partner.

B.                                     After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto, Net Losses shall be allocated in the following order of priority:

(1)                                  First, an amount of Net Losses not to exceed the First Tier Net Loss Amount as of the end of the current fiscal year shall be tentatively allocated to the Limited Partners in proportion to the excess of (a) the cumulative Net Income allocated to each Limited Partner under Section 6.1.A(10) for all prior fiscal years, over (b) the cumulative Net Losses allocated to such Limited Partner under this Section 6.1.B(1) for all prior fiscal years (disregarding in each case and for purposes of Section 6.1.B(1)(i)-(iii) any Net Income or Net Loss with respect to Partnership Units no longer outstanding that were disregarded in calculating the First Tier Net Loss Amount).  Then, each Class A Common LP’s tentative share of such Net Losses shall be further allocated between such Class A Common LP, on the one hand, and the Promote Partner, on the other hand, in the following order of priority:

(i)            first, 80% to the Class A Common LP and 20% to the Promote Partner, until the cumulative Net Loss allocated between the Class A Common LP and the Promote Partner under this Section 6.1.B(1)(i) for the current and all prior fiscal years is equal to the cumulative Net Income allocated among such Partners under Section 6.1A(10)(iii) for all prior fiscal years;

(ii)           second, 50% to the Class A Common LP and 50% to the Promote Partner, until the cumulative Net Loss allocated between the Class A Common LP and the Promote Partner under this Section 6.1.B(1)(ii) for the current and all prior fiscal years is equal to the cumulative Net Income allocated among such Partners under Section 6.1.A(10)(ii) for all prior fiscal years;

(iii)          third, to the Class A Common LP;

(2)                                  Second, to the Partners in accordance with their respective Percentage Interests, until the balance in each Class A Common LP’s Adjusted Capital Account is equal to the Redemption Amount with respect to such Class A Common LP’s Class A Common Units; provided, that if such allocations are made after the expiration of the Redemption Right under Section 8.6 hereof, allocations under this Section 6.1B(2) shall be made in accordance with the Partners’ Percentage Interests until the balances in the Adjusted Capital Accounts of the General Partner and Gables Trust are equal to the Series C-1 Liquidation Preference and Series D Liquidation Preference of the Series C-1 Preferred Units and Series D Preferred Units held by the General Partner and Gables

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Trust as of the end of the current fiscal year (and if such units are not outstanding as of such time, until the balance in the Adjusted Capital Account of each Partner equals zero);

(3)                                  Third, to the Partners who are holders of the Series Z Preferred Units, pro rata, in proportion to the portion of their Adjusted Capital Account balance attributable to the Series Z Preferred Units, until the aggregate amount of Net Loss allocated to such Partners pursuant to this Section 6.1.B(3) has reduced such portion of their Adjusted Capital Account balance to zero;

(4)                                  Fourth, to the General Partner and Gables Trust, pro rata, until the balances in the Adjusted Capital Accounts of the General Partner and Gables Trust are equal to the Series C-1 Liquidation Preference and Series D Liquidation Preference of the Series C-1 Preferred Units and Series D Preferred Units held by the General Partner and Gables Trust as of the end of the current fiscal year (and if such units are not outstanding as of such time, until such balances equal zero);

(5)                                  Fifth, to the Class A Common LPs, pro rata, until the balance in each Class A Common LP’s Adjusted Capital Account is reduced to zero;

(6)                                  Sixth, to the General Partner and Gables Trust, pro rata, until the balances in the Adjusted Capital Accounts of the General Partner and Gables Trust are reduced to zero;

(7)                                  Seventh, to the General Partner until the General Partner’s negative Adjusted Capital Account balance is equal to the excess, if any, of the aggregate recourse liabilities of the Partnership over the aggregate amount of recourse Partnership debt with respect to which any Limited Partner has agreed to reimburse the Partnership pursuant to this Agreement or any binding written agreement in connection with a contribution of property to the Partnership or otherwise (with respect to each such Limited Partner, the “Reimbursement Amount” and with respect to all such Limited Partners, the “Aggregate Reimbursement Amount”);

(8)                                  Eighth, to the Limited Partners who have agreed to reimburse the Partnership with respect to any amount of recourse debt referred to in (5) above, in proportion to each such Limited Partner’s Reimbursement Amount until the aggregate amount allocated pursuant to this 6.1.B(8) is equal to the Aggregate Reimbursement Amount; and

(9)                                  Thereafter, all Net Losses in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner.

C.                                     For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective interests in Partnership profits, as determined by the General Partner in its reasonable discretion after taking into account all relevant facts and circumstances.  The General Partner shall use its good faith efforts to allocate such Nonrecourse

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Liabilities of the Partnership to Partners that have “negative tax capital accounts” in proportion to and to the extent of each such Partner’s respective negative tax capital account if the General Partner determines, in its sole and absolute discretion, that such allocation is in accordance with the Partners’ interests in Partnership profits or is otherwise allowable under Regulations Section 1.752-3(a)(3) and that such allocation does not adversely affect any other Partner.

D.                                    Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

Section 6.2                                      UBTI

A.                                   The allocations under Article 6 and Exhibit B of this Agreement are intended to meet the requirements of Code Section 514(c)(9)(E) and the regulations thereunder, and such allocations shall be adjusted, insofar as may be necessary in the judgment of the General Partner, to enable any Partner that is a Qualified Organization to qualify for the exemption under Code Section 514(c)(9) for UBTI attributable to any real property acquisition indebtedness of the Partnership.  To the extent that the Partnership determines, based on the advice of its professional tax advisors, that such allocations do not so comply, the General Partner shall make such other allocations as are necessary, in the judgment of such tax advisors, to ensure compliance, provided such other allocations do not materially distort the economic sharing arrangement of the Partnership as set forth in this Agreement.  If the allocations of any entity in which the Partnership invests and that is treated as a partnership for federal income tax purposes do not comply with the requirements of Code Section 514(c)(9)(E) and the Treasury Regulations thereunder, the items of income, gain, loss and deduction of such entity that are allocated to the Partnership shall be separately allocated from all other items of the Partnership in accordance with Section 1.514(c)-2(m)(2), Ex. (3) of the Treasury Regulations, provided such allocations do not materially distort the economic sharing arrangement of the Partnership as set forth in this Agreement.

B.                                     Each Partner hereby agrees to notify the Partnership promptly of any change or probable future change in circumstances that would cause it to become a Qualified Organization or, if already a Qualified Organization, would cause it to cease to be a Qualified Organization.

ARTICLE 7
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1.                                   Management

A.                                   Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership.  The General Partner may not be removed by the Limited Partners with or without cause.  In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are

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granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(1)                                  the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit Gables Trust (so long as Gables Trust qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its Partners such that Gables Trust can distribute to its shareholders amounts sufficient to permit Gables Trust to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidence of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

(2)                                  the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(3)                                  the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 7.3 hereof);

(4)                                  the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Partnership) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries and any other Person in which it has an equity investment;

(5)                                  the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership and any other Person in which it has an equity investment;

(6)                                  the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers,

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consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(7)                                  the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(8)                                  holding, managing, investing and reinvesting cash and other assets of the Partnership;

(9)                                  the collection and receipt of revenues and income of the Partnership;

(10)                            the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership, any division of the Partnership, or the General Partner (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer” of the Partnership, any division of the Partnership, or the General Partner), and agents, outside attorneys, accountants, consultants and contractors of the General Partner or the Partnership or any division of the Partnership, and the determination of their compensation and other terms of employment or hiring;

(11)                            the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

(12)                            the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

(13)                            the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute, resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(14)                            the undertaking of any action in connection with the Partnership’s direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(15)                            the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

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(16)                            the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(17)                            the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(18)                            the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person; and

(19)                            the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreement in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement.

B.                                     Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law.  The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C.                                     The General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

D.                                    The General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

E.                                      In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it.  The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of any action (or inaction) by the General Partner pursuant to its authority under this Agreement.

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Section 7.2.                                   Certificate of Limited Partnership

The General Partner has previously filed the Certificate with the Secretary of State of Delaware as required by the Act.  The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property.  To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property.  Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

Section 7.3.                                   Restrictions on General Partner Authority

A.                                   The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of Limited Partners holding 66-2/3% or more of the Percentage Interests of the Limited Partners (excluding Limited Partner Interests held by Gables Trust and the General Partner) (or such other percentage of the Limited Partners as may be specifically provided for under a provision of this Agreement).

B.                                     Except as provided in Article 13 hereof, the General Partner may not sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) without the Consent of Limited Partners holding 75% or more of the Percentage Interests of the Limited Partners (including Limited Partnership Interests held by Gables Trust and the General Partner, but not including any interest on account of the Preferred Units).

Section 7.4.                                   Reimbursement of the General Partner; Compensation to Promote Partner and Affiliates for Services

A.                                   Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

B.                                     The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that it and/or Gables Trust incurs relating to the ownership and operation of, or for the benefit of, the Partnership; provided that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted in Section 7.5.A.  The Limited

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Partners acknowledge that, for purposes of this Section 7.4.B, all expenses of the General Partner are deemed incurred for the benefit of the Partnership.  Such reimbursements shall be in addition to any reimbursement to the General Partner and/or Gables Trust as a result of indemnification pursuant to Section 7.7 hereof.

C.                                     Subject to Section 8.10, the General Partner, the Promote Partner or their respective Affiliates may be paid (i) management fees not exceeding two percent (2%) of equity, or an equivalent amount determined by reference to income or cash flow, (ii) property disposition fees of not more than $300,000 per property, (iii) equity commitment fees of four percent (4%) of equity committed by Lehman Brothers Holdings Inc. (“LBHI”) or its Affiliates and ING Clarion Partners LLC (“Clarion”) and its Affiliates with respect to the financing of the mergers and other transactions under the Merger Agreement.  In addition, the General Partner and its Affiliates shall be reimbursed for all costs and expenses paid or incurred in connection with the financing of the mergers and other transactions under the Merger Agreement, including all amounts paid to or incurred with respect to the Lenders and customary investment banking fees paid to or incurred by LBHI and its Affiliates.  In addition to certain of the fees expressly provided for in this Section 7.4.C to be paid to the Promote Partner for the services of the Promote Partner and certain of its Affiliates as described herein, the Promote Partner is hereby given, in consideration for such services, the interests in the future “profits” of the Partnership provided for in Sections 6.1.A(9) and 5.1.A(2) hereof, it being understood that the Promote Partner is not providing any services or receiving any compensation provided by or received by the Lenders.

D.                                    In addition, all costs and expenses incurred in connection with the financing of the Partnership Merger, the merger of Gables Trust and other transactions under the Merger Agreement, including debt commitment fees and customary investment banking fees, shall be deemed to be for the account and benefit of the Partnership and, if and to the extent paid by the General Partner or its Affiliates, shall be reimbursed by the Partnership in cash at the Effective Time or as promptly thereafter as practicable.

Section 7.5.                                   Outside Activities of the General Partner, Gables Trust and Parent

A.                                   The General Partner shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner or Limited Partner and the management of the business of the Partnership, and such activities as are incidental thereto.  The assets of the General Partner shall be limited to Partnership Interests.  The General Partner shall not hold any assets other than Partnership Interests as a General Partner or Limited Partner, and other than such bank accounts or similar instruments or accounts as it deems necessary to carry out its responsibilities contemplated under this Agreement and its organizational documents.  The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

B.                                     The General Partner shall not issue at any time any capital stock (whether voting or non-voting or common or preferred) or any evidence of indebtedness except to Gables Trust.

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C.                                     Nothing in this Agreement shall prevent Gables Trust, LBHI, Parent or any of their Affiliates (other than the General Partner) from conducting any business or activities, whether or not such business or activities are directly competitive with the business of the Partnership.

Section 7.6.                                   Contracts with Affiliates

A.                                   The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner.  The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

B.                                     Except as provided in Section 7.5.A, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

C.                                     Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.  The Partners expressly acknowledge that Affiliates of LBHI are providing financing to the Partnership (the “Lenders”) and that Lenders’ Affiliates are owners of equity interests, directly or indirectly, in the General Partner and the Promote Partner (“LBHI Equity Affiliates”).  Notwithstanding any common ownership or affiliation between any Lender and the LBHI Equity Affiliates: (i) Lenders, on the one hand, and the LBHI Equity Affiliates, on the other hand, are separate and distinct legal entities with different investment goals and objectives; (ii) Lenders may exercise all the rights, privileges and benefits of the holder of any such indebtedness and enforce all remedies and other provisions under the applicable document evidencing or describing such financing without regard to the fact that the LBHI Equity Affiliates may hold a direct or indirect interest in the General Partner; and (iii) to the maximum extent permitted by applicable law, (A) the Partners waive any claims that Partners or the Partnership may have against Lenders arising solely by reason of the fact that LBHI Equity Affiliates may hold a direct or indirect interest in the General Partner (but not waiving any claims by reason of a Lender’s capacity as lender) and (B) the Partners waive any claim that the Partners or the Partnership may have against the LBHI Equity Affiliates and the General Partner arising solely by reason of the fact that Lenders are making or holding the indebtedness evidencing such financing (but not waiving any claims arising by reason of LBHI Equity Affiliates’ capacity as direct or indirect Partners or Affiliates of Partners of the Partnership).  Notwithstanding anything to the contrary contained in this Agreement, the General Partner shall have the sole right, power and authority to act on behalf of the Partnership in connection with the exercise or enforcement of any rights or remedies that the Partnership or any Subsidiaries may have under the documents evidencing the financing against LBHI or any Affiliate thereof or providing such financing or Lenders.

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D.                                    The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans, stock or partnership interest option plans, shared appreciation rights, equity appreciation plans and similar plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership’s Subsidiaries.

E.                                      The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.7.                                   Indemnification

A.                                   The Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership, the General Partner or Gables Trust as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:  (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (ii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.  Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness.  The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A with respect to the subject matter of such proceeding.  The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A.  Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7.

B.                                     Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the

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Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A. has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C.                                     The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnities is indemnified.

D.                                    The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E.                                      For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

F.                                      In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

G.                                     An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H.                                    The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.  Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

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Section 7.8.                                   Liability of the General Partner

A.                                   Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor Gables Trust shall be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

B.                                     The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, Gables Trust, and the direct or indirect shareholders of Gables Trust collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees from sales of properties, refinancing of debt, or any other actions) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that neither the General Partner nor Gables Trust shall be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith pursuant to its authority under this Agreement.

C.                                     Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents.  Neither the General Partner nor Gables Trust shall be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

D.                                    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9.                                   Other Matters Concerning the General Partner

A.                                   The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B.                                     The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C.                                     The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact.  Each such attorney shall, to the extent provided by the General

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Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

D.                                    Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of Gables Trust to continue to qualify as a REIT or (ii) to avoid Gables Trust incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10.                             Title to Partnership Assets

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner.  The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11.                             Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially.  Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing.  In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or

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instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1.                                   Limitation of Liability

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.4 hereof, or under the Act.

Section 8.2.                                   Management of Business

No Limited Partner or Assignee (other than the General Partner or any officer, director, employee, partner, agent or trustee of the General Partner or the Partnership, in his, her, or its capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.  The transaction of any such business by the General Partner or any officer, director, employee, partner, agent or trustee of the General Partner or the Partnership, in his, her, or its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.  Notwithstanding anything to the contrary provided herein, the Promote Partner and its Affiliates shall provide the management services and property disposition services set forth in Section 7.4(c), the provision of which services shall not affect the limitation on liability of the Promote Partner in accordance with Section 8.1 or constitute “taking part in the operation, management or control” of the Partnership’s business within the meaning of the Act.

Section 8.3.                                   Outside Activities of Limited Partners

Subject to any agreements entered into pursuant to Section 7.6.E hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner (including the Promote Partner and Gables Trust) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner (including the Promote Partner and Gables Trust) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership.  Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.  None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

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Section 8.4.                                   Return of Capital

Except pursuant to the right of redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein.  Except to the extent provided by Exhibit C hereof or as permitted by Section 4.2.A, or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5.                                   Rights of Limited Partners Relating to the Partnership

A.            In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense (including such copying and administrative charges as the General Partner may establish from time to time):

(1)         to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(2)         to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(3)         to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(4)         to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

B.            Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or is business or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

Section 8.6.                                   Redemption Right

A.            Subject to Sections 8.6.B and 8.6.C, at or after the Effective Time and prior to the fourth anniversary of the Effective Time, each holder of Class A Common Units shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of their Class A Common Units at a redemption price equal to and in the

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form of the Redemption Amount to be paid by the Partnership.  The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the “Redeeming Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if Gables Trust and/or the General Partner elects to purchase the Class A Common Units subject to the Notice of Redemption pursuant to Section 8.6.B.  A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Class A Common Units or, if such Limited Partner holds less than one thousand (1,000) Class A Common Units, all of the Class A Common Units held by such Partner.  The Redeeming Partner shall have no right, with respect to any Class A Common Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date (except to the extent such Redemption is not actually consummated on such date).  The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee.  In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Redemption Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

B.            Notwithstanding the provisions of Section 8.6.A, a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Class A Common Units described in the Notice of Redemption to the General Partner and Gables Trust, and either of the General Partner or Gables Trust (or both) may, in its sole and absolute discretion, elect to purchase directly and acquire such Class A Common Units by paying to the Redeeming Partner the Redemption Amount, as elected by the General Partner or Gables Trust (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner or Gables Trust shall acquire the Class A Common Units offered for redemption by the Redeeming Partner, the Class A Common Units so acquired shall automatically be converted into a like number of Class B Common Units, and the General Partner or Gables Trust, as the case may be, shall be treated for all purposes of this Agreement as the owner of such Class B Common Units.  If the General Partner and/or Gables Trust shall elect to exercise its right to purchase Class A Common Units under this Section 8.6.B with respect to a Notice of Redemption, they shall so notify the Redeeming Partner within five Business Days after the receipt by the General Partner of such Notice of Redemption.  Unless the General Partner and/or Gables Trust (in its sole and absolute discretion) shall exercise its right to purchase Class A Common Units from the Redeeming Partner pursuant to this Section 8.6.B, neither the General Partner nor Gables Trust shall have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner’s exercise of the Redemption Right.  In the event the General Partner or Gables Trust shall exercise its right to purchase Partnership Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.6.B, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner or Gables Trust, as the case may be, shall treat the transaction between the General Partner or Gables Trust, as the case may be, and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner’s Partnership Units to the General Partner or Gables Trust, as the case may be.

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C.            In connection with a redemption by Gables Trust of any or all of Gables Trust Series C-1 Preferred Shares, the General Partner shall have the right to cause the Partnership to redeem all or a portion of the Series C-1 Preferred Units that Gables Trust and/or the General Partner holds, and such redemption proceeds shall be distributed to Gables Trust and/or the General Partner, as applicable, pursuant to the provisions of Section 5.1.C.

D.            In connection with a redemption by Gables Trust of any or all of the Gables Trust Series D Preferred Shares, the General Partner shall have the right to cause the Partnership to redeem all or a portion of the Series D Preferred Units that Gables Trust and/or the General Partner holds, and such redemption proceeds shall be distributed to Gables Trust and/or the General Partner, as applicable, pursuant to the provisions of Section 5.1.C.

E.             In connection with a redemption by Gables Trust of any or all of the Gables Trust Series Z Preferred Shares, the General Partner shall have the right to cause the Partnership to redeem all or a portion of the Series Z Preferred Units that the Gables Trust and/or the General Partner holds, and such redemption proceeds shall be distributed to the Augusta Trust and/or the General Partner, as applicable, pursuant to the provisions of Section 5.1.D.

F.                                      (1)           If at any time the General Partner and Gables Trust propose to sell a majority of their collective Class B Common Units to any Person other than an Affiliate of the General Partner for consideration per unit having an aggregate value in excess of the aggregate amount that would be payable for each Class B Common Unit if such units were redeemed at the Redemption Amount then in effect, the Limited Partners (other than Gables Trust and the General Partner) shall have the right, at the election of the General Partner, in its sole discretion, to either (i) have all or part of their Class A Common Units redeemed by the Partnership (the “Tag-Along Redemption Right”) in cash for an amount per Class A Common Unit equal to the fair value of the consideration paid by such Person for each such Class B Common Unit (the “Tag-Along Redemption Amount”) upon consummation of such sale or (ii) sell all or part of their Class A Common Units to the proposed purchaser of the Class B Common Units for the same price and on the same terms as the General Partner or Gables Trust (the “Tag-Along Sale Right”), in each case subject to reduction pursuant to Section 8.8.

At least 30 days prior to the proposed closing date of the sale of the Class B Common Units, the General Partner will give written notice to the Limited Partners of the proposed sale, providing a summary of terms and conditions thereof and advising the Limited Partners whether the General Partner has elected to provide the Limited Partners with the Tag-Along Redemption Right or the Tag-Along Sale Right.  If the Limited Partners are provided the Tag-Along Redemption Right, the redemption shall be conditioned upon the closing of the sale of the General Partner’s and Gables Trust’s Class B Common Units to the third-party purchaser.  Each Limited Partner may exercise its Tag-Along Redemption Right or Tag-Along Sale Right by delivering a written notice to the General Partner, within 15 days of receipt of the General Partner’s notice, stating the number of Class A Common Units that such Limited Partner wishes redeemed or sold, as applicable, and including with the notice the certificate or certificates representing the Class A Common Units and a limited power of attorney authorizing the

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transfer of such Class A Common Units on the terms set forth in the notice.  The General Partner may condition the Limited Partners’ participation in the redemption or the sale upon the Limited Partners’ execution and delivery of required agreements, instruments of transfer, or other documents determined in good faith by the General Partner to be necessary or appropriate to effect the sale or transfer; provided that no Limited Partner shall be required to make any representations or warranties in connection with such transfer other than as to (i) ownership of Class A Common Units free and clear of all liens, claims and encumbrances, (ii) such Limited Partner’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as reasonably required.  Delivery of the notice with such certificate or certificates and limited power of attorney shall constitute an irrevocable acceptance of the offer by the Limited Partner.  If the third-party sale does not occur, the documents shall be promptly returned to the Limited Partner.  Notwithstanding anything to the contrary herein, if a Limited Partner fails to notify the General Partner within 15 days after the notice given by the General Partner pursuant hereto, it shall be deemed to have irrevocably waived its rights with respect to such sale, in each case subject to Section 8.8.

If a Limited Partner gives written notice indicating that it desires to participate in the redemption or sale, as the case may be, (i) if the Tag-Along Redemption Right is provided, the Partnership shall redeem that number of Class A Common Units specified in the Limited Partner’s acceptance notice for the Tag-Along Redemption Amount simultaneously with the closing of the sale of Gable Trust’s and the General Partner’s sale of Class B Common Units to the third-party purchaser, or (ii) if the Tag-Along Sale Right is provided, the Person acquiring the Class B Common Units (or an Affiliate of such Person) shall purchase the Class A Common Units specified in the Limited Partner’s acceptance notice, which Class A Common Units shall automatically, without any further action on the part of the Limited Partner, convert into Class B Common Units upon the closing of the sale to the third-party purchaser, for the same price and on the same terms as those given to the General Partner and Gables Trust, in each case simultaneously with the closing of the General Partner’s and Gables Trust’s sale of Class B Common Units to the third-party purchaser.

(2)         If at any time the Parent and its Affiliates propose to sell a majority of their shares of common stock in Gables Trust, other than in connection with the initial syndication to equity investors of interests in Parent occurring at any time, to any Person other than an Affiliate of the General Partner, for consideration per share having an aggregate value in excess of the aggregate amount that would be payable for each Class B Common Unit if such unit were redeemed at the Redemption Amount then in effect, the Tag-Along Redemption Right shall apply to such sale and the Limited Partners (other than Gables Trust) shall have the right to have all or part of their Class A Common Units redeemed by the Partnership in cash for an amount per Class A Common Unit equal to the Tag-Along Redemption Amount, subject to reduction pursuant to Section 8.8, upon consummation of such sale.

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At least 30 days prior to the proposed closing date of the sale of the shares of common stock of Gables Trust, the General Partner will give written notice to the Limited Partners (other than Gables Trust) of the Tag-Along Redemption Right, providing a summary of the terms and conditions thereof.  The General Partner shall condition the redemption upon the closing of the sale of the Parent’s and its Affiliates’ shares of common stock of Gables Trust to the third-party purchaser.  Each Limited Partner may exercise its Tag-Along Redemption Right by delivering a written notice to the General Partner, within 15 days of receipt of the General Partner’s notice, stating the number of Class A Common Units that such Limited Partner wishes redeemed and including with the notice the certificate or certificates representing the Class A Common Units.  The General Partner may condition the Limited Partners’ participation in the redemption or the sale upon the Limited Partners’ execution and delivery of required agreements, instruments of transfer, or other documents determined in good faith by the General Partner to be necessary or appropriate to effect the sale or transfer; provided that no Limited Partner shall be required to make any representations or warranties in connection with such transfer other than as to (i) ownership of Class A Common Units free and clear of all liens, claims and encumbrances, (ii) such Limited Partner’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as reasonably required.  Delivery of the notice with such certificate or certificates shall constitute an irrevocable acceptance of the offer by the Limited Partner.  If the third-party sale does not occur, the documents shall be promptly returned to the Limited Partner.  Notwithstanding anything to the contrary herein, if a Limited Partner fails to notify the General Partner within 15 days after the notice given by the General Partner pursuant hereto, it shall be deemed to have irrevocably waived its rights with respect to such sale.  If a Limited Partner gives written notice indicating that it desires to exercise its Tag-Along Redemption Right, the Partnership shall redeem that number of Class A Common Units specified in the Limited Partner’s acceptance notice for the Tag-Along Redemption Amount simultaneously with the closing of the Parent’s and its Affiliates’ sale of shares of common stock of Gables Trust to the third-party purchaser, subject to Section 8.8.

Section 8.7.                                   Drag-Along Right

A.            In the event that the General Partner and Gables Trust, with respect to the Partnership, or the Parent and its Affiliates, with respect to Gables Trust, propose to (i) engage in a sale, transfer, merger or other disposition of a majority of their Class B Common Units in the Partnership or of a majority of their shares of common stock in Gables Trust, as the case may be (other than in connection with the initial syndication to equity investors of interests in Parent occurring at any time) or (ii) engage in a sale, transfer or other disposition of all or substantially all of the assets of the Partnership or Gables Trust (each of (i) and (ii) being referred to as a “Drag-Along Sale” and in each case to a Person other than an Affiliate of the General Partner), then the General Partner, Gables Trust, Parent, and their Affiliates, as the case may be, may require all, but not less than all, holders of Class A Common Units to participate in such Drag-Along Sale by selling or transferring all, but not less than all, of their Class A Common Units and/or voting their Class A Common Units in favor of such Drag-Along Sale.

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B.            At least 30 days prior to the proposed date of any Drag-Along Sale, the General Partner shall provide each Limited Partner written notice, which notice shall set forth: (i) the name of the proposed transferee in the Drag-Along Sale, (ii) the proposed amount of consideration to be delivered in respect of the securities or assets included in the Drag-Along Sale and the terms and conditions of payment offered by the proposed transferee (which consideration, terms and conditions shall be the same on a per-unit basis as given to the General Partner, Gables Trust, Parent, and their Affiliates, as the case may be, except that such consideration shall be subject to reduction pursuant to Section 8.8) and (iii) a statement that the General Partner, Gables Trust, Parent, and their Affiliates, as the case may be, intend to exercise their rights under this Section 8.7.  Upon receipt of such notice, each holder of Class A Common Units shall become obligated to sell, transfer or dispose of his Class A Common Units pursuant to the terms of, or vote his Class A Common Units in favor of, such Drag-Along Sale.  At the closing of the Drag-Along Sale, each holder of Class A Common Units shall deliver certificates for all Class A Common Units to be sold by such holder and a limited power of attorney authorizing the transfer of such Class A Common Units on the terms set forth in the notice; provided, that if a Limited Partner does not deliver such certificate or certificates or limited power of attorney, the certificate or certificates held by such Limited Partner shall automatically be cancelled and represent solely the right to the consideration received per unit (subject to Section 8.8) and subject to the same obligations as the other Limited Partners, including with respect to any indemnification of the purchaser.

C.            In furtherance of this Section 8.7, each Limited Partner hereby appoints the General Partner, with full power of substitution, as its true and lawful proxy and attorney-in-fact to vote any and all Class A Common Units held by such Limited Partner in accordance with the provisions of this Section 8.7.

D.            If the right to cause the holders of Class A Common Units pursuant to this Section 8.7 is exercised, Section 8.6 shall be inapplicable and the provisions of this Section 8.7 shall control.

Section 8.8.                                   Promote Payable Upon Certain Dispositions of Class A Common Units

Upon the exercise by a holder of Class A Common Units of Tag-Along Redemption Rights or Tag-Along Sale Rights, or the disposition of Class A Common Units pursuant to a Drag-Along Sale under Section 8.7 or the disposition of Class A Common Units in a merger involving the Partnership, the gross proceeds that would otherwise be received by the holder of such Class A Common Units shall be reduced by the amount that would hypothetically be distributed to the Promote Partner if the amount of such gross proceeds were the applicable Class A Common Unit holder’s tentative share of distributions pursuant to Section 5.1.A.2 and such tentative share was divided between such Class A Common Unit holder, on the one hand, and the Promote Partner, on the other hand, pursuant to the provisions of clauses (i) through (iv) Section 5.1.A(2) (taking into account all previous distributions pursuant to Section 5.1.A(2)).  An amount equal to such reduction shall be distributed or paid to the Promote Partner.  The General Partner shall implement payment procedures to give effect to this Section 8.8.

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Section 8.9.                                   Option of Class A Common LPs to Guarantee Debt.

If the Partnership and an existing holder that elects to receive any Class A Common Units in the Partnership Merger have entered into a special loss allocation and deficit restoration obligation (“DRO”) that is in effect immediately prior to the Effective Time, such DRO will continue in effect after the Effective Time, unless such Class A Common LP otherwise notifies the Partnership within 90 days prior to the Effective Time.  The DRO of any existing holder who does not elect to receive any Class A Common Units shall terminate as of the Effective Time.  In addition, each Class A Common LP shall be given the reasonable opportunity, prior to the Effective Time, to elect (at its option) either (x) to enter into a new DRO with respect to its Class A Common Units or (y) to enter into a guarantee or indemnity (“Guaranty Agreement”) on a “bottom dollar” basis (whether individually or as part of a group of partners) of either recourse indebtedness of the Partnership or non-recourse indebtedness of the Partnership secured by assets that initially shall have a gross fair market value equal to at least two and one half (2.5) times the aggregate amount of all “bottom dollar guarantees” of such indebtedness by other partners and at least 120% of the principal amount of indebtedness secured by such assets.  Each Guaranty Agreement shall remain in effect for the time that the debt guaranteed thereunder remains outstanding.  In the event that such debt is repaid or refinanced within four years of the closing of the Partnership Merger, the Partnership shall use commercially reasonable efforts to offer to the Unit holders who executed such Guaranty Agreements the opportunity to enter into replacement Guaranty Agreements on comparable terms and conditions for the balance of the four-year period following the closing of the Partnership Merger.  Neither the Partnership nor the General Partner nor its affiliates shall have any liability because a Guaranty Agreement is not effective to cause a Unit holder executing such Guaranty Agreement to be considered to be allocated debt for purposes of computing its basis in its Units for federal income tax purposes.  If and to the extent that debt is required to be guaranteed by the General Partner and/or its affiliates, the Guaranty Agreement shall include an undertaking to indemnify such guarantors on the same terms as the guaranteeing Unit holder would have had direct liability to the lender under such Guaranty Agreement.  The General Partner shall provide within a reasonable time after request such information as a Limited Partner may reasonably request regarding the nature and amount of debt allocated to such Partner for federal income tax purposes.

Section 8.10.                             Revision of Carried Interest to Promote Partner and Fees and Other Compensation to General Partner and Affiliates.

Section 5.1A(2) sets out a methodology under which the Promote Partner is entitled to a “carried interest” with respect to holders of Class A Common Units.  Section 6.1 sets forth allocation provisions consistent therewith.  Section 7.4C sets forth certain fees, expense reimbursements and other compensation (“Fees and Other Compensation”) which may be paid to the General Partner and its Affiliates.  The parties acknowledge that Affiliates of Clarion and LBHI will seek to raise equity capital from investors that will be invested, directly or indirectly, in part, in Gables Trust or its assets.  If any such investor (other than an Excluded Investor) that invests and/or commits to invest, within the one-year period commencing at the Effective Time, an amount equal to exactly $50 million (without regard to notional interest ) in such syndication (or if no such investor invests and/or commits to invest exactly $50 million, the investor making the next highest amount of investment or commitment in excess of $50 million but not in excess of $100 million, if any, in each case without regard to notional interest) obtains a Total

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Economic Package (without regard to notional interest) more favorable to such investor than the Total Economic Package provided to the holders of Class A Common Units under this Agreement, the General Partner, without the consent of the Limited Partners, shall unilaterally amend this Agreement to provide the Class A Common Units with a Total Economic Package determined by the General Partner which, per dollar of investment, is substantially equivalent to (but not necessarily the same as) the Total Economic Package provided to such syndication investor.  In this regard, the General Partner may conclusively rely upon (and shall not be subject to any claims or  causes of action of any kind based on such reliance) any third-party independent valuation opinion of the respective Total Economic Packages provided to the Class A Common Units (as same may be amended) and such syndication investor.  The General Partner may, in its discretion, elect to offer a Total Economic Package (the “Alternative Total Economic Package”) to the Class A Common LPs if, in the judgment of the General Partner, it is unclear whether the Alternative Total Economic Package is more favorable than the Total Economic Package provided to Class A Common LPs at such time (the “Existing Total Economic Package”).  In such case, the General Partner shall recommend to the Class A Common LPs either the Existing Total Economic Package or the Alternative Total Economic Package.  Upon the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the Class A Common LPs for either the Existing Total Economic Package or the Alternative Total Economic Package, the General Partner shall unilaterally amend this Agreement to provide the Class A Common LPs with such Total Economic Package.  If the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the Class A Common LPs for either the Existing Total Economic Package or the Alternative Total Economic Package is not obtained within 90 days after the recommendation of a Total Economic Package by the General Partner, the Total Economic Package recommended by the General Partner shall be the Total Economic Package provided to the Class A Common LPs, and the General Partner shall unilaterally amend this Agreement, if necessary, so to provide.  As used herein, “Total Economic Package” means all of the economic rights, benefits and obligations of a Person, including without limitation, the right to distributions and allocations, the obligation to pay “carried interest,” the entitlement to any “clawback” payment or similar arrangement, fees and other compensation set forth in Section 7.4.C and similar amounts and all costs borne directly or indirectly by such Person, but excluding (i) the consideration paid by the applicable investor and the value of any other assets owned by the Parent in addition to its indirect interest in the Partnership and (ii) any decision-making, veto or control rights. In determining the Total Economic Package, the General Partner shall (i) make such adjustments in good faith as are necessary to take into account the fact that the investors will make their investment in the Partnership, and may pay fees and other amounts, indirectly through one or more intermediary entities so that the Total Economic Package received by the Class A Common LPs shall be substantially equivalent to that received by the applicable third party investors and (ii) make determinations of economic rights, benefits and obligations based on the estimated value of the Partnership’s assets and liabilities as of the Effective Time.  As used herein, an “Excluded Investor” means any employee (or group of employees) of Clarion, LBHI and their Affiliates and any fund organized, arranged, managed or controlled by Clarion, LBHI or their Affiliates solely for the benefit of their respective employees.  For purposes of this paragraph, “notional interest” refers to an interest equivalent or similar amount that is paid by an investor to reflect the carrying cost of an investment (between the Effective Time and the date on which the capital contribution is actually made) and which is computed in a manner similar to the computation of interest.

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ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1.                                   Records and Accounting

The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof.  Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

Section 9.2.                                   Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

Section 9.3.                                   Reports

A.            As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner or Gables Trust if such statements are prepared solely on a consolidated basis with the General Partner or Gables Trust, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B.            As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner or Gables Trust, if such statements are prepared solely on a consolidated basis with the General Partner or Gables Trust, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

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ARTICLE 10
TAX MATTERS

Section 10.1.                             Preparation of Tax Returns

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

Section 10.2.                             Tax Elections

Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code.  The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3.                             Tax Matters Partner

A.            The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes.  Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

B.            The tax matters partner is authorized, but not required,

(1)         to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

(2)         in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims

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Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3)         to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4)         to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5)         to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account by a Partner for tax purposes, or an item affected by such item; and

(6)         to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

C.            The tax matters partner shall receive no compensation for its services.  All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership.  Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

Section 10.4.                             Withholding

Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code.  Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner.  Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner.  Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security

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interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4.  In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner.  Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan.  Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the greater of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points, and (ii) the Partnership’s current cost of financing, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.  Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE 11
TRANSFERS AND WITHDRAWALS

Section 11.1.                             Transfer

A.            The term “transfer” when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.  The term “transfer” when used in this Article 11 does not include any redemption of Partnership Interests by the Partnership from a Limited Partner or any acquisition of Partnership Units from a Limited Partner by the General Partner or Gables Trust pursuant to Section 8.6.

B.            No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11.  Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

Section 11.2.                             Transfer of General Partner’s Partnership Interest or Gables Trust’s Interest in the General Partner

A.            The General Partner may, without the consent of the Limited Partners (i) subject to Section 12.1, transfer all or any part of its General Partner Interests at any

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time and from time to time to one or more Persons, (ii) subject to Section 12.1, engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets or other similar transaction and (iii) subject to Section 11.2(b), withdraw as General Partner.

B.            The General Partner may not withdraw from the Partnership unless at least one other General Partner will become or continue as a General Partner of the Partnership immediately after such withdrawal, and such new or continuing General Partner assumes all of the obligations of the withdrawing General Partner.

Section 11.3.                             Limited Partners’ Rights to Transfer

A.            Subject to the provisions of Sections 11.3.C, 11.3.D, 11.3.E, and 11.4, a Limited Partner may transfer, with or without the consent of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner.  Any transfer by a Limited Partner of all or any portion of its Partnership Interest, including any pledge thereof, shall be expressly subject to the provisions of Section 8.7 so that such Partnership Interest may be sold in a Drag-Along Sale free and clear of the interest of any pledgee or other transferee.

B.            If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership.  The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C.            The General Partner may prohibit any transfer by a Limited Partner of its Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit.

D.            No transfer by a Limited Partner of its Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” with the meaning of Section 7704 of the Code.

E.             No transfer of any Partnership Units may be made if such transfer would require the Partnership to register as an investment company under the United States Investment Company Act of 1940, as amended.

Section 11.4.                             Substituted Limited Partners

A.            No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place.  The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a

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Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion.  The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

B.            A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

C.            Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

Section 11.5.                             Assignees

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement.  An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Losses, Recapture Income, and any other items, gain, loss deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted).  In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 11.6.                             General Provisions

A.            No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 or pursuant to redemption of all of its Partnership Units under Section 8.6.

B.            Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substitute Limited Partners.  Similarly, any Limited Partner who shall transfer all of its Partnership Units pursuant to a redemption of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.

C.            Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

D.            If any Partnership Interest is transferred or assigned during any quarterly segment of the Partnership’s fiscal year in compliance with the provisions of this Article 11 or redeemed

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or transferred pursuant to Section 8.6, or any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnerships year in accordance with Section 706(d) of the Code, using the interim closing of the books method.  Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a redemption occurs shall be allocated to the Redeeming Partner.  All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment, or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

ARTICLE 12
ADMISSION OF PARTNERS

Section 12.1.                             Admission of Successor General Partner

A successor to all of the General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer.  Any such transferee shall carry on the business of the Partnership without dissolution.  In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.  In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D hereof.

Section 12.2.                             Admission of Additional Limited Partners

A.            After the admission to the Partnership of the initial Limited Partners on January 26, 1994, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

B.            Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion.  The admission of any Person as an Additional Limited Partner shall become effective on the date

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upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

C.            If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method.  Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assigns including such Additional Limited Partner.  All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all of the Partners and Assignees including such Additional Limited Partner.

Section 12.3.                             Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

ARTICLE 13
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1.                             Dissolution

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement.  Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership.  The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):

A.            the expiration of its terms as provided in Section 2.5 hereof;

B.            an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

C.            from and after January 26, 1994 through December 31, 2053, an election to dissolve the Partnership made by the General Partner with the Consent of Partners holding 75%

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or more of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the General Partner and Gables Trust);

D.            on or after January 1, 2054 an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

E.             entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

F.             the sale of all or substantially all of the assets and properties of the Partnership; or

G.            a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

Section 13.2.                             Winding Up

A.            Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners.  No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs.  The General Partner or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

(1)         First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(2)         Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners;

(3)         Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner and Gables Trust; and

(4)         Fourth, to the Partners holding Series C-1 Preferred Units and Series D Preferred Units, each as a class, with respect to each such class, pro rata, in the ratio which the Series C-1 Liquidation Preference or the Series D Liquidation Preference, as applicable, bears to each other (each as defined below), and within each such class, pro rata, in proportion to the ratio in which each such Partner holds Series C-1 Preferred

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Units or Series D Preferred Units, as the case may be.  The Series C-1 Liquidation Preference shall mean an aggregate amount equal to the aggregate liquidation preference with respect to the Gables Trust Series C-1 Preferred Shares plus any accrued but unpaid dividends with respect to such shares (the “Series C-1 Liquidation Preference”) and the Series D Liquidation Preference shall mean an aggregate amount equal to the aggregate liquidation preference with respect to the Gables Trust Series D Preferred Shares plus any accrued but unpaid dividends with respect to such shares (the “Series D Liquidation Preference”);

(5)         Fifth, to the Partners holding Series Z Preferred Units, pro rata, in the ratio in which they hold such Units in an amount equal to the liquidation preference with respect to the Gables Trust Series Z Preferred Shares plus any accrued but unpaid dividends with respect to such shares; and

(6)         The balance, if any, to the General Partner and Limited Partners in accordance with their remaining Adjusted Capital Account balances, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

B.            Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation.  Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.  The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

C.            In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

(1)         distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership.  The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in

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the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

(2)         withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

Section 13.3.                             Compliance with Timing Requirements of Regulations

In the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).  If the General Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(3).  If any Limited Partner enters into a DRO, such agreement shall be incorporated herein for all purposes of this Agreement.

Section 13.4.                             Rights of Limited Partners

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership.  Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

Section 13.5.                             Notice of Dissolution

In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

Section 13.6.                             Termination of Partnership and Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

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Section 13.7.                             Reasonable Time for Winding-Up

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

Section 13.8.                             Waiver of Partition

Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE 14
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

Section 14.1.                             Amendments

A.            Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding twenty percent (20%) or more of the Partnership Interests (not including any interest on account of the Preferred Units).  Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners.  The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate.  For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner’s recommendation with respect to the proposal.  Except as provided in Section 7.3.A, 7.3.B, 13.1.C, 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the General Partner and Gables Trust, but not including any interest on account of the Preferred Units).

B.            Notwithstanding Section 14.1.A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)         to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)         to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

(3)         to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2.A hereof and make amendments in accordance with Section 4.2.B(5);

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(4)         to reflect a change that is of an inconsequential nature and is not reasonably likely to adversely affect the rights and obligations of Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

(5)         to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1.B is taken.

C.            Notwithstanding Section 14.1.A and 14.1.B hereof, this Agreement shall not be amended without the Consent of each Partner whose rights and obligations are reasonably likely to be adversely affected if such amendment would (i) convert a Limited Partner’s interest in the Partnership into a general partner interest, (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or Article 13, the allocations specified in Article 6 (except as permitted pursuant to Section 4.2, Section 8.10 and Section 14.1.B(3) hereof), or the rights of a Class A Common LP pursuant to Section 8.10, (iv) alter or modify Section 8.6, and the related definitions, in a manner adverse to such Partner, or (v) amend this Section 14.1.C.  Further, no amendment may alter the restrictions on the General Partner’s authority set forth in Section 7.3 without the Consent specified in that section.

D.            Notwithstanding Section 14.1.A or Section 14.1.B hereof, the General Partner shall not amend Sections 4.2, 6.1.C, 7.5, 7.6, 7.7, 8.7, 8.8, 8.9, 10.1, 11.2, 14.2 or 15.12 without the Consent of sixty-six and two-thirds percent (66 2/3%) of the Percentage Interests of the Class A Common LPs.

Section 14.2.                             Meetings of the Partners

A.            Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty percent (20%) or more of the Partnership Interests (not including any interest on account of the Preferred Units).  The call shall state the nature of the business to be transacted.  Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting.  Partners may vote in person or by proxy at such meeting.  Whenever the vote or Consent of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 14.1.A hereof.  Except as otherwise expressly provided in this Agreement, (i) the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partnership Interests held by Gables Trust and the General Partner), voting as a single class, shall control.

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B.            Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by 75% of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).  Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of 75% of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).  Such consent shall be filed with the General Partner.  An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C.            Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.  Every proxy must be signed by the Limited Partner or his attorney-in-fact.  No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of or written notice such revocation from the Limited Partner executing such proxy.

D.            Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

E.             The Series C-1 Preferred Units do not have any voting rights with respect to the Partnership, except that any action which would alter the economic rights or preferences of the Series C-1 Preferred Units in a manner which, if done with respect to the Gables Trust Series C-1 Preferred Shares would require a separate class vote of such shares, shall only be taken if such separate class of shares approves of such action by a vote taken in accordance with applicable law.

F.             The Series D Preferred Units do not have any voting rights with respect to the Partnership, except that any action which would alter the economic rights or preferences of the Series D Preferred Units in a manner which, if done with respect to the Gables Trust Series D Preferred Shares would require a separate class vote of such shares, shall only be taken if such separate class of shares approves of such action by a vote taken in accordance with applicable law.

G.            The Series Z Preferred Units do not have any voting rights with respect to the Partnership, except that any action which would alter the economic rights or preferences of the Series Z Preferred Units in a manner which, if done with respect to the Gables Trust Series Z Preferred Shares would require a separate class vote of such shares, shall only be taken if such separate class of shares approves of such action by a vote taken in accordance with applicable law.

H.            Except as otherwise expressly provided in this Agreement, neither the holders of the Class A Common Units nor the holders of Class B Common Units shall be entitled to vote as a separate class on any matter or have a right to consent with respect to any matter requiring the vote or consent of the Partners under this Agreement, including with respect to a merger or sale of all or substantially all of the assets of the Partnership, unless the resolution of such matter is reasonably likely to have a material adverse effect on the rights and obligations of such holders as a class.  Nothing contained in the “unless” clause of the preceding sentence shall be deemed to restrict or limit in any way the exercise of any rights granted to the General Partner, Gables Trust or any of their Affiliates under any provision of this Agreement and, further, the provisions of such clause shall not apply to the exercise by the General Partner, Gables Trust, or any of their Affiliates of their right to effect any transaction pursuant to Section 8.7.

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ARTICLE 15
GENERAL PROVISIONS

Section 15.1.                             Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

Section 15.2.                             Titles and Captions

All article or section titles or captions in this Agreement are for convenience only.  They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.  Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3.                             Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4.                             Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5.                             Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

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Section 15.6.                             Creditors

Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 15.7.                             Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8.                             Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9.                             Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.10.                       Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11.                       Entire Agreement

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes the Prior Agreement and any other prior written or oral understandings or agreements among them with respect thereto.

Section 15.12.                       Guaranty by the Parent

Parent unconditionally and irrevocably guarantees to the Limited Partners the performance by the General Partner of the General Partner’s obligations under this agreement and the Partnership’s obligations under Section 8.6.  This guarantee is exclusively for the benefit of the Limited Partners and shall not extend to the benefit any creditor of the Partnership.

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IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Agreement of Limited Partnership as of the date first written above.

GENERAL PARTNER:

Gables GP, Inc.

By:
Name:
Title:

PARENT

By:
Name
Title:

THE LIMITED PARTNERS:

By:
Name
Title:

[To Be Completed After Elections]

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EXHIBIT A

PARTNERS CONTRIBUTIONS AND PARTNERSHIP INTERESTS

[MAINTAINED IN COMPANY’S FILES]

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EXHIBIT B

CAPITAL ACCOUNT MAINTENANCE

1.             Capital Accounts of the Partners

A.            The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv).  Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.A of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.B of the Agreement and Exhibit C hereof.

B.            For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(1)                                  Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners’ Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(4).

(2)                                  The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(3)                                  Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

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(4)                                  In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(5)                                  In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(6)                                  Any items specifically allocated under Section 2 of Exhibit C hereof shall not be taken into account.

C.            A transferee (including an Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

D.

(1)           Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Value of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

(2)                                  Such adjustments shall be made as of the following times:  (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

(3)                                  In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

(4)                                  In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 13 of the Agreement, shall be determined and allocated by the

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Liquidator using such reasonable methods of valuation as it may adopt.  The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

E.             The provisions of this Agreement (including this Exhibit B and other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the General Partner shall determine that it is prudent to modify (i) the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed or (ii) the manner in which items are allocated among the Partners for federal income tax purposes in order to comply with such Regulations or to comply with Section 704(c) of the Code, the General Partner may make such modification without regard to Article 14 of the Agreement, provided that it is not reasonably likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of the Agreement upon the dissolution of the Partnership.  The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).  In addition, the General Partner may adopt and employ such methods and procedures for (i) the maintenance of  book and tax capital accounts, (ii) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code, (iii) the determination of Net Income, Net Loss, taxable income, taxable loss and items thereof under this Agreement and pursuant to the Code, (iv) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (v) the allocation of asset value and tax basis, and (vi) conventions for the determination of cost recovery, depreciation and amortization deductions, as it determines in its sole discretion are necessary or appropriate to execute the provisions of this Agreement and to comply with federal and state tax laws.

2.             No Interest

No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners’ Capital Accounts.

3.             No Withdrawal

No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 7 and 13 of the Agreement.

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EXHIBIT C

SPECIAL ALLOCATION RULES

1.             Special Allocation Rules

Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

A.            Minimum Gain Chargeback.  Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6).  This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.  Solely for purposes of this Section 1.A, each Partner’s Adjusted Capital Account Deficit after any allocations made under this Section 1.A shall be determined prior to any other allocations pursuant to Section 6.1 during such Partnership taxable year.

B.            Partner Minimum Gain Chargeback.  Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.702-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4).  This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.  Solely for purposes of this Section 1.B, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership taxable year, other than allocations pursuant to Section 1.A hereof.

C.            Qualified Income Offset.  In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership taxable year)

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shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

D.            Nonrecourse Deductions.  Nonrecourse Deductions for any Partnership taxable year shall be allocated to the Partners in accordance with their respective Percentage Interests.  If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio for such Partnership taxable year which would satisfy such requirements.

E.             Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions for any Partnership taxable year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

F.             Code Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

G.            Curative Allocations.  The allocations set forth in Section 1.A through F of this Exhibit C (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations under section 704(b) of the Code.  The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions.  Accordingly, the General Partner is hereby authorized to divide other allocations of income, gain, deduction and loss among the Partners so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions will be divided among the Partners.  In general, the Partners anticipate that this will be accomplished by specially allocating other items of income, gain, loss and deduction among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each person is zero.  However, the General Partner will have discretion to accomplish this result in any reasonable manner; provided, however, that no allocation pursuant to this Section 1.G shall cause the Partnership to fail to comply with the requirements of Regulations sections 1.704-1(b)(2)(ii) (d), -2(e) or -2(i).

H.            Certain Disproportionate Allocations.  In the event taxes are imposed upon the Partnership by any state or local taxing authority in connection with the ownership, operation, sale or disposition of any of the Partnership’s businesses or properties and the General Partner determines in its reasonable discretion that such expenses are properly borne by the Partners in a manner which is other than in proportion to their respective Percentage Interests, then, notwithstanding anything to the contrary in this Agreement, items of deduction and loss in such fiscal year (and, to the extent necessary, succeeding fiscal years) shall be specially allocated

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among the Partners in the same amount and ratio in which the General Partner withholds distributions from Partners pursuant to the provisions of Section 10.4 in connection with such expenses.  This Section 1.H shall be effective with respect to all fiscal years after the fiscal year ended December 31, 1999.

2.             Allocations for Tax Purposes

A.            Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

B.            In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

(1)	(a)

In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code and the Regulations thereunder to take into account the variation between the Carrying Value of such property and its adjusted basis at the time of contribution; and

(b)

any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(2)	(a)	In the case of an Adjusted Property, such items shall

(1)           first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code and the Regulations thereunder to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B, and

(2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and

(b)

any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

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(3)           all other items of income, gain, loss and deduction shall be allocated among the Partners the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

C.            To the extent that the Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit the Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners; provided, however, that the General Partner will elect the “traditional method” under Section 704(c) of the Code with respect to property contributed or revalued at or before the Effective Time.

3.             No Withdrawal

No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 8 and 13 of the Agreement.

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EXHIBIT D

VALUE OF CONTRIBUTED PROPERTY

Underlying Property	704(c) Value	Agreed Value

[Intentionally Left Blank]

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EXHIBIT E

NOTICE OF REDEMPTION

The undersigned Limited Partner hereby irrevocably (i) redeems                Class A Common Limited Partnership Units in Gables Realty Limited Partnership in accordance with the terms of the Eighth Amended and Restated Agreement of Limited Partnership of Gables Realty Limited Partnership and the Redemption Right referred to therein, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, and (iii) directs that the cash amount deliverable upon exercise of the Redemption Right be delivered to the address specified below.  The undersigned hereby, represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Limited Partnership Units, free and clear of the rights or interests of any other person or entity, (b) has the full right, power, and authority to redeem and surrender such Limited Partnership Units as provided herein, and (c) has obtained the consent or approval of all person or entities, if any, having the right to consent or approve such redemption and surrender.

Dated:

Name of Limited Partner:
Please Print

(Signature of Limited Partner)

(Street Address)

		(City)	(State)	(Zip Code)

Signature Witnessed by:

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